As filed with the Securities and Exchange Commission on August 4, 2021

Registration No. 333-258273

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MGT CAPITAL INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	7374	13–4148725
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

150 Fayetteville Street, Suite 1110

Raleigh, NC 27601

(914) 630-7430

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Robert B. Ladd

President of MGT Capital Investments, Inc.

150 Fayetteville Street, Suite 1110

Raleigh, NC 27601

(914) 630-7430

(Name, address, including zip code, and telephone number

including area code, of agent for service)

With copies to:

Michael D. Harris, Esq.

Brian S. Bernstein, Esq.

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Blvd., Suite 305

Palm Beach Gardens, FL 33410

(561) 686-3307

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY STATEMENT

This Amendment No. 1 is being filed solely to include the delaying amendment (above) which was inadvertently omitted from the Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 4, 2021

MGT Capital Investments, Inc.

PROSPECTUS

35,385,704 Shares of common stock

This prospectus relates to the sale of up to 35,385,704 shares of our common stock which may be offered by the selling stockholder, Streeterville Capital, LLC which we refer to as “Streeterville.” The shares of common stock being offered by the selling stockholder are issued and outstanding and were issued to Streeterville pursuant to a Securities Purchase Agreement dated July 21, 2021. See “The Streeterville Transaction” on page 43 for a description of the Securities Purchase Agreement. Also, please refer to “Selling Stockholder” beginning on page 42. Such registration does not mean that Streeterville will actually offer or sell any of these shares. We will not receive any proceeds from the sales of the above shares of our common stock by the selling stockholder.

Our common stock trades on the OTC Markets, Inc., or OTCQB, under the symbol “MGTI”. On July 28, 2021, the last reported sale price for our common stock on the OTCQB was $0.0425 per share.

The common stock offered in this prospectus involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus to read about factors you should consider before buying shares of our common stock.

As of July 28, 2021, the Company had 583,470,903 shares of common stock outstanding of which 2,359,334 shares were held by affiliates.

The selling stockholder is an “underwriter” within the meaning of the Securities Act of 1933. The selling stockholder is offering these shares of common stock. The selling stockholder may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling stockholder will receive all proceeds from the sale of the common stock. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August ____, 2021

*Dollar amounts throughout this prospectus are displayed in thousands, except for per share amounts. Bitcoin prices are displayed in thousands.

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The selling stockholder is not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully including the section entitled “Risk Factors” before making an investment decision. MGT Capital Investments, Inc., is referred to throughout this prospectus as “MGT,” “we,” “our” or “us.”

Our Business

We are a cryptocurrency mining company focused on mining Bitcoin. We seek to acquire Bitcoin by employing specialized computers referred to as “miners” which are designed to solve complex computer algorithms to mine for Bitcoin, a digital asset (also known as a cryptocurrency), which is issued by and transmitted through an open source, decentralized system collectively maintained by a peer-to-peer network of user nodes. Bitcoin is given a dollar value by the marketplace, similar to a security, however unlike many forms of securities it can also be used directly on some platforms to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates of exchange determined by market forces on Bitcoin trading platforms.

We currently have a total of 630 miners which have been deployed at our Company-owned and operated mining facility located at LaFayette, Georgia. These miners are used to solve complex cryptographic computer algorithms. In exchange for solving these algorithms, we are rewarded a number or portion of Bitcoin. Bitcoin mining to solve these algorithms exists to support what is called the Bitcoin “blockchain,” which is a decentralized transaction ledger that allows for permanent tracing of computerized transactions in Bitcoin. Because Bitcoin mining is subject to a “first-to-finish” reward model, meaning that the first miner to solve an algorithm is the only miner to receive a Bitcoin reward, we engage in an arrangement with third parties called pooling, in which we agree to share Bitcoin rewards with other Bitcoin mining enterprises on a pro rata basis based on the computing power each participant contributed to the particular algorithm, or “block” that was solved. Pooling is a common practice among Bitcoin mining enterprises because it mitigates some of the risk of expending considerable costs and resources without being rewarded for extended periods of time.

Bitcoin Mining and Selling

The Company mines and sells or hold Bitcoin using its miners. The market is rapidly evolving and there can be no assurances that we will be competitive with industry participants that have or may have greater resources than us. We face competition from better capitalized Bitcoin mining companies, more diversified participants in the cryptocurrency space, and a variety of market participants generally, many of which are not currently known to us because information about them is not publicly available. Additionally, the regulatory environment we will face remains uncertain, as governmental authorities continue to consider the appropriate means and extent of regulation of the cryptocurrency industry.

Corporate Information

We are a Delaware corporation. Our principal executive offices are located at 150 Fayetteville Street, Suite 1110, Raleigh, North Carolina 27601. Our phone number is (914) 630–7430 and our website can be found at www.mgtci.com. The information on our website is not incorporated into this prospectus.

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THE OFFERING

Common stock outstanding prior to the offering:	583,470,903 shares

Common stock offered by the selling stockholder:	35,385,704 shares

Common stock outstanding immediately following the offering:	583,470,903 shares

Use of proceeds:	We will not receive any proceeds from the sale of the shares of common stock.

Risk Factors:	See “Risk Factors” beginning on page 4 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Stock Symbol:	“MGTI”

The number of shares of common stock to be outstanding prior to and after this offering excludes:

●	a total of 5,102,586 shares of common stock reserved for future issuance under our 2016 Stock Plan;
●	a total of 35,385,704 shares of common stock issuable upon the exercise of warrants; and
●	a total of 32,821,239 shares of common stock issuable upon the conversion of notes.

The Offering

On July 21, 2021, we entered into a Securities Purchase Agreement with Streeterville (the “Purchase Agreement”) pursuant to which the Company issued Streeterville 35,385,704 shares of common stock and 35,385,704 five-year warrants which are exercisable at $0.05 per share. The warrants are not being registered hereunder. Pursuant to the terms of the Purchase Agreement, we have filed the registration statement of which this prospectus is a part (the “Registration Statement”) to register for resale under the Securities Act of 1933 (the “Securities Act”) the shares of common stock issued to Streeterville.

Affiliated Loans

On March 5, 2021, we entered into a Securities Purchase Agreement with Bucktown Capital, LLC, an entity controlled by Mr. John Fife who also controls Streeterville. Pursuant to the Securities Purchase Agreement, the Company issued Bucktown a Convertible Promissory Note in the principal amount of $13,210 (the “Note”). The Note carries an original issue discount (“OID”) of $2,200, which means that if it is fully funded, the Company would borrow $11,000 and would owe $13,200. The Note bears interest at a rate of 8% per annum and matures March 5, 2022, subject to a 30-day extension at Bucktown’s option.

Under the Note, we may draw funds up to $11,000 in seven Tranches which may be funded if certain conditions are satisfied (except for the first Tranche of $1,000 which has already been funded). The conditions for funding each Tranche, other than the final Tranche, are generally that a registration statement registering the shares of the applicable Tranche is effective and subject to certain minimum conversion prices.

Bucktown can convert all or any portion of the principal of the Note equal to the principal of the funded Tranches, including accrued interest, into shares of the Company’s common stock at a conversion price equal to the greater of (i) 70% of the lowest traded price for a share of common stock during the ten Trading Days immediately preceding the applicable conversion, and (ii) $0.04 per share. Bucktown’s right to convert commences the earlier of (a) the effective date of a registration statement covering the shares underlying the Note, and (b) September 5, 2021.

As a result of the Company failing to meet certain registration requirements under the Note, the outstanding balance of the Note was automatically increased by 5%. Further, in such event, for each 30 days thereafter (August 2, 2021 being the next trigger date) up to an additional three times that the Registration Statement is not effective, the outstanding balance of the Note will automatically be increased by an additional 5%.

Prior to the issuance of the Note, on December 8, 2020 the Company issued Bucktown a convertible promissory note in the principal amount of $230 (the “Prior Note”). The Prior Note had an OID of $25 plus $5 in transaction expenses which the Company agreed to pay, such that the Company received $200 under the Prior Note. The Prior Note bears interest at a rate of 8% per annum and matures in December 8, 2021. The principal and accrued interest on the Prior Note is convertible into shares of the Company’s common stock at a conversion price equal to 70% of the lowest trade price per share of common stock during the 10 Trading Days immediately preceding the applicable conversion. On June 15, 2021 and July 27, 2021, Bucktown converted $120 and $121, respectively, of principal of the Prior Note into 4,761,905 and 6,673,384 shares of common stock, respectively. Following these conversions, the outstanding principal balance of the Prior Note is zero.

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Summary of Risk Factors

Our business and an investment in our common stock is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. Some of these risks include:

●	We have a history of operating losses, have been and will continue to be reliant on debt and equity financings to fund our operations, and we may not be able to raise capital when needed or otherwise take action necessary to achieve or sustain profitability.

●	Our auditors have expressed substantial doubt about our ability to continue as a going concern.

●	Our mining operating costs, including the costs to operate, maintain, repair and replace our mining equipment, have historically outpaced our mining revenues, which has and could continue to put a strain on our business or increase our losses.

●	We are reliant upon Mr. Robert B. Ladd, our Chief Executive Officer and sole executive officer, the loss of whom could materially harm our ability to continue or grow our operations as planned or at all. For example, he is subject to a pending SEC action which could affect his ability to serve us if he is found to be culpable.

●	The cryptocurrency mining industry is highly competitive, with many of our competitors having better access to capital and may buy mining equipment at scale. The competition has intensified as the price of Bitcoin has appreciated in recent years, which could have a material adverse affect on our results of operations if we are unable to keep up.

●	Because we have a single mining facility at one location, if we were to experience damage or loss of this facility, which may be uninsured or underinsured, your investment in us would be at risk.

●	Our operations and the results thereof are subject to risks arising from Internet distruptions or delays, cybersecurity threats, incorrect digital recording of transactions, and other contingencies resulting from holding and transacting in digital assets. Further, due to current lack of regulation, we may be unable to seek or obtain recourse if such contingencies were to occur.

●	Our operations and ability to generate revenue depends on a steady supply of low-cost electricity, and with our current electrical contract with the municipal governemt in Lafayette, Georgia scheduled to expire in September 2021, our ability to continue to receive a relatively low-cost power supply remains uncertain.

●	The future development and growth of cryptocurrenecies such as Bitcoin is subject to a variety of factors that are difficult to predict and evaluate. If the market for Bitcoin does not grow as we expect, our business, operating results, and financial condition could be adversely affected.

●	Certain features of Bitcoin’s blockchain, such as “forking” in which one type of Bitcoin could turn into many due to sourcecode variation, or “halving” which reduces the rewards for mining efforts by 50% every 210,000 blocks that are solved, pose the risk of adversely affecting our ability to generate revenue.

●	Our operating results have and will significantly fluctuate due to the highly volatile nature of Bitcoin, and if the price of Bitcoin declines, including potentially due to political, economic, or other forces beyond our control, it would materially adversely affect our business. Our current miners are designed primarily to mine Bitcoin and cannot be used to mine other cryptocurrencies, which magnifies the risk.

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●	Our reliance on third party “mining pools,” which enable us to cooperate with other Bitcoin mining enterprises to receive Bitcoin with less variance in probability of reward by sharing Bitcoin earned pro rata based on contribution to a block solved, subjects us to risks of inaccurate sharing of rewards and the loss of other at-will participants in the pool.

●	The COVID-19 pandemic has disrupted and may continue to disrupt our operations and those of our vendors, suppliers and other third parties on which we rely, and we may not be able to obtain new miners or replacement parts for our existing miners in a timely or cost-effective manner, which could materially and adversely affect our business and results of operations.

●	We may become subject to an uncertain and rapidly evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations, including those imposing restrictions or bans on Bitcoin mining due to concerns about high electrical power usage, could adversely affect our business, operating results, and financial condition.

●	The markets for Bitcoin and other cryptocurrencies may be under-regulated and, as a result, the market price of Bitcoin may be subject to significant volatility or manipulation, which could decrease consumer confidence in cryptocurrencies and have a materially adverse effect on our business and results of operations.

●	Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in cryptocurrency-related activities, which could have a material adverse effect on us.

●	If a malicious actor or botnet obtains control of the Bitcoin network, such actor or botnet could manipulate the blockchain to adversely affect us.

●	Because cryptocurrencies may be determined to be investment securities, we may inadvertently violate or become subject to the Investment Company Act of 1940 and incur large losses as a result and potentially be required to register as an investment company or terminate operations.

●	Our stock price is subject to significant volatility due to a variety of factors, many of which are beyond our control, including its status as a “penny stock,” the fact that it is not listed on a national securities exchange, and its potential connection to the price of Bitcoin or other cryptocurrencies, which could adversely affect investors.

●	We have not paid cash dividends to our stockholders and do not intend to do so in the foreseeable future.

●	Substantial future sales of our common stock by us or our stockholders, including the sale by Bucktown of shares underlying the Note, could have a depressive effect on our stock price.

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to Our Cryptocurrency Mining Business

We have a history of operating losses, and we may not be able to achieve or sustain profitability.

Our primary focus is on our Bitcoin mining operation located at our Lafayette, Georgia facility where we operate a total of 630 S17 miners. Our current strategy will continue to expose us to the numerous risks and volatility associated within this sector, including due to the high costs of purchasing miners and sourcing power for them, while monitoring the price of Bitcoin, which has historically been volatile. Further, we have experienced recurring losses and negative cash flows from operations. As of March 31, 2021, we had an accumulated deficit of approximately $418,970 and have generated net losses of approximately $581 and $1,324 for the quarters ended March 31, 2021 and 2020, respectively. Our net losses for the years ended December 31, 2020 and 2019 were $3,900 and $8,800, respectively.

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To date, we have relied on debt or equity financings to fund our operations, and if the price of Bitcoin is not sufficiently high to enable us to sell the Bitcoin we mine at prices above our cost to mine it, then we are likely to continue to be unable to fund our operations without raising additional capital. Further, even if prices are sufficiently high for our mining activities, we are likely to need to raise additional capital to fund the acquisition of new miners to repair or replace our existing miners and expand our number of miners to be competitive.

We expect to incur additional net losses over the next several years as we seek to expand operations. The amount of future losses and when, if ever, we will achieve profitability are uncertain. If we are unsuccessful at executing on our business plan, our business, prospects, and results of operations may be materially adversely affected.

Our auditors have issued a “going concern” audit opinion.

Our independent auditors have indicated in their report on our December 31, 2020 and 2019 financial statements that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming that we will continue as a going concern for one year from the date the financial statements are issued and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to shareholders, in the event of liquidation.

Our mining operating costs have historically outpaced our mining revenues, which has and could continue to put a strain on our business or increase our losses.

Our mining operations are costly and our expenses may increase in the future. This expense increase may not be offset by a corresponding increase in revenue. Our expenses may be greater than we anticipate, and our investments to make our business more efficient may not succeed and may outpace monetization efforts. Increases in our costs without a corresponding increase in our revenue would increase our losses and could seriously harm our business and financial performance.

The cost of obtaining new and replacement miners and parts has historically been and will likely continue to be highly capital intensive which may have a material and adverse effect on our business and results of operations.

Our mining operations can only be successful and ultimately profitable if the costs, including hardware and electricity costs, associated with mining Bitcoin are lower than the price of the Bitcoin we mine when we sell them. Our miners are subject to ordinary wear and tear from operation and may also face more significant malfunctions caused by factors which may be beyond our control. For example, approximately 400 of our S17 miners have experienced glitches and defects and as a result have seen either limitations on mining capabilities or outright inability to mine, such that they had to be or will have to be replaced or repaired. The result of this development has not only been increased costs to us, but also a reduced ability to generate revenue while these miners were not operating, whether because they were under repair and/or failing to operate at their optimal hash rate. Circumstances such as these, or a general need to replace outdated miners in the future, are highly cost intensive and can be a serious hindrance on our mining operations and ability to generate revenue or obtain profitability.

Additionally, as the mining technology evolves, we may need to acquire newer models of miners to remain competitive in the market. Over time, we may replace those miners which are no longer functional or efficient or powerful enough with new miners purchased from third-party manufacturers, the cost of which may be higher than what we spent on prior models and/or such that we will need to raise more capital to do so. For instance, the price of Bitcoin miners has historically been somewhat correlated to the price of Bitcoin, which has appreciated in recent years. Depending on the price of new miners and our operational needs at the time we decide to replace miners in the future, we may have to do so at higher costs than we could have previously, which would add to our losses. Alternatively, even absent defects or reductions in computing power, mining machine models are upgraded frequently, and we are and will continue to be subject to either higher competitive pressure as a result, or will be forced to expend large amounts of capital to remain competitive and maintain optimal hash rates. For example, in 2020 Bitmain released and delivered its S19 model miners to many of our competitors, which, aside from being more efficient because they are newer than our S17 miners, also have the advantage of improved technology and computing power.

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Inevitably, our older model S17s will need to be repaired or replaced as a product of ordinary wear and tear and depreciation and/or competitive forces in the marketplace or other factors rendering our current miners obsolete. Any upgrading we may need or chose to undertake will require substantial capital investment, and we may face challenges in locating the requisite capital in a timely manner and/or on terms favorable to us or not highly dilutive to our investors. If we are unable to obtain adequate numbers of new and replacement miners in sufficient quantities or without delay, we may be unable to compete in our highly competitive and continuously developing industry. If this happens, we may not be able to mine Bitcoin or other cryptocurrency as efficiently or in sufficient amounts relative to our competition or at all and, as a result, our business and financial results could suffer which could, in turn, have a material adverse effect on the trading price of our common stock.

The loss of our sole executive officer, Robert B. Ladd, could have a material adverse effect on us.

Our success is largely dependent on the continued services of Mr. Robert B. Ladd, our President, Chief Executive Officer and acting Chief Financial Officer. The loss of the services of Mr. Ladd, including as a result of the SEC Action described in the following risk factor, would leave us without executive leadership, which could diminish our business and growth opportunities. We will also need to build an executive management team around Mr. Ladd, which could be a time consuming and expensive process and divert management’s attention from other pressing matters concerning the Company’s operations or growth. The market for highly qualified personnel in this industry is very competitive and we may be unable to attract such personnel in a timely manner, on favorable terms or at all. If we are unable to attract such personnel, our business could be harmed. If we fail to procure the services of additional executive management or implement and execute an effective contingency or succession plan for Mr. Ladd, the loss of Mr. Ladd would significantly disrupt our business.

Other than Mr. Ladd, we have no other officers and only one other director. The loss of Mr. Ladd, would have a material adverse effect on us. We do not have key man insurance on the life of Mr. Ladd. Mr. Ladd’s Employment Agreement permits him to resign for good reason which includes a material breach of the agreement by the Company. In the event he terminates his Employment Agreement for Good Reason, this would result in the Company owing him approximately $480 and would leave the Company without an executive officer which may have a material adverse effect upon us, your investment, and hamper the ability of the Company to continue operations.

The SEC has filed an action against the Company’s Chief Executive Officer alleging violations of federal securities laws which could result in liabilities for the Company.

On September 7, 2018, the SEC commenced a legal action, SEC v. Barry C. Honig et al. (the “SEC Action”), in the United States District Court for the Southern District of New York naming as defendant Mr. Robert B. Ladd, our Chief Executive Officer. An amended complaint in the SEC Action was filed on March 8, 2019. On May 24, 2019, the SEC issued a subpoena in the SEC Action to the Company and on October 31, 2019, the SEC issued subpoenas in the SEC Action to our Chairman and our Independent Director. The SEC filed a second amended complaint in the SEC Action on March 16, 2020 asserting additional civil charges against Mr. Ladd. The SEC Action asserts civil charges against multiple individuals and entities, including former shareholders of the Company, who are alleged to have violated the securities laws by engaging in “pump and dump” schemes in connection with certain microcap stocks and three entities, including the Company (the Company is not is not named as a defendant). To the extent the SEC Action pertains to Mr. Ladd in his capacity as an officer of the Company, we are required to indemnify him in his defense of the SEC Action and cannot predict the likelihood or amount of expenses this will entail. Further, the SEC Action has diverted and may continue to divert Mr. Ladd’s attention from his management duties to the Company. If the outcome of this litigation results in the Company losing Mr. Ladd’s services, we may be unable to find a suitable replacement in a reasonable time or without incurring significant costs or experiencing operational disruptions. Further, we cannot predict whether the SEC Action might result in future actions, penalties or other liabilities against the Company, and we may incur costs in responding to related requests for information and subpoenas, and if instituted, in defending against any resulting governmental proceedings that may be instituted against the Company.

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The Company’s directors and officers insurance policies have been exhausted and will cause the Company to increase spending on legal expenses.

Under its Charter and Bylaws, Mr. Ladd’s Employment Agreement, and certain indemnification agreements, the Company has obligations to indemnify current and former directors and certain current and former employees. Based on cumulative legal fees and settlements incurred the Company has fully exhausted its directors and officers insurance coverage. Additional expenses currently expected to be incurred, including in connection with the SEC Action which is still ongoing, and that may occur in the future, or liabilities that may be imposed in connection with actions against certain of the Company’s past and present directors and officers and certain current and former employees who are entitled to indemnification will be funded by the Company with its existing cash resources. Such expenses could have a material impact on the Company’s financial condition, results of operations and cash flows.

There are several new and existing competitors in our industry that are purchasing mining equipment at scale, which may cause delays or difficulty in us obtaining new miners, which could materially and adversely affect our business and results of operations.

Many of the competitors in our industry have also been purchasing mining equipment at scale, which has caused a world-wide shortage of mining equipment and extended the corresponding delivery schedules for new miner purchases. There can be no assurances the mining equipment manufacturers on which we rely such as Bitmain will be able to keep pace with the surge in demand for mining equipment if and when we decide to upgrade and/or expand upon our current miners. Additionally, the supply of the materials used to produce miners, such as the application-specific integrated circuit (“ASIC”) computer chips that are the primary feature in their computing power, may become subject to shortages, which could also either increase the cost beyond what we can reasonably afford or reduce their availability without unreasonable delay or at all. It is uncertain how manufacturers will respond to these trends and whether they can deliver on the schedules promised to any or all of their customers in the future. In the event Bitmain or other manufacturers are not able to keep pace with demand or avoid supply shortages, we may not be able to purchase miners from Bitmain or other manufacturers in sufficient quantities, at reasonable prices or on the delivery schedules that meet our business needs, which could have a material adverse effect on our business and results of operations.

The COVID-19 pandemic has disrupted and may continue to disrupt national and international commerce and we may not be able to continue our operations as presently conducted, obtain new miners or replacement parts for our existing miners in a timely or cost-effective manner, which could materially and adversely affect our business and results of operations.

The novel strain of the coronavirus (“COVID-19”) has spread as a global pandemic throughout the world and has resulted in authorities imposing, and businesses and individuals implementing, numerous unprecedented measures to try to contain the virus. Although the United States and countries around the world have been releasing a vaccine, there are no assurances that the vaccine will be effective, and what impact it will have on reducing the spread or containment of COVID-19. In addition to vaccinations, preventative efforts include travel bans and restrictions, quarantines, shelter-in-place/stay-at-home and social distancing orders, and shutdowns. These measures may impact our mining operations, the third-party contractors on which we rely to further those operations, and the vendors, suppliers and manufacturers with which we do business. The extent to which the COVID-19 pandemic may affect our business, results of operations and financial condition is difficult to predict and depends on numerous evolving factors, including the duration and scope of the pandemic and its impact on overall global economic and political uncertainty; government, social, business and other actions that have been and will be taken in response to the pandemic; the speed and extent to which vaccines are distributed and their efficacy at preventing the COVID-19 virus from spreading and impacting the general populace, both in the short- and long- term, and the effect of the pandemic on short- and long-term general economic conditions and on the cryptocurrency industry in particular.

Current and future restrictions or disruptions of transportation, such as reduced availability of air and ground transport, port closures or congestion, and increased border controls or closures, can also impact our ability to timely mine Bitcoin in sufficient quantities and/or sell the Bitcoin we receive at favorable prices, and could materially adversely affect us. For example, these added challenges may increase costs or delays in the repair or replacement of certain of our miners which have demonstrated defects. Increased transportation, electrical supply, labor or other costs which may result from the COVID-19 pandemic could have a material adverse effect on our financial condition and results of operations, particularly if the effects of COVID-19 are prolonged.

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To the extent that the profit margins of Bitcoin mining operations are not high, operators of Bitcoin mining operations or other participants in the Bitcoin industry are more likely to immediately sell Bitcoins in the market, thereby constraining growth of the price of Bitcoin that could adversely impact us.

Over the years, Bitcoin mining operations have shifted from individual users mining with computer processors, graphics processing units and first-generation ASIC servers to larger enterprises with newer, more “professionalized” sources of processing power which has been predominantly added by “professionalized” mining operations and resulting demand for more professionalized and powerful miners having faster hash rates. These professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. Acquiring this specialized hardware at scale requires the investment of significant up-front capital, and mine operators incur significant expenses related to the operation of this hardware at scale, such as the leasing of operating space, which is often done in data centers or warehousing facilities, obtaining and paying for an electricity supply to run the miners and employing technicians to operate the mining facilities.

As a result, these professionalized mining operations are of a greater scale than prior miners and have more defined and regular expenses and liabilities. Because these regular expenses and liabilities require professionalized mining operations to maintain profit margins on the sale of Bitcoin, to the extent the price of Bitcoin declines and such profit margin is constrained, such miners are incentivized to sell Bitcoin earned from mining operations more rapidly than individual miners who in past years were more likely to hold newly mined Bitcoin for longer periods. The immediate selling of newly mined Bitcoin greatly increases the trading volume of Bitcoin, creating downward pressure on the market price of Bitcoin rewards.

The extent to which the value of Bitcoin mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such an operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined Bitcoin rapidly if it is operating at a low profit margin and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially depressing Bitcoin prices. Lower Bitcoin prices could result in further tightening of profit margins for professionalized mining operations creating a network effect that may further reduce the price of Bitcoin until mining operations with higher operating costs become unprofitable forcing them to reduce mining power or cease mining operations temporarily.

We may be unable to raise additional capital needed to grow our business.

We will likely continue to operate at a loss, at least until our business strategy is implemented, or if Bitcoin or other cryptocurrency prices decline, and we expect to need to raise additional capital to expand our operations and pursue our growth strategies, including potentially the acquisition of new or additional miners, and to respond to competitive pressures or unanticipated working capital requirements. We may not be able to obtain additional debt or equity financing on favorable terms, if at all, which could impair our growth and adversely affect our existing operations. If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per share value of our common stock could decline. Furthermore, if we engage in additional debt financing, the holders of such debt would have priority over the holders of common stock on order of liquidation preference. We may be required to accept terms that restrict our ability to incur additional indebtedness or take other actions including terms that require us to maintain specified liquidity or other ratios that could otherwise not be in the interests of our stockholders.

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Because our miners are designed specifically to mine Bitcoin, our future success will depend in large part upon the value of Bitcoin, and any sustained decline in its value could adversely affect our business and results of operations.

Our operating results will depend in large part upon the value of Bitcoin because it is the primary cryptocurrency we currently mine. Specifically, our revenues from our Bitcoin mining operations are based upon two factors: (1) the number of Bitcoin rewards we successfully mine and (2) the value of Bitcoin. This means that our operating results will be subject to swings based upon increases or decreases in the value of Bitcoin. Furthermore, our business strategy focuses solely on producing Bitcoin (as opposed to other cryptocurrencies), and our current ASIC miners principally utilize the “SHA-256 algorithm,” which is designed primarily for mining Bitcoin. We therefore, cannot use these miners to mine other cryptocurrencies, such as Ethereum, that are not mined utilizing this algorithm. While the S17 model can mine Bitcoin cash, we do not currently employ our miners for this purpose. If other cryptocurrencies overtake Bitcoin in terms of acceptance, the value of Bitcoin could decline. Further, if Bitcoin were to switch its proof of work algorithm from SHA-256 to another algorithm for which our miners would not be suited or if the value of Bitcoin were to decline for other reasons, particularly if such decline were significant or over an extended period of time, we would likely incur very significant costs in retooling or replacing our existing miners with miners better suited for this new protocols and our operating results could be adversely affected. This could result in a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations, and thus harm investors.

Bitcoin is subject to halving, meaning that the Bitcoin rewarded for solving a block will be reduced in the future and its value may not commensurately adjust to compensate us for such reductions, and the overall supply of Bitcoin is finite.

As disclosed in “Business” beginning on page 24, Bitcoin is subject to “halving,” which is the process by which the Bitcoin reward for solving a block is reduced by 50% every 210,000 blocks that are solved. This means that the amount of Bitcoin we (or any other miner) are rewarded for solving a block in the blockchain is permanently cut in half. For example, the latest halving having occurred in May 2020, with a revised payout of 6.25 Bitcoin per block solved, down from the previous reward rate of 12.5 Bitcoin per block solved. There can be no assurance that the price of Bitcoin will sufficiently increase to justify the increasingly high costs of mining for Bitcoin given the halving feature. If a corresponding and proportionate increase in the trading price of these cryptocurrencies does not follow these anticipated halving events, the revenue we earn from our mining operations would see a corresponding decrease, which would have a material adverse effect on our business and operations. To illustrate, even if the price of Bitcoin remains at its price as of today, all other factors being equal (including the same number of miners and a stable hash rate) our revenue would decrease substantially upon the next halving.

Further, due to the halving process, unless the underlying code of the Bitcoin blockchain is altered (which may be unlikely or difficult given its decentralized nature), the supply of Bitcoin is finite. Once 21 million Bitcoin have been generated by virtue of solving blocks in the blockchain, the network will stop producing more. Currently, there are approximately 19.0 million Bitcoin in circulation representing about 90% of the total supply of Bitcoin under the current source code. For the foregoing reasons, the halving feature exposes us to inherent uncertainty and reliance upon the historically volatile price of Bitcoin, rendering an investment in us particularly speculative, especially in the long-term. If the price of Bitcoin does not significantly increase in value, your investment could become worthless.

We are subject to risks associated with our need for significant electrical power and our current Electricity Agreement.

Our Bitcoin mining operations have required significant amounts of electrical power, and, to the extent we purchase additional miners or acquire new miners which require higher energy inputs, our electricity requirements would grow. If we are unable to continue to obtain sufficient electrical power to operate our miners on a cost-effective basis, we may not realize the anticipated benefits of our significant capital investments in new miners. Even at our current energy usage, there can be no guarantee that our operational costs will not increase in the future, as our current Electricity Agreement will expire on September 30, 2021. While we have begun negotiations for an extension or new contract for electricity with the City shortly, there can be no assurance that we can reach an agreement with the City with acceptable price, volume and other terms, if at all. The City is our only supplier of electricity at our location.

Additionally, our mining operations could be materially adversely affected by prolonged power outages, and we may have to reduce or cease our operations in the event of an extended power outage, or as a result of the unavailability or increased cost of electrical power. If this were to occur, our business and results of operations could be materially and adversely affected, and investors in our securities could be harmed.

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Interruptions to internet access could disrupt our operations, which could adversely affect our business and results of operations.

Our cryptocurrency mining operations require access to high-speed internet to be successful. If we lose internet access for a prolonged period, we may be required to reduce our operations or cease them altogether. A disruption of the Internet may affect the use of cryptocurrencies and subsequently the value of our securities. Generally, cryptocurrencies and our business of mining cryptocurrencies is dependent upon the Internet. A significant disruption in Internet connectivity could disrupt a currency’s network operations until the disruption is resolved and have an adverse effect on the price of Bitcoin and our ability to mine Bitcoin. If this occurs, our business and results of operations may suffer, and our investors may be materially and adversely effected.

Bitcoin has forked three times and additional forks may occur in the future which may affect the value of Bitcoin held or mined by the Company.

To the extent that a significant majority of users and miners on a cryptocurrency network install software that changes the cryptocurrency network or properties of a cryptocurrency, including the irreversibility of transactions and limitations on the mining of new cryptocurrency, the cryptocurrency network would be subject to new protocols and software. However, if less than a significant majority of users and miners on the cryptocurrency network consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” of the network, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the cryptocurrency running in parallel, yet lacking interchangeability and necessitating exchange-type transaction to convert currencies between the two forks. Additionally, it may be unclear following a fork which fork represents the original asset and which is the new asset. Different metrics adopted by industry participants to determine which is the original asset include: referring to the wishes of the core developers of a cryptocurrency, blockchains with the greatest amount of hashing power contributed by miners or validators; or blockchains with the longest chain. A fork in the network of a particular cryptocurrency could adversely affect an investment in our securities or our ability to operate.

Since August 1, 2017, Bitcoin’s blockchain was forked three times creating Bitcoin Cash, Bitcoin Gold and Bitcoin SV. The forks resulted in a new blockchain being created with a shared history, and a new path forward. The value of the newly created Bitcoin Cash, Bitcoin Gold and Bitcoin SV may or may not have value in the long run and may affect the price of Bitcoin if interest is shifted away from Bitcoin to the newly created digital assets. The value of Bitcoin after the creation of a fork is subject to many factors including the value of the fork product, market reaction to the creation of the fork product, and the occurrence of forks in the future. As such, the value of Bitcoin could be materially reduced if existing and future forks have a negative effect on Bitcoin’s value.

Our reliance primarily on a single model of miner may subject our operations to increased risk of mine failure.

The performance and reliability of our miners and our technology is critical to our operations. Because we currently only use Bitmain S17 Antminer models, if there are issues with those machines, such as a design flaw in the ASIC chips they employ, our entire system could be affected. We recently experienced this issue with our S17 miners, as of the 630 miners we currently own, 400 have defects that render them either unusable or unable to operate at their maximum designed capacity. Additionally, we have sold 810 of our miners and had to scrap 45 miners which lost their value. This results in both lost revenue from inhibited mining operations and increased costs to repair and replace our mining infrastructure. Therefore, any disruption in our ability to continue mining, even with a portion of our total miners, could result in a material reduction to Bitcoin reward yields which would harm our business. Any weakness, flaw, or error which arises with our miners such similar to or more severe and widespread than the problems we experienced with our S17 miners may affect all or a large portion of our miners; therefore, if a defect or other flaw exists, our entire mine could go offline simultaneously. Any such interruption, delay or inability to continue operations could result in financial losses, a decrease in the trading price of our common stock and reputational harm, in which case you could lose some or all of your investment.

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Our mining operations, including the miners, the container, the land and the facility as a whole in which our miners are operated, are subject to real estate risks and potential damage and contingencies for which we are not covered by insurance.

Our current mining operations are exclusively conducted at our Lafayette, GA facility. This facility is, and any future mines we may establish, will be subject to a variety of risks relating to housing all of our operations, which include expensive revenue generating equipment at a single physical location. We also face risks because we own the land underlying the facility rather than rent, and therefore face risks inherent in the ownership of real estate. While we have insurance covering general liability, we recently lost our fire and theft insurance which we are seeking to replace. Some of the risks we face due to our single facility and ownership of the six acres underlying it include:

●	the possibility of construction or repair defects or other structural or building damage;

●	any noncompliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;

●	any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods and windstorms;

●	claims by employees and others for injuries sustained at our facility;

●	theft, arson or other crimes upon our facility;

●	adverse changes in national and local economic and market conditions;

●	declines in the value of the real estate; and

●	the potential for uninsured or underinsured property losses.

For example, our facility could be rendered inoperable, temporarily or permanently, as a result of a fire or other natural disaster or by a terrorist or other attack on the facility. The security and other measures we take to protect against these risks may not be sufficient. Additionally, our mine could be materially adversely affected by a power outage or loss of access to the electrical grid or loss by the grid of cost-effective sources of electrical power generating capacity. Given our constant power requirement to operate our miners and generate revenue, it would not be feasible to run miners on back-up power generators in the event of a power outage. We do not carry insurance that would cover losses resulting from any of these events. In the event of an uninsured loss, including a loss in excess of insured limits, at any of the miners in our network, such miners may not be adequately repaired in a timely manner or at all and we may lose some or all of the future revenues which could have otherwise been derived from such miners. Additionally, to the extent the miners, the modified containers in which they are held, or the land itself is permanently damages, we may not be able to bear the cost of repair or replacement. Should any of these events transpire, we may not be able to recover, could lose a material amount of potential revenue, and our business and results of operations could be materially harmed as a result. Further, we may be unable to replace our fire and theft insurance which exposes us to further risk of loss.

The Company’s reliance on a third-party mining pool service provider for our mining revenue payouts may have a negative impact on the Company’s operations.

We receive Bitcoin mining rewards from our mining activity through a third-party mining pool operator. Mining pools allow miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to our contribution to the pool’s overall mining power, used to generate each block. Should the pool operator’s system suffer downtime due to a cyber-attack, software malfunction or other similar issues, it will negatively impact our ability to mine and receive revenue. Furthermore, we are dependent on the accuracy of the mining pool operator’s record keeping to accurately record the total processing power provided to the pool for a given Bitcoin mining application in order to assess the proportion of that total processing power we provided. We would have limited means of recourse against the mining pool operator if we determine the proportion of the reward paid out to us by the mining pool operator is incorrect, other than leaving the pool. If we are unable to consistently obtain accurate proportionate rewards from our mining pool operators, we may experience reduced reward for our efforts, which would have an adverse effect on our business and operations.

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There is a possibility of cryptocurrency mining algorithms transitioning to proof of stake validation and other mining related risks, which could make us less competitive and ultimately adversely affect our business and the value of our stock.

Proof of stake is an alternative method in validating cryptocurrency transactions that is less dependent on the consumption of electricity. Should the algorithm shift from a proof of work validation method to a proof of stake method, mining would likely require less energy, which may render any company that maintains advantages in the current climate (for example, from lower priced electricity, processing, real estate, or hosting) less competitive. We, as a result of our efforts to optimize and improve the efficiency of our Bitcoin mining operations, may be exposed to the risk in the future of losing the relative competitive advantage we may have over some of our competitors as a result, and may be negatively impacted if a switch to proof of stake validation were to occur. This is because we have invested heavily in setting up our facility based on the mining algorithms method of validation. Such events could have a material adverse effect on our ability to continue as a going concern, which could have a material adverse effect on our business, prospects or results of operations, the value of Bitcoin and your investment in us.

We may be accused of infringing intellectual property rights of third parties.

We may be subject to legal claims of alleged infringement of the intellectual property rights of third parties. Due to the open-source and constantly evolving nature of our business, we may not always be able to determine that we are using or accessing protected information or software. For example, there could be issued patents of which we are not aware that our activities or the equipment or software we use may infringe. The ready availability of damages, royalties and the potential for injunctive relief has increased the defense litigation costs of patent infringement claims, especially those asserted by third parties whose sole or primary business is to assert such claims. Such claims, even if not meritorious, may result in significant expenditure of financial and managerial resources, and the payment of damages or settlement amounts. Additionally, we may become subject to injunctions prohibiting us from using software or business processes we currently use or may need to use in the future or requiring us to obtain licenses from third parties when such licenses may not be available on financially feasible terms or terms acceptable to us or at all. In addition, we may not be able to obtain on favorable terms, or at all, licenses or other rights with respect to intellectual property we do not own in providing ecommerce services to other businesses and individuals under commercial agreements.

Risks Related to Our Dependence on Bitcoin

The trading price of shares of our common stock may increase or decrease as does the trading price of Bitcoin, which subject investors to pricing risks, including “bubble” type risks, and volatility.

Because of our dependence on Bitcoin, the trading prices of our common stock may at times be tied to the trading prices of Bitcoin. Specifically, we may experience adverse effects on our stock price when the value of Bitcoin drops. Furthermore, if the market for Bitcoin company stocks or the stock market in general experiences a loss of investor confidence, the trading price of our stock could decline for reasons unrelated to our business, operating results or financial condition. The trading price of our common stock could be subject to arbitrary pricing factors that are not necessarily associated with traditional factors that influence stock prices or the value of non-cryptocurrency assets such as revenue, cash flows, profitability, growth prospects or business activity since the value and price, as determined by the investing public, may be influenced by uncertain contingencies such as future anticipated adoption or appreciation in value of cryptocurrencies or blockchains generally, and other factors over which we have little or no influence or control.

Bitcoin and other cryptocurrency market prices, which have historically been volatile and are impacted by a variety of factors (including those discussed below), are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or our share price, making their market prices more volatile or creating “bubble” type risks for the trading price of Bitcoin.

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During the year ended December 31, 2020, the trading price of Bitcoin has appreciated significantly, from a low closing value of approximately $5 per Bitcoin in March 2020, to a high closing value of approximately $29.4 per Bitcoin in December 2020. During the 2021 interim period, prior to the date of this prospectus, the trading price of Bitcoin had a high reported closing value of approximately $61 per Bitcoin (an all-time-high). As of July 28, 2021 at approximately 1:00 pm Eastern Time, the price of Bitcoin was approximately $39. In 2017, the trading price of Bitcoin increased to nearly $20 per Bitcoin (then an all-time high), only to decline significantly and sharply to a low of approximately $3.4 per Bitcoin in December 2018. There can be no assurances that similar fluctuations in the trading price of Bitcoin will not occur in the future. Accordingly, since the trading price of our securities may at times be connected to the trading price of Bitcoin, if the trading price of Bitcoin again experiences a significant decline, we could experience a similar decline in the trading price for shares of our common stock. If this occurs, you may not be able to sell the shares of our common stock which you purchased at or above the price you paid for them or at all, and you may lose your investment.

The markets for Bitcoin and other cryptocurrencies and the existing markets may be under regulated and, as a result, the market price of Bitcoin may be subject to significant volatility or manipulation, which could decrease consumer confidence in cryptocurrencies and have a materially adverse effect on our business and results of operations.

Cryptocurrencies that are represented and trade on a ledger-based platform and those who hold them may not enjoy the same benefits as traditional securities available on trading markets and their investors. Stock exchanges have listing requirements and vet issuers, requiring them to be subjected to rigorous listing standards and rules, and monitor investors transacting on such platforms for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The more lax a distributed ledger platform is about vetting issuers of cryptocurrency assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of the ledger due to a control event.

Bitcoin and other cryptocurrency market prices have historically been volatile, are impacted by a variety of factors, and are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or our share price, making their market prices more volatile or creating “bubble” type risks for both Bitcoin and shares of our common stock.

These factors may inhibit consumer trust in and market acceptance of cryptocurrencies as a means of exchange which could have a material adverse effect on our business, prospects, or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies, including Bitcoin, to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs cryptocurrency assets based upon a computer-generated mathematical and/or cryptographic protocol. Large-scale acceptance of cryptocurrencies as a means of payment has not, and may never, occur. The growth of this industry in general, and the use of Bitcoin in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably. The factors include, but are not limited to:

●	the progress of worldwide growth in the adoption and use of Bitcoin and other cryptocurrencies as a medium of exchange;

●	governmental and organizational regulation of Bitcoin and other cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar cryptocurrency systems;

●	changes in consumer demographics and public tastes and preferences, including as may result from coverage of Bitcoin or other cryptocurrencies by journalists and other sources of information and media;

●	the maintenance and development of the open-source software protocol of the network;

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●	the increased consolidation of contributors to the Bitcoin blockchain through mining pools and scaling of mining equipment by well-capitalized market participants;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	the use of the networks supporting Bitcoin or other cryptocurrencies for developing smart contracts and distributed applications;

●	general economic conditions and the regulatory environment relating to Bitcoin and other cryptocurrencies; and

●	the impact of regulators focusing on cryptocurrencies and the costs associated with such regulatory oversight.

A decline in the popularity or acceptance of the Bitcoin network could adversely affect an investment in us.

The outcome of these factors could have negative effects on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations as well as potentially negative effects on the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire, which would harm investors in our securities.

Currently, there is relatively small use of Bitcoins in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in us.

As relatively new products and technologies, Bitcoins and the Bitcoin network have only recently become widely accepted as a means of payment for goods and services by many major retail and commercial outlets, and use of Bitcoins by consumers to pay such retail and commercial outlets remains limited. Conversely, a significant portion of Bitcoin demand is generated by speculators and investors seeking to profit from the short- or long-term holding of Bitcoins. A lack of expansion by Bitcoins into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the price of Bitcoin, either of which could adversely impact an investment in us.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in cryptocurrency-related activities.

A number of companies that engage in Bitcoin and/or other cryptocurrency-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, particularly in China, where regulatory response to cryptocurrencies has been to exclude their use for ordinary consumer transactions within China. Specifically, in May 2021 the Chinese government banned financial institutions and payment companies from providing services related to cryptocurrency transactions. We also may be unable to obtain or maintain these services for our business. The price of Bitcoin has declined dramatically beginning in May 2021 in response to this trend. The difficulty that many businesses that provide Bitcoin and/or derivatives on other cryptocurrency-related activities have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies, and could decrease their usefulness and harm their public perception in the future.

The usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses engaging in Bitcoin and/or other cryptocurrency-related activities. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and derivatives on commodities exchanges, the over-the-counter market, and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect our relationships with financial institutions and impede our ability to convert cryptocurrencies to fiat currencies. Such factors could have a material adverse effect on our ability to continue as a going concern or to monetize our mining efforts, which could have a material adverse effect on our business, prospects or operations and harm investors.

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Political or economic crises may motivate large-scale sales of cryptocurrencies, which could result in a reduction in values of cryptocurrencies such as Bitcoin and adversely affect an investment in us.

Geopolitical crises may motivate large-scale sales of cryptocurrencies, which could rapidly decrease the price of cryptocurrencies such as Bitcoin. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in cryptocurrencies as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.

As an alternative to fiat currencies that are backed by central governments, cryptocurrencies such as Bitcoin, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Large-scale sales of cryptocurrencies would result in a reduction in Digital Asset values and could adversely affect an investment in us.

The decentralized nature of cryptocurrency systems may lead to slow or inadequate responses to crises, which may negatively affect our business.

The decentralized nature of the governance of cryptocurrency systems may lead to ineffective decision making that slows development or prevents a network from overcoming emergent obstacles. Governance of many cryptocurrency systems is by voluntary consensus and open competition with no clear leadership structure or authority. To the extent lack of clarity in corporate governance of cryptocurrency systems leads to ineffective decision making that slows development and growth of such cryptocurrencies, the value of our common stock may be adversely affected.

It may be illegal now, or in the future, to acquire, own, hold, sell or use digital assets in one or more countries, and ownership of, holding or trading in our securities may also be considered illegal and subject to sanction.

As digital assets have grown in both popularity and market size, governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the U.S., subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. Ongoing and future regulatory actions may impact our ability to continue to operate, and such actions could affect our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations.

The emergence of competing blockchain platforms or technologies may harm our business as presently conducted.

If blockchain platforms or technologies which compete with Bitcoin and its blockchain, including competing cryptocurrencies which our miners may not be able to mine, such as cryptocurrencies being developed or may be developed by popular social media platforms, online retailers, or government sponsored cryptocurrencies, consumers may use such alternative platforms or technologies. If that were to occur, we would face difficulty adapting to emergent such digital ledgers, blockchains, or alternative platforms or digital assets. This may adversely affect us by preventing us from realizing the anticipated profits from our investments and forcing us to expend additional capital in an effort to adapt. Further, to the extent we cannot adapt, be it due to our specialized miners or otherwise, we could be forced to cease operations. Such circumstances would have a material adverse effect on our business, and in turn investors’ investments in our securities.

Cryptocurrencies face significant scaling obstacles that can lead to high fees or slow transaction settlement times.

Cryptocurrencies face significant scaling obstacles that can lead to high fees or slow transaction settlement times, and attempts to increase the volume of transactions may not be effective. Therefore, scaling cryptocurrencies will be essential to the widespread acceptance of cryptocurrencies as a means of payment, which widespread acceptance is necessary to the continued growth and development of our business. Many cryptocurrency networks face significant scaling challenges, such as limitations on how many transactions can occur per second. There can be no guarantee that any of the systems in place or being considered to increasing the scale of settlement of cryptocurrency transactions will be effective, or how long they will take to become effective, which could adversely affect an investment in our securities.

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The price of cryptocurrencies may be affected by the sale of such cryptocurrencies by other vehicles investing in cryptocurrencies or tracking cryptocurrency markets.

The global market for cryptocurrency is characterized by supply constraints that differ from those present in the markets for commodities or other assets such as gold and silver. The mathematical protocols under which certain cryptocurrencies are mined permit the creation of a limited, predetermined amount of digital currency, while others have no limit established on total supply. Increased numbers of miners and deployed mining power globally will likely continue to increase the available supply of Bitcoin and other cryptocurrencies, which may depress their market price. Further, large “block sales” involving significant numbers of Bitcoin following appreciation in the market price of Bitcoin may also increase the supply of Bitcoin available on the market, which, without a corresponding increase in demand, may cause its price to fall. Additionally, to the extent that other vehicles investing in cryptocurrencies or tracking cryptocurrency markets form and come to represent a significant proportion of the demand for cryptocurrencies, large redemptions of the securities of those vehicles and the subsequent sale of cryptocurrencies by such vehicles could negatively affect cryptocurrency prices and therefore affect the value of the cryptocurrency inventory we hold. Such events could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine.

The Bitcoin we mine may be subject to loss, damage, theft or restriction on access.

There is a risk that some or all of the Bitcoin we mine could be lost or stolen. In general, cryptocurrencies are stored in cryptocurrency sites commonly referred to as “wallets” by holders of cryptocurrencies which may be accessed to exchange a holder’s cryptocurrency assets. Access to our Bitcoin could also be restricted by cybercrime (such as a denial of service attack). While we take steps to attempt to secure the Bitcoin we hold, there can be no assurance our efforts to protect our digital assets will be successful.

Hackers or malicious actors may launch attacks to steal, compromise or secure cryptocurrencies, such as by attacking the cryptocurrency network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. Any of these events may adversely affect our operations and, consequently, our ability to generate revenue and become profitable. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our Bitcoin holdings. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our business.

Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. We are required to publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, we will be unable to access our Bitcoin rewards and such private keys may not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store our mined Bitcoin could have a material adverse effect on our results of operations and ability to continue as a going concern, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin we mine.

Incorrect or fraudulent cryptocurrency transactions may be irreversible.

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred cryptocurrencies may be irretrievable. As a result, any incorrectly executed or fraudulent cryptocurrency transactions, such as a result of a cybersecurity breach against our Bitcoin holdings, could adversely affect our investments and assets. This is because cryptocurrency transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the cryptocurrencies from the transaction. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a cryptocurrency or a theft thereof generally will not be reversible and we may not have sufficient recourse to recover our losses from any such transfer or theft. Further, it is possible that, through computer or human error, or through theft or criminal action, our cryptocurrency rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. If an errant or fraudulent transaction in our Bitcoin were to occur, we would have very limited means of seeking to reverse the transaction or seek recourse. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our business.

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Security threats to us could result in, a loss of Company’s Bitcoin holdings.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin exchange market since the launch of the Bitcoin network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm our business operations or result in loss of our Bitcoin and lost revenue. Furthermore we believe that to the extent we hold greater amounts of Bitcoin, we may become a more appealing target for security threats such as hackers and malware.

The security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of ours, or otherwise, and, as a result, an unauthorized party may obtain access to our, private keys, data or Bitcoins. Additionally, outside parties may attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to our infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of our security system occurs, the market perception of the effectiveness of our security system could be harmed, which could adversely affect an investment in us. In the event of a security breach, we may be forced to cease operations, or suffer a reduction in our digital assets, the occurrence of each of which could adversely affect an investment in us.

If a malicious actor or botnet obtains control of more than 50% of the processing power on a cryptocurrency network, such actor or botnet could manipulate blockchains to adversely affect us, which would adversely affect an investment in us or our ability to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining a cryptocurrency, it may be able to alter blockchains on which transactions of cryptocurrency reside and rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new units or transactions using such control. The malicious actor could “double-spend” its own cryptocurrency (i.e., spend the same Bitcoin in more than one transaction) and prevent the confirmation of other users’ transactions for as long as it maintained control. To the extent that such malicious actor or botnet does not yield its control of the processing power on the network or the cryptocurrency community does not reject the fraudulent blocks as malicious, reversing any changes made to blockchains may not be possible. The foregoing description is not the only means by which the entirety of blockchains or cryptocurrencies may be compromised but is only an example.

Although there are no known reports of malicious activity or control of blockchains achieved through controlling over 50% of the processing power on the network, it is believed that certain mining pools may have exceeded the 50% threshold in Bitcoin. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions. To the extent that the Bitcoin community, and the administrators of mining pools, do not act to ensure greater decentralization of Bitcoin mining processing power, the feasibility of a botnet or malicious actor obtaining control of the blockchain’s processing power will increase, because such botnet or malicious actor could more readily infiltrate and seize control over the blockchain by compromising a single mining pool, if the mining pool compromises more than 50% of the mining power on the blockchain, than it could if the mining pool had a smaller share of the blockchain’s total hashing power. Conversely, if the blockchain remains decentralized it is inherently more difficult for the botnet or malicious actor to aggregate enough processing power to gain control of the blockchain. If this were to occur, the public may lose confidence in the Bitcoin blockchain, and blockchain technology more generally. This would likely have a material and adverse effect on the price of Bitcoin, which could have a material adverse effect on our business, financial results and operations, and harm investors.

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If the Bitcoin rewards for solving blocks are not sufficiently high, miners may not have adequate incentive to continue mining and may cease mining operations, which may make the blockchains they support with their mining activity less stable.

As the number of cryptocurrency rewards awarded for solving a block in a blockchain decreases, the relative cost of producing a single cryptocurrency will also increase, unless there is a corresponding increase in demand for that cryptocurrency. Even relatively stable demand may not be sufficient to support the costs of mining, because as new miners begin working to solve blocks, the relative amount of energy expended to obtain a cryptocurrency award will tend to increase. This increased energy directly relates to an increased cost of mining, which means an increased cost of obtaining a cryptocurrency award. This increased cost, if not met with a corresponding increase in the market price for the cryptocurrency resulting from increased scarcity and demand, may lead miners, such as us, to conclude they do not have an adequate incentive to continue mining and, therefore, may cease their mining operations. This could in turn reduce the sustainability of the Bitcoin blockchain, which is dependent upon continued mining to solve the block’s algorithms and process transactions in Bitcoin. If this were to occur, your investment in us could become worthless.

Cryptocurrencies, including those maintained by or for us, may be exposed to cybersecurity threats and hacks.

As with any computer code generally, flaws in cryptocurrency codes may be exposed by malicious actors. Several errors and defects have been found previously, including those that disabled some functionality for users and exposed users’ information. Exploitations of flaws in the source code that allow malicious actors to take or create money have previously occurred. Despite our efforts and processes to prevent breaches, our devices, as well as our miners, computer systems and those of third parties that we use in our operations, are vulnerable to cyber security risks, including cyber-attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our miners and computer systems or those of third parties that we use in our operations. Such events could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine.

We have an evolving business model which is subject to various uncertainties.

As cryptocurrency assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. In order to stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of our business model relating to our strategy. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector and we may lose out on those opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.

Since there has been limited precedence set for financial accounting of digital assets, it is unclear how we will be required to account for Bitcoin transactions in the future.

Since there has been limited precedence set for the financial accounting of digital assets such as Bitcoin, it is unclear how we will be required to account for Bitcoin transactions or holdings. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate our financial statements. Such a restatement could negatively impact our business, prospects, financial condition and results of operation.

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Risks Related to Governmental Regulation and Enforcement

Regulatory changes or actions may alter the nature of an investment in us or restrict the use of cryptocurrencies in a manner that adversely affects our business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies; certain governments have deemed them illegal, and others have allowed their use and trade with no or minimal restriction, while in some jurisdictions, such as in the U.S., cryptocurrencies are subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. Ongoing and future regulatory actions could have a material adverse effect on our business, prospects or operations.

Because cryptocurrencies may be determined to be investment securities, we may become subject to the Investment Company Act of 1940 and be subject to comprehensive regulatory requirements that we would likely be unable to afford.

While we do not believe that we are primarily engaged in the business of investing, reinvesting, or trading in securities, nor do we hold ourselves out as being engaged in those activities, we may become subject to the Investment Company Act of 1940 (the “1940 Act”) based on our Bitcoin holdings. Under the 1940 Act, an entity may be deemed to be an investment company if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis.

As a result of our Bitcoin holdings resulting from our mining activities, to the extent Bitcoin or another cryptocurrency we may hold is determined by the SEC or a state legislator to be a security, our holdings could exceed 40% of our total assets such that we may trigger the threshold described above and become an inadvertent investment company unless we can rely an applicable exemption.

Classification as an investment company under the 1940 Act requires registration with the SEC. Such registration is time consuming, expensive and restrictive and would require a substantial and onerous restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the 1940 Act regime. The cost of such compliance would result in the Company incurring substantial additional expenses, and such costs or the failure to register if required would have a materially adverse impact on our operations.

Current interpretations require the regulation of Bitcoin under the CEA by the CFTC, and we may be required to register and comply with such regulations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation, the Commodity Futures Trading Commission (the “CFTC”) and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Bitcoin and other cryptocurrencies are treated for classification and clearing purposes. In particular, derivatives on these assets are not excluded from the definition of “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of Bitcoin and other cryptocurrencies under the law.

Bitcoins have been deemed to fall within the definition of a commodity and, we may be required to register and comply with additional regulation under the Commodity Exchange Act (“CEA”), including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator and to register us as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

Our interactions with a blockchain may expose us to SDN or blocked persons or cause us to violate provisions of law that did not contemplate distribute ledger technology.

The Office of Financial Assets Control (“OFAC”) of the U.S. Department of Treasury requires us to comply with its sanction program and not conduct business with persons named on its specially designated nationals (“SDN”) list. However, because of the pseudonymous nature of blockchain transactions we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s SDN list. Our Company’s policy prohibits any transactions with such SDN individuals, but we may not be adequately capable of determining the ultimate identity of the individual with whom we transact with respect to selling cryptocurrency assets. Moreover, federal law prohibits any U.S. person from knowingly or unknowingly possessing any visual depiction commonly known as child pornography. Recent media reports have suggested that persons have imbedded such depictions on one or more blockchains. Because our business requires us to download and retain one or more blockchains to effectuate our ongoing business, it is possible that such digital ledgers contain prohibited depictions without our knowledge or consent. To the extent government enforcement authorities literally enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and affect the value of our common stock.

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Governmental action against the blockchain and Bitcoin mining may have a materially adverse effect on the industry, and could affect us if widely adopted.

We could become subject to regulations aimed at preventing what are perceived as some of the negative attributes of Bitcoin and Bitcoin mining. For example, China has already made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. Further, on March 2, 2021, governmental authorities of the Chinese province of Inner Mongolia, began to take action to impose an outright ban on Bitcoin mining in the province due to the industry’s high electrical consumption demands and negative environmental impacts. This could demonstrate the beginning of a regulatory trend in response to concerns of overconsumption as it relates to environmental impact and energy conservation, and similar action in a jurisdiction in which we operate could have devastating effects to our operations. If further regulation follows, it is possible that our industry may not be able to adjust to a sudden and dramatic overhaul to our ability to deploy energy towards the operation of mining equipment.

Because we are unable to influence or predict future regulatory actions taken by governments, we may face difficulty monitoring and responding to rapid regulatory developments affecting Bitcoin mining, which may have a materially adverse effect on our industry and, therefore, our business and results of operations. If further regulatory action is taken by governments in the United States or elsewhere, our business may be materially harmed and you could lose some or all of your investment.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to shareholders will cause our expenses to be higher than they would have been if we were privately held. It may be time consuming, difficult and costly for us to develop, implement and maintain the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs and make certain activities more time consuming and costly. The impact of the SEC’s July 25, 2017 report on Digital Securities (the “DAO Report”) as well as enforcement actions and speeches made by the SEC’s Chairman will increase our compliance and legal costs. As a public company, we also expect that these rules and regulations will make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

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Risks Related to Ownership of Our Common Stock

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry including changes which adversely affect Bitcoin;

●	the continued volatility of the price of Bitcoin;

●	our ability to obtain working capital financing;

●	progress and publications of the commercial acceptance of Bitcoin and other cryptocurrencies;

●	additions or departures of key personnel including our executive officers;

●	sales of our common stock;

●	any public announcement of entering into new agreements and terms thereof, including with respect to the purchase of miners and contracts for the supply of electricity to our facility;

●	conversion of our convertible notes and the subsequent sale of the underlying common stock (including with respect to the Note by Bucktown);

●	business disruptions caused by earthquakes, tornadoes or other natural disasters;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	adverse regulatory developments; and

●	economic and other external factors.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. As a result, you may be unable to resell your shares at a desired price.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Because our common stock does not trade on a national securities exchange, the prices of our common stock may be more volatile and lower than if we were listed.

Our common stock trades on the OTCQB operated by OTC Markets Group Inc. This market is not a national securities exchange. While our common stock trading has been relatively active, generally the OTCQB does not have the same level of activity as a national securities exchange like Nasdaq. Most institutions will not purchase a security unless it is on a national securities exchange. In addition, they do not purchase stocks that trade below $5.00 per share. We may, in the future, take certain steps, including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares.

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Our common stock is deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). The penny stock rules generally apply to companies whose common stock trades at less than $5.00 per share, subject to specific exceptions. Such exceptions include among others any equity security listed on a national securities exchange and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000, if such issuer has been in continuous operation for three years, net tangible assets of at least $5,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000 for the last three years. The “penny stock” designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules limit the ability of broker-dealers to solicit purchases of our common stock and therefore reduce its liquidity.

Moreover, as a result of apparent regulatory pressure from the SEC and the Financial Industry Regulatory Authority, a growing number of broker-dealers decline to permit investors, or otherwise make it difficult, to purchase and sell “penny stocks.” The “penny stock” designation may have a depressive effect upon our common stock price. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. Because our common stock is subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Our amended and restated certificate of incorporation allow for our board to create new series of preferred stock without further approval by our shareholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further shareholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, provide holders of the preferred anti-dilution protection, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing shareholders.

The issuance of our common stock to Bucktown upon conversion of the Note will cause dilution and the sale of the shares of common stock acquired by Bucktown and Streeterville, or the perception that such sales may occur, could cause the price of our common stock to fall.

On March 5, 2021, we entered into the Securities Purchase Agreement with Bucktown pursuant to which we issued Bucktown the Note under which we may borrow up to $11,000 including the first $1,000 we received.

The conversion price for the shares issuble to Bucktown under the Note will fluctuate based on the price of our common stock, subject to a floor price of $0.04. Depending on market liquidity at the time, such conversions may cause the trading price of our common stock to fall. Additionally, the amount that we may issue to Bucktown from the Note’s principal alone could be as high as 330,000,000 shares, assuming the floor price of $0.04 applies and all conversions possible under the Note are made by Bucktown, and without taking into account interest and other amounts that may accrue. As of July 28, 2021, we have 583,470,903 shares of common stock outstanding. Therefore, conversions under the Note could be highly dilutive to our current or future shareholders.

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Substantial future sales of our common stock by us or by our existing shareholders could cause our stock price to fall.

Additional equity financings (in addition to the shares issued or issuable to Bucktown upon conversions of the Note and Streeterville upon exercise of warrants) or other share issuances by us, including shares issued in connection with strategic alliances and corporate partnering transactions, and shares issued on the conversion of outstanding notes, could adversely affect the market price of our common stock. Sales by existing shareholders of a large number of shares of our common stock in the public market or the perception that additional sales could occur could cause the market price of our common stock to drop.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements including statements regarding our liquidity, anticipated capital expenditures including in repairing or replacing defective Bitcoin miners, growth strategy, and plans for our facility, the mining machines deployed or to be deployed there and other supplemental or alternative uses of such facility we are considering or may pursue in the future, and the price and market acceptance of Bitcoin and other cryptocurrencies.

All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in “Risk Factors” elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any risk factor, or combination of risk factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We expect to use the proceeds from the sale of shares of common stock to Streeterville for general corporate purposes, including funding any operating deficits, acquiring additional miners, expansion of our facility, and acquiring additional Bitcoin mining facilities.

CAPITALIZATION

As of July 28, 2021, we have 583,470,903 shares of common stock issued and outstanding. Other than the shares of common stock underlying the Note issued to Bucktown in March 2021 and the warrants issued to Streeterville, there are no shares of common stock underlying derivative securities such as stock options, warrants, convertible preferred stock or convertible debt.

MARKET FOR COMMON STOCK

Our common stock is quoted on the OTCQB under the symbol “MGTI”. Our common stock last traded at $0.0425 on July 28, 2021. As of that date there were approximately 364 stockholders of record. We believe that additional beneficial owners of our common stock hold shares in street name.

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BUSINESS

Overview

MGT Capital Investments, Inc. (together with its subsidiary, the “Company” or “MGT”) is a cryptocurrency mining company focused on mining Bitcoin. The Company was originally incorporated in Utah in 1977 before it changed its state of incorporation to Delaware in 2000. MGT is comprised of the parent company and its wholly owned subsidiary MGT Sweden AB. MGT’s corporate office is in Raleigh, North Carolina.

All references to the “Company”, “MGT”, “we”, “our” and “us” refer to MGT Capital Investments, Inc., unless the context otherwise indicates.

Bitcoin Mining

We focus our efforts on mining Bitcoin by deploying special cryptocurrency mining computers (commonly referred to as “miners”) designed to mine for Bitcoin. Bitcoin is a digital asset, also known as a cryptocurrency, which is issued by and transmitted through an open source, decentralized system collectively maintained by a peer-to-peer network of user nodes. Bitcoin can be used on some platforms to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates of exchange determined by market forces on Bitcoin trading platforms.

We use our miners to obtain Bitcoin, which they accomplish by solving complex cryptographic computer algorithms to support the Bitcoin blockchain in a process known as “solving a block.” The blockchain is a decentralized transaction ledger comprised of a chronological series of transactions grouped into blocks that require a mathematical problem to be solved for the addition of new blocks. In solving a block, Bitcoin miners provide transaction verification services to the blockchain, as solving the complex algorithms operates to encode additional blocks into the blockchain, and these blocks serve as permanent, verified records of transactions once they are added to the blockchain. In return for solving a block, we receive a number of Bitcoin, which we may hold for our own account and/or sell at various times and prices as may be determined by our management team.

Miners’ capability in solving blocks is measured in terms of processing power, which is referred to in the industry as “hashing” power. Hashing power is measured in terms of the number of hashing algorithms solved (or “hashes”) per second (“H/s”), which is the miner’s “hash rate.” Generally speaking, miners with greater hashing power relative to other miners attempting to solve a block have a higher probability of solving the block and receiving a Bitcoin in return. However, some industry participants have observed that increasing the hash rate generally requires greater electrical power, which increases the cost of solving a block and, therefore, the relative cost of Bitcoin mining. Further, because blocks are added to the blockchain on a “first-to-finish” basis, meaning that the first miner to solve an algorithm and verify a given transaction is the only miner to receive a Bitcoin reward, the profitability of Bitcoin mining have historically decreased as competition increases to solve each block, to the extent the price of the Bitcoin being received has not commensurately increased.

Because a large number of miners compete for the limited supply of blocks and may operate for extended periods of time without finding a block and receiving any reward for their mining efforts, some miners have organized into pools to share mining rewards based on total hashing capacity contributed to the mining pool, and thereby mitigate the risk of not being rewarded for prolonged mining efforts. A “mining pool” is the pooling of resources by miners, who share their processing power over a network and split rewards according to the amount of hashing power they contributed to solving a particular block, regardless of whether the individual miner actually solved the applicable algorithm. By enabling members of the pool to leverage collective computing power and share resulting profits, mining pools help Bitcoin mining operators mitigate the risk of profit reduction based on increased competition and probability variance which results from the first-to-finish model that the blockchain employs.

The Company utilizes third party mining pool service providers to receive compensation for its mining efforts, which partially mitigates the risk of enduring extended periods without receiving revenue from its operations. The Company participates in pools on an at-will basis, and is under no obligation to remain in a given pool and may terminate its engagement with a given pool at any time. Presently, management believes participating in mining pools is the most efficient means of mining Bitcoin, but is under no obligation, nor does it provide any assurance that it will continue to do so in the future.

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Results of Our Mining Efforts

As blocks are solved, the Company’s account at the pool is awarded Bitcoin from the pool operator in proportion to the relative hashrate of the Company’s miners. MGT then transfers the Bitcoin from its pool account to a third-party Bitcoin wallet. Finally, the Bitcoin are exchanged for dollars via periodic sales to a registered broker dealer. To date, the Company has held a minimal amount of Bitcoin at any point in time, preferring to monetize the Bitcoin rewards relatively quickly after mining. For the years ended December 31, 2020 and 2019, the Company recognized revenue of $1,434 and $406, respectively, representing 162 Bitcoin and 99 Bitcoin respectively. The fair market of Bitcoin held as of December 31, 2020 was $4, and $18 on December 31, 2019.

Mining Facilities, Equipment and Contracts

Facility

Following a review of our Bitcoin mining operations in early 2019, we made the strategic decision to consolidate our mining operations in a Company-owned and operated facility and purchased six acres of land in LaFayette, Georgia in May, 2019 for this purpose. Prior to establishing our own facility, we had located our Bitcoin mining operations at third-party locations under which we paid for hosting facilities, including rent, maintenance, and electricity. In addition, the Company received fees to manage mining operations at facilities and using equipment owned or leased by the third parties. As of January 1, 2020, we terminated those arrangements

In connection with consolidating our activities in a Company-owned and managed facility, we acquired the following assets during the period beginning January 1, 2019 through December 31, 2020:

●	six acres of land in Lafayette, Georgia for $55;
●	1,500 Bitcoin miners for $2,313;
●	Infrastructure costs totaling $905, including transformers and related equipment, land preparation, fencing, electrical contracting, permits, design and architectural fees; and
●	five modified Bitcoin mining containers for $761.

The entire facility, including the underlying land, transformers, containers, and miners, are owned by MGT.

Miners

As of July 24, 2021, the Company owns 630 Antminer S17 Pro Bitcoin miners, all located at its LaFayette, Georgia facility. As more fully described in the following paragraph, over 60% of these miners require various repairs to be productive. We previously purchased a total of 1,500 miners in the latter part of 2019 for an aggregate purchase price of approximately $2,768, which was paid in full. All miners were purchased from Bitmaintech Pte. Ltd., a Singapore limited company (“Bitmain”), with each capable of a hash rate of approximately 50 petahashes per second in computing power (each petahash equates to one quadrillion hashes). From May 2020 through July 24, 2021, the Company sold a total of 825 of these miners, receiving aggregate gross proceeds of approximately $600, and has scrapped 45 units due to burning or other events that reduced their value to zero.

During 2020, the Company began to suffer component issues, such as heat sinks detaching from hash boards, and failures of both power supplies and hash board temperature sensors. Although Bitmain has acknowledged manufacturing defects in various production runs of S17 miners, the Company has not been successful in obtaining any compensation from Bitmain to date. The manufacturing defects, combined with inadequate repair facilities has rendered approximately 400 of our 630 miners in need of repair or replacement. The Company is using a third-party repair facility to repair its non-working hash boards and expects the process to be complete in the third calendar quarter of this year. While initial small batches of repaired hash boards have shown a high success rate, there can be no guaranty that all future repairs will be as successful. As of July 24, 2021, 420 of these bad hash boards (enough to power 140 miners) are being repaired in a Chinese facility and approximately 400 more hash boards remain unused at our facility pending repair, replacement or sale as management may determine. It is not possible at the present time to estimate the cost of repair or the success rate of repairs. To date, we have incurred approximately $50 in costs of repairing or replacing the defective machines.

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Our miners incorporate ASIC chips specialized to solve blocks on the Bitcoin blockchains using the 256-bit secure hashing algorithm (“SHA-256”) in return for Bitcoin cryptocurrency rewards. Therefore, the only cryptocurrencies we can mine using our miners are those whose blockchain uses SHA-256, which includes Bitcoin and Bitcoin cash. If Bitcoin, or any other cryptocurrency we may choose to mine in the future, cease using SHA-256, we would likely incur significant costs to replace our existing miners. Moreover, our S17 Pro miners are prior generation machines, having been replaced by Bitmain with S19 models.

Electricity Supply

Miners require large amounts of electrical energy to perform their functions and mine Bitcoin, and a critical aspect of operating in the cryptocurrency mining industry is therefore obtaining a reliable supply of electricity at a relatively low and stable cost. To this end, in June 2019 the Company entered into a contract for electric power (the “Electricity Agreement”) with the City of Lafayette, Georgia, a municipal corporation of the State of Georgia (“the City”). Under the Electricity Agreement, the Company makes monthly payments based upon electricity consumed, at a negotiated kilowatt per hour rate, inclusive of transmission charges and exclusive of state and local sales taxes. Over time, the Company is entitled to utilize an electrical load of 10 megawatts. For each month, the Company estimates its expected electrical load, and should the actual load drop below 90% of this estimate, the City reserves the right to impose a modest penalty to the hourly kilowatt rate for electricity consumed.

In connection with the Electricity Agreement, the Company paid a $154 security deposit, which was reduced to $120 in June 2020. The Electricity Agreement expires on September 30, 2021, and the Company has begun negotiations for an extension or new contract shortly. There can be no assurance that that the Company and City will reach agreement with acceptable price and volume metrics, if at all.

The electrical load for the Company’s current mining facility is estimated at under one megawatt. As the Company is presently using only a small portion of the built-out available electrical load, we are exploring ways to grow and maintain our current operations including but not limited to through potential further equipment sales, leasing space to other cryptocurrency miners, and/or raising capital to acquire a more recent generation of miners. However, our decision or ability to take such action will depend in large part on the results of negotiations for renewal of the Electricity Agreement or a new contract for the supply of electricity with the City, as no other utility provider is available.

Limitations on Bitcoin Mining

Halving of Bitcoin Rewards

The blockchain’s method for creating new Bitcoins is mathematically determined in a manner so that the supply of Bitcoins grows at a limited rate pursuant to a pre-set schedule. Specifically, the number of Bitcoins awarded for solving a new block is automatically halved for every 210,000 blocks that are solved. The current fixed reward for solving a new block is 6.25 Bitcoins per block, which was reduced from 12.5 Bitcoins in May 2020. This deliberately controlled rate of Bitcoin creation means that the number of Bitcoins in existence will never exceed 21 million and that Bitcoins cannot be devalued through excessive production unless the Bitcoin network’s source code and the underlying protocol for Bitcoin issuance is altered. This also means, however, that our revenue prospects will decline unless the price of a Bitcoin increases commensurately. As of June 24, 2021, approximately 19 million Bitcoin have been mined.

Market Price of Bitcoin

Our ability to generate revenue is almost exclusively dependent on the price of Bitcoin. The prices of cryptocurrencies, specifically Bitcoin, have experienced substantial volatility, including fluctuation patterns which may reflect “bubble” type volatility, meaning that high or low prices at a given time may not be indicative of the current or future value of Bitcoin. The price of a Bitcoin may be subject to rapidly changing investor and market sentiment, and may be influenced by factors such as technology, regulatory developments and media coverage. Further, Bitcoin’s value, like that of other cryptocurrencies, may be based on various factors, including their acceptance as a means of exchange or purchasing power by consumers and vendors, volume, liquidity and transferability and market demand. Bitcoin’s current price reflects, in part, the belief by some that Bitcoin could become a widely accepted form of currency, however if this prediction turns out to be incorrect its price could decrease dramatically, as would our prospects for future revenue and profits. See “Risk Factors” beginning on page 4 for more information on the risks we face due to our dependence on Bitcoin and its speculative and volatile nature.

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POD5 Joint Venture

On August 14, 2018, the Company entered a Joint Venture and Collaboration Agreement with Bit5ive, LLC, formerly known as Uptime Hardware LLC (“Bit5ive”), to develop, manufacture and market cryptocurrency mining containers with one megawatt of electrical capacity (the “POD5 Agreement”). The POD5 Agreement has a term of five years. Pursuant to the POD5 Agreement, the Company paid $25 and issued 200,000 shares of the Company’s common stock to Bit5ive and the Company receives royalty payments from Bit5ive equal to 5% of the gross sales of the containers, exclusive of shipping and taxes. Pursuant to the POD5 Agreement, Bit5ive has authority to make final decisions regarding the management and operation of the joint venture. As of July 24, 2021, the Company received $55 of royalties under the POD5 Agreement, including $44 in 2019 and $4 in 2020.

Government Oversight

Blockchain networks are a recent technological innovation and the regulatory schemes to which Bitcoin and the blockchain network may be subject have not been fully explored or developed. Recent actions taken by the SEC in its DAO Report that certain cryptocurrencies may be securities and actions taken by the CFTC including its July 24, 2017 order approving the first derivative clearing organization for digital currency swaps reflects that we may face increased government regulation and oversight. As stated in the SEC’s July 25, 2017 DAO Report, its Chairman’s remarks and concerns about the “Wild West” nature of the digital assets market and reports that its staff is issuing subpoenas will adversely affect the Company’s future acquisition of blockchain by limiting the amount of Bitcoin it may hold and creating increased compliance and legal costs.

In the future before we acquire more Bitcoin or sell our Bitcoin, we may be required to examine how they were or are being offered for sale to determine if they were or are being offered as an investment contract or security. Because of legal uncertainties, careful examination of the results of our compliance review will be required by experienced securities counsel. Because of regulatory requirements and limitations, such as the imposition by the 1940 Act of a 40% limitation on investment securities proportional to total assets to avoid being treated as an investment company (which would result in onerous disclosure and compliance requirements and related expenditures), we may need to limit the amount of Bitcoin we hold at a given time. If our compliance procedures and legal reviews prove to be incorrect, we may incur the likelihood of prohibitive SEC penalties and/or private lawsuit defense costs and adverse rulings. Following the issuance of the DAO Report, promoters sought to evade it by callings cryptocurrencies such as Bitcoin “utility tokens” even where the developer retained material future services that affected the profitability and future value of the coins. The SEC quickly stopped one such initial coin offering, which clearly was intended to send a message.

Regulatory focus on cryptocurrency has been magnified in recent years and months as the price of cryptocurrencies, particularly Bitcoin but also others, has been subject to significant volatility including a dramatic increase in recent months. In particular, the Cyber-Digital Task Force of the U.S. Department of Justice (the “DOJ”) published a report entitled “Cryptocurrency: An Enforcement Framework” in October 2020. This report provides a comprehensive overview of the possible threats and enforcement challenges the DOJ views as associated with the use and prevalence of cryptocurrency, as well as the regulatory and investigatory means the DOJ has at its disposal to deal with these possible threats and challenges. More recently, on April 20, 2021 the House of Representatives passed a bill for proposed legislation titled “Eliminate Barriers to Innovation Act of 2021” which, if enacted, would call for a joint “working group” comprised of representatives of the SEC and CFTC and nongovernmental representatives involved in the financial technology and investment communites to prepare a report to address regulatory issues and make recommendations with respect to how to appropriately regulate of the industry.

With respect to cryptocurrency mining, in March 2021, the governmental authorities for the Chinese province of Inner Mongolia began taking actions to impose an outright ban on cryptocurrency mining in the province due to the practice’s intense electrical power consumption and its negative environmental impacts (both in terms of the manufacture of miners and the use of electrical power to mine cryptocurrency). While we are not aware of any similar actions taken in the U.S., if in the future such action or other regulatory action is taken or legilsiation is adopted that prohibits, limits or otherwise negatively impacts our cryptocurrency mining, we may be forced to relocate, reduce or even cease our mining operations.

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As both the regulatory landscape develops and journalistic familiarity with cryptocurrencies increases, mainstream media’s understanding of them and the regulation thereof may change. Regulation of cryoptocurrencues varies from country to country as well as within countries. An increase in the regulation of cryptocurrencies may affect our business by increasing compliance costs or prohibiting certain or all of our proposed activities. The Company intends to continue mining Bitcoin and to hold and sell the resulting Bitcoin it acquires, and to monitor with its legal counsel the regulatory environment regarding of cryptocurrencies for appropriate response in relation to its operations. For more information on regulatory risks regarding Bitcoin and other cryptocurrency, see “Risk Factors” beginning on page 4 and “Business” beginning on page 24.

Competition

The Company competes with other entities and individuals engaged in cryptocurrency mining, ranging from individuals operating one or a few miners to large mining corporations with thousands of miners, many of whom are vertically integrated and/or have greater capital, human or technological resources than we do. Further, miners often organize into mining pools (as described in “Bitcoin Mining”), and as we compete on an individual basis with others who mine for Bitcoin, we also compete as a group with the rest of our pool against other miners outside of our pool. Further, we compete with other companies that focus all or a portion of their activities on owning or operating cryptocurrency exchanges, developing programming for the blockchain, and mining a broader range of cryptocurrencies than Bitcoin, such as litecoin and ethereum, and our relative lack of diversification could adversely affect our ability to continue or grow our operations, or to adjust to market changes. At present, the information concerning the activities of most competing enterprises is not readily available to us as the vast majority of the participants in the cryptocurrency sector do not make information about their business or operations available to the general public. However, among our competitors for which information is publicly available are Marathon Digital Holdings, Inc. and Riot Blockchain, Inc.

In recent years, as the price of a Bitcoin has increased, so too has our competition. The scale and sophistication of competition in the cryptocurrency mining industry, with new entrants and existing competitors gaining access to substantial capital resources to build larger mining operations, may require us to increase our expenditures and raise capital for such purpose, or enter to into strategic relationships with third parties. While we believe that participating in mining pools helps us compete, it may not be sufficient, especially given the practice’s dependence on third parties who can leave the pool at any time. As recent trends demonstrate, the cryptocurrency industry is a highly competitive and evolving industry and new competitors and/or emerging technologies could enter the market and affect our competitiveness in the future.

Employees

Currently, the Company and its subsidiary have 2 full-time employees. None of our employees are represented by a union and we believe our relationships with our employees are good.

Available Information

MGT maintains a website at www.mgtci.com. The Company makes available free of charge our annual reports on Form 10–K, quarterly reports on Form 10–Q and current reports on Form 8–K, including any amendments to the foregoing reports, as soon as is reasonably practicable after such material is electronically filed with, or furnished to, the SEC. These materials along with our Code of Business Conduct and Ethics are also available through our corporate website at www.mgtci.com. The public may also download these materials from the SEC’s website at http://www.sec.gov. Any amendments to, and waivers of, our Code of Business Conduct and Ethics will be posted on our corporate website. The Company is not including the information contained at mgtci.com as a part of this prospectus.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

MGT Capital Investments, Inc. (together with its subsidiary, the “Company” or “MGT”) is a cryptocurrency mining company focused on mining Bitcoin.

Following a review of MGT’s Bitcoin mining operations in early 2019, we determined to consolidate our activities in a Company-owned and managed facility. Central to this strategy was the purchase of land in LaFayette, GA and the entry into a contract for electricity in the second quarter of 2019 which provides for our electricity supply at relatively low cost. Located adjacent to a utility substation, the six acre property has access to over 20 megawatts (MW) of low-cost power. Prior to these events, we terminated our third-party arrangements for collaborative mining in favor of launching our in-house Company-owned facility.

The Company owned approximately 630 Antminer S17 Pro Bitcoin miners located in LaFayette, GA as of July 24, 2021. All miners were purchased from a single manufacturer, Bitmain, and are collectively rated at approximately 30 Ph/s (petahashes1 per second) in computing power. Bitmain has acknowledged manufacturing defects in the model of miners we operate which, due to delays in repairs, has rendered approximately 400 of our miners in need of repair or replacement. All miners affected by defects remain out of operation. We estimate that these defects have resulted in approximately $50 in repair and replacement costs and $1,000 in lost revenue.

The Company’s miners are housed in three modified shipping containers. The Company’s current electrical load is estimated at under 1.0 MW. The entire facility, including the land, two 2500 KVA 3-phase transformers, the mining containers, and miners, are owned by MGT. As the Company is presently using only a portion of the built-out available electrical load, we are exploring ways to grow and maintain our current operations including but not limited to further potential equipment sales, leasing space to other Bitcoin miners, and raising capital to acquire the newest generation miners.

Results of operations

Years ended December 31, 2020 and 2019

Revenues

Our revenues for the year ended December 31, 2020 increased by $990, or 220%, to $1,440 as compared to $450 for the year ended December 31, 2019. Our revenue is primarily derived from cryptocurrency mining which totaled $1,434 during 2020. The increase in revenue is a result of increased Bitcoin mining production and Bitcoin prices.

Our revenue in future periods is subject to uncertainty, as the price of Bitcoin has historically been volatile and impossible to predict. For example, in the last two years the price of Bitcoin ranged from a low of $4 on March 13, 2020 to as high as $65 on April 14, 2021. Additionally, our miners our subject depreciation in functionality, and will likely need to be replaced eventually, either due to ordinary wear and tear or competitive market forces. Many of our competitors have already upgraded to Bitmain’s model S19 miners which were released in May 2020.

The Company is also entitled to a royalty from any sales of POD5 mining containers manufactured and sold by Bit5ive, LLC. During 2020 and 2019, the Company recognized $4 and $44, respectively, in royalties under this agreement, with the reduction due to a lower number of POD5 sales.

Operating Expenses

Operating expenses for the year ended December 31, 2020 decreased by $3,640, or 46%, to $4,311 as compared to $7,951 for the year ended December 31, 2019. The decrease in operating expenses was comprised of lower general and administrative expenses of $4,857, offset by an increase in cost of revenue of $1,218 as more particularly described below. Cost of revenue and other operating expenses may increase in subsequent periods as our relatively low-cost electricity contract is scheduled to expire in September 2021 and is presently subject to negotiations, and we may be required to repair or replace our older-model S17 miners.

1 One petahash is equal to a quadrillion hashes.

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Cost of Revenue

Cost of revenue for the year ended December 31, 2020 increased by $1,218, or 239%, to $1,728 as compared to $510 for the year ended December 31, 2019. The primary reasons for this increase included higher electricity usage of $560 from increased Bitcoin mining as we expanded our fleet of miners between periods, and higher depreciation expense of $932 resulting from recognition of a full year of service of our Bitcoin mining machines and related assets; these assets were placed in service in the fourth quarter of 2019, and were depreciated for just one quarter in 2019. These increases were partially offset by approximately $276 relating to other costs of revenue.

General and Administrative Expenses

The decrease in general and administrative expenses of $4,857 or 65% to $2,584 as compared to $7,441 for the year ended December 31, 2019, was primarily caused by a decrease in stock-based compensation of $2,078 based on fewer shares issued or vested and a lower stock price in 2020 compared to 2019, a decrease in payroll and related expenses of $436, a decrease of consulting fees in the amount of $643, and a decrease in legal and professional fees of $208. These decreases were partly offset by an increase related to the Company’s mining facility of $104. We may incur additional general and administrative expenses in subsequent periods we seek to grow our executive management team and board of directors, as we currently have only one executive officer who also serves as one of our two directors.

Other Income and Expense

For the year ended December 31, 2020, non–operating expense consisted of accretion of debt discount of $882, a loss on sale of property and equipment of $352, and interest expense of $347, partially offset by the change in fair value of the liability associated with the termination of management agreements of $26, the change in fair value of derivative liability of $309, funding from Paycheck Protection Program Loan of $111, and other income of $119.

For the year ended December 31, 2019, non–operating expense consisted of accretion of debt discount of $5,605, partially offset by a gain on extinguishment of debt of $3,540, interest income of $10, a gain on sale of property and equipment of $599, and a change in the fair value of the liability associated with the termination of the management agreements of $176.

Three months ended March 31, 2021 and 2020

Revenues

Our revenues for the three months ended March 31, 2021 decreased by $384, or 57%, to $293, as compared to $677 for the three months ended March 31, 2020. Our revenue is primarily derived from cryptocurrency mining. The decrease in revenues is a result of lower Bitcoins mined due to fewer miners in operations and higher difficulty rate, offset by increased Bitcoin prices.

The Company is also entitled to a royalty from the sale of the Pod5ive Containers. During March 31, 2021 and 2020, the Company recognized $7 and $3 respectively, in royalties under this agreement due to a higher number of Pod5ive Container sales.

Operating Expenses

Operating expenses for the three months ended March 31, 2021 decreased by $900, or 55%, to $735, as compared to $1,635 for the three months ended March 31, 2020. The decrease in operating expenses was primarily due to a decrease in general and administrative expenses of $545, primarily from a decrease in legal and professional fees, as well as a decrease of $355 in cost of revenue from lower electricity usage.

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The decrease in general and administrative expenses of $545 or 53%, to $485, as compared to $1,030 for the three months ended March 31, 2020, was primarily due to a decrease in stock-based compensation of $220 based on fewer shares issued or vested, a decrease in payroll and related expenses of $123, a decrease in consulting fees in the amount of $82, and a decrease of legal and professional fees in the amount of $397. The decrease of $355 in cost of revenue is primarily from lower electricity usage due to having fewer Bitcoin miners in operation.

Other Income and Expense

For the three months ended March 31, 2021, non–operating income and expenses consisted primarily interest expense of $11, accretion of debt discount of $62 and change in fair value of derivative of $67, and a gain on sale of property and equipment of $1. During the comparable period ended March 31, 2020, non–operating income and expenses consisted of interest income of $10, accretion of debt discount of $421, a gain from the change in the fair value of the liability associated with the termination of the management agreements of $15 and a gain on sale of property and equipment of $30.

Liquidity and Capital Resources

Sources of Liquidity

We have historically financed our business through the sale of debt and equity interests. We have incurred significant operating losses since inception and continue to generate losses from operations and as of December 31, 2020 and March 31, 2021 we have an accumulated deficit of $418,389 and $418,970, respectively. At December 31, 2020 and March 31, 2021, our cash and cash equivalents were $236 and $1,188, and our working capital deficit was $1,527 and $792, respectively. As of March 31, 2021, we had $1,440 of promissory notes outstanding.

In January 2020, management completed the initial phase of its plan to consolidate its activities in Company-owned and managed facility, executing on its expansion model to secure lower cost power and grow its cryptocurrency assets. In connection with this plan, the Company terminated its management agreements and its third-party hosting arrangements in 2019. The Company will need to raise additional funding to grow its operations and to pay current maturities of debt. There can be no assurance however that the Company will be able to raise additional capital when needed, on favorable terms or at all, or if current our future available sources will be sufficient for our capital needs and business strategy. Such factors raise substantial doubt about the Company’s ability to sustain operations for at least one year from the issuance of these consolidated financial statements for the year ended December 31, 2020. The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

We have agreed to advance defense costs and indemnify Mr. Robert Ladd for the derivative actions brought against him described elsewhere in this prospectus. As of June 30, 2021, we owe approximately $348 to the law firm defending Robert Ladd in connection with such actions. These amounts are not, and any future expenses incurred in connection with our indemnification obligations will not be, covered by our prior Director and Officer Insurance which has been exhausted.

The price of Bitcoin is highly volatile, and fluctuations are common. Declines in the price of Bitcoin have had a negative impact in our operating results and liquidity and could harm the price of our common stock. Movements may be influenced by various factors, including, but not limited to, government regulation, security breaches, cyberattacks or hacking experienced by service providers, as well as political and economic uncertainties around the world. Since we record revenue based on the price of earned Bitcoin and we may retain such Bitcoin as an asset or as payment for future expenses, the relative value of such revenues may fluctuate, as will the value of any Bitcoin we retain. The high and low exchange rate per Bitcoin for the year ending December 31, 2020, as reported by Blockchain.info (which website is not being incorporated into this prospectus), were approximately $5 and $29 respectively. During the period of January 1, 2021 through March 31, 2021, the price of Bitcoin remained very volatile, with a low and high exchange price per Bitcoin of approximately $31 and $61 respectively.

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The supply of Bitcoin is finite. Once 21 million Bitcoin are generated, the network will stop producing more unless the blockchain’s source code is collectively altered by users. Currently, there are approximately 19 million Bitcoin in circulation, or 90% of the total supply of Bitcoin. Within the Bitcoin protocol is an event referred to as halving upon which the Bitcoin reward provided upon solving a block is reduced by 50%. Halvings are scheduled to occur once every 210,000 blocks, which historically equated to once every roughly every four years (although this period decreases with increased mining activity, computing power and hash rates), until the maximum supply of 21 million Bitcoin is reached. The most recent halving occurred in May 2020, with a revised reward payout of 6.25 Bitcoin per block, down from 12.5 Bitcoin after the prior halving.

Given a stable hash rate, a halving reduces the number of new Bitcoin being generated by the network. While the effect is to limit the supply of new Bitcoins, it has no impact on the quantity of total Bitcoin outstanding. As a result, the price of Bitcoin could rise or fall based on overall investor and consumer demand and other relevant market forces. Should the price of Bitcoin remain unchanged after the next halving, the Company’s revenue would be reduced by 50%, with a much larger negative impact to profit.

COVID-19 Update

The COVID-19 pandemic represents a fluid situation that presents a wide range of potential impacts of varying durations for different global geographies, including locations where we have offices, employees, customers, vendors and other suppliers and business partners. Like most US-based businesses, the COVID-19 pandemic and efforts to mitigate the same began to have impacts on our business in March 2020. By that time, much of our first fiscal quarter was completed. In light of broader macro-economic risks and already known impacts on certain industries, we have taken, and continue to take targeted steps to lower our operating expenses because of the COVID-19 pandemic. While we only have two employees and therefore have not been materially affected by COVID-19 in our day-to-day operations, we use a number of contractors and suppliers on whom we rely to operate our miners and generate Bitcoin. Therefore, we have continued to monitor the impacts of COVID-19 on our operations and business closely and this situation could change based on a significant number of factors that are not entirely within our control or purview, including as those described elsewhere in this prospectus.

To date, travel restrictions and border closures have not materially impacted our ability to operate. However, if such restrictions become more severe, they could negatively impact those activities in a way that would harm our business over the long term. Travel restrictions impacting people can restrain our ability to operate, but at present we do not expect these restrictions on personal travel to be material to our business operations or financial results. Like most companies, we have taken a range of actions with respect to how we operate to assure we comply with government restrictions and guidelines as well as best practices to protect the health and well-being of our employees. We have also undertaken measures to reduce our administrative and advisory costs required as a publicly reporting company. Actions taken to date include salary reductions for senior management and termination of certain consulting agreements. However, the impacts of COVID-19 and efforts to mitigate the same have remained unpredictable and it remains possible that challenges may arise in the future. As the U.S. is re-opening, we do not anticipate further impact, other than possible supply delays, although no assurances can be given.

Sale of Preferred Stock

On April 12, 2019, our board of directors approved the authorization of 200 shares of Series C Convertible Preferred Stock with a par value of $0.001 and a stated value of $10 per share (“Preferred Shares”). The holders of the Preferred Shares are not entitled to voting rights or to receive dividends. At any time prior to the one-year anniversary from the issuance date, the Company may redeem the Preferred Shares at 1.4 times the Stated Value, following which we may redeem the Preferred Shares at 1.2 times the Stated Value.

Each Preferred Share is convertible into shares of our common stock in an amount equal to the greater of: (a) 200,000 shares of common stock or (b) the amount derived by dividing the Stated Value by the product of 0.7 times the market price of our common stock, defined as the lowest trading price of our common stock during the ten day period preceding the conversion date. The holder may not convert any Preferred Shares if the total amount of shares, together with holdings of its affiliates, following a conversion shall exceed 9.99% of our common stock. The common shares issued upon conversion have been registered under our registration statement on Form S-3. On April 12, 2019 and July 15, 2019, we sold 190 Preferred Shares for $1,890 and 10 Preferred Shares for $100, respectively.

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Sale of Common Stock

On April 12, 2019, we entered into a purchase agreement with an accredited investor whereby we sold 17,500,000 shares of our common stock for $525 pursuant to our registration statement on Form S-3. The holder of these shares is also the holder of an unsecured promissory note in the amount of $3,600 (the “June 2018 Note”) and an affiliate of the acquirer of 160 shares of the Preferred Shares of which 115 are issued and outstanding as of December 31, 2020.

On January 28, 2021 and February 18, 2021, we issued 2,597,403 and 27,272,727 shares of the Company’s common stock, respectively, to Chicago Venture Partners L.P., a Utah limited partnership, and Uptown Capital LLC, a Utah limited liability company, in connection with the conversion of 10 and 105 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred”). Following these conversions, the Company has no Series C Preferred issued or outstanding.

On July 21, 2021, we entered into a Securities Purchase Agreement with Streeterville pursuant to which we issued Streeterville 35,385,704 shares of common stock which are being registered hereunder, as well as 35,385,704 five-year warrants exercisable at $0.05 per share which are not being registered. See “The Streeterville Transaction” beginning on page 43 of this prospectus for more information.

Debt Financing

December 2020 Note

On December 8, 2020, we entered into a securities purchase agreement with Bucktown pursuant to which we issued a convertible promissory note in the principal amount of $230 which is convertible, at the option of the holder, into shares of common stock at a conversion price equal to 70% of the lowest traded price for a share of common stock during the ten Trading Days immediately preceding the applicable conversion. The Company received consideration of $200 for the convertible promissory note. The note bears interest at a rate of 8% per annum and matures in twelve months.

On June 15, 2021 and July 27, 2021, Bucktown converted $120 and $121, respectively, of principal of the December 2020 Note into 4,761,905 and 6,673,384 shares of common stock, respectively. Following these conversions, the outstanding principal balance of the December 2020 Note is zero.

On March 5, 2021, we entered into a Securities Purchase Agreement with Bucktown pursuant to which we issued Bucktown the Note.

The PPP Loan

On April 16, 2020, we entered into a promissory note with Aquesta Bank for $108 in connection with the Paycheck Protection Program (“PPP”) administered by the U.S. Small Business Administration (the “PPP Loan”). In addition, in July 2020, the Company received $3 from the SBA as a COVID-19 Economic Injury Disaster Loan Advance (the “EIDL Advance”).

On April 1, 2021, the Company received notice of forgiveness from the SBA in the amount of $108 in relation to the PPP Loan. The Company’s EIDL Advance was also forgiven. The Company has concluded that the PPP Loan and EIDL Advance represent, in substance, a government grant that is forgiven in its entirety. As such, in accordance with International Accounting Standards (“IAS”) 20, “Accounting for Government Grants and Disclosure of Government Assistance,” the Company has recognized the entire PPP Loan and EIDL Advance amount of $111 as grant income, which is included in other non-operating income (expense) in the consolidated statement of operations for the year ended December 31, 2020.

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Property & Equipment Acquisitions and Commitments

In connection with consolidating our activities in a Company-owned and managed facility in LaFayette, Georgia, during 2019 and 2020 we acquired six acres of land, 1,500 Bitcoin miners and five modified mining containers at a total cost of $3,129. This does not include $905 in infrastructure costs, including installing transformers, land preparation, fencing, electrical contracting, permits, design and architectural fees.

Phase I of the LaFayette facility is structurally complete. The entire facility, including the land, electrical transformers, the mining containers and the miners, are owned by MGT. As we are presently using only a small percentage of the available electrical load, we are exploring ways to grow our current operations.

Cash Flows

	Years ended December 31,
	2020	2019
Cash (used in) / provided by
Operating activities	$(650)	$(3,960)
Investing activities	$359	$(3,314)
Financing activities	$311	$7,394
Net increase in cash and cash equivalents	$20	$120

	Three Months ended March 31,
	2021	2020
Cash provided by / (used in)
Operating activities	$(179)	$183
Investing activities	$131	$(381)
Financing activities	$1,000	$-
Net increase (decrease) in cash and cash equivalents	$952	$(198)

Operating activities

Net cash used in operating activities was $650 for the year ended December 31, 2020 as compared to $3,960 for the year ended December 31, 2019. The amount in 2020 primarily consisted of a net loss of $3,887 offset by non-cash charges of $2,536 (including: stock-based compensation of $222, an impairment charge to the Company’s intangible cryptocurrency mining assets of $49, depreciation expense of $1,102, amortization of debt discount of $882, non-cash interest expense of $355 and loss on sale of property and equipment of $352, and reduced by other non-cash items, including funding from the PPP Loan recognized as income in the amount of $111, the change in the fair value of the liability associated with the termination of the management agreements of $26, the change in the fair value of the derivative liability of $309, and a change in working capital excluding cash of $701.

Net cash used in operating activities was $179 for the three months ended March 31, 2021 as compared to net cash provided by operating activities of $183 for the three months ended March 31, 2020. Cash used in operating activities for the three months ended March 31, 2021 primarily consisted of a net loss of $581, offset by non-cash charges of $317 which includes depreciation of $189, change in fair value of derivative liability of $67, amortization of note discount of $62, offset by a gain from sale of property and equipment of $1, and cash provided by a change in working capital of $85. Net cash provided by operating activities of $183 for the three months ended March 31, 2020 primarily consisted of a net loss of $1,324, offset by non-cash charges of $938, which includes depreciation of $342, stock-based compensation of $220 and amortization of note discount of $421, partially offset by a change in fair value of derivative liability of $15 and a gain from sale of property and equipment of $30, and cash provided by a change in working capital of $569.

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Investing activities

Net cash provided by investing activities was $359 for the year ended December 31, 2020 as compared to net cash used in investing activities of $3,314 for the year ended December 31, 2019. The amount in 2020 primarily consisted of purchases of property and equipment of $376, offset by proceeds from the sale of property and equipment of $686.

Net cash provided by investing activities was $131 for the three months ended March 31, 2021 which consisted of proceeds from the sale of property and equipment. Net cash used in investing activities was $381 for the three months ended March 31, 2020 which consisted of purchases of property and equipment of $343 and deposits made on property and equipment of $38.

Financing activities

During the year ended December 31, 2020, cash provided by financing activities totaled $311 which includes $200 in net proceeds from the issuance of notes payable and $111 of proceeds from the PPP Loan.

During the three months ended March 31, 2021, cash provided by financing activities totaled $1,000 from proceeds of the issuance of a convertible promissory note. During the three months ended March 31, 2020 there was no cash provided by or used in financing activities.

Off–balance sheet arrangements

As of December 31, 2020 and March 31, 2021, we had no obligations, assets or liabilities which would be considered off–balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off–balance sheet arrangements.

Critical accounting policies and estimates

Our discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The notes to the consolidated financial statements contained in this prospectus describe our significant accounting policies used in the preparation of the consolidated financial statements. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. We continually evaluate our critical accounting policies and estimates.

We believe the critical accounting policies listed below reflect significant judgments, estimates and assumptions used in the preparation of our consolidated financial statements.

Revenue recognition

Our primary revenue stream is related to the mining of digital currencies. We derive our revenue by solving “blocks” to be added to the blockchain and providing transaction verification services within the digital currency network of Bitcoin, commonly termed “cryptocurrency mining.” In consideration for these services, we receive digital currency (“Coins”). The Coins are recorded as revenue, using the average spot price of Bitcoin on the date of receipt. The Coins are recorded on the balance sheet as an intangible digital asset valued at the lower of cost or net realizable value. Net realizable value adjustments, to adjust the value of Coins to market value, is included in cost of revenue on our consolidated statement of operations. Further, any gain or loss on the sale of Coins would be recorded to costs of revenue. Costs of revenue include hosting fees, equipment and infrastructure depreciation, net realizable value adjustments, and electricity costs.

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We also recognized revenue from our management agreements through their termination in August and September 2019. We received a fee from each management agreement based on the amount of Bitcoin mined, half of profits and were reimbursed for any electricity costs incurred to run the Bitcoin mining machines they managed in their facilities. Additionally, we had machines located in hosted facilities in Ohio and Colorado. We received an allocation of profits from these facilities. We terminated both hosting arrangements in December 2019.

Recent accounting pronouncements

Note 3 to our audited consolidated financial statements appearing elsewhere in this report includes Recent Accounting Pronouncements.

Properties

Our principal corporate office is located at 150 Fayetteville Street, Suite 1110 Raleigh, NC 27601, occupied under a lease that expires January 2023. Monthly rent is $3 until expiration of the lease. A security deposit of $3 was paid upon execution of the lease. We believe our office is in good condition and is sufficient to conduct our operations.

We have constructed our own Bitcoin mining facility on six acres in LaFayette, GA which we acquired in May 2019 for $55. We believe our mining facility is in good condition and is sufficient to conduct our operations.

MANAGEMENT

The following table presents information with respect to our officers and directors as of the date of this prospectus:

Name	Age	Position
Robert B. Ladd	63	President, Chief Executive Officer, acting Chief Financial Officer and Director

Michael Onghai	51	Chairman of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee Member, Independent Director

Directors are elected based on experience, qualifications and in accordance with the Company’s Bylaws to serve until the next annual stockholders meeting and until their successors are elected. Officers are appointed by the board of directors (the “Board”) and hold office until their successors are selected and qualified, until their death or until they resign or have been removed from office.

Background of Officers and Directors

The following is a brief account of the business experience during at least the past five years of our officers and directors, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Robert B. Ladd joined the Company in December 2010 as a Director. He was named Interim President and CEO in February 2011, and appointed President and CEO in January 2012, positions held continuously with the exception of November 2016 through August 2017, during which Mr. Ladd served as President. He also served as our Interim CFO from November 2015 through February 2018 and acted as CFO since July 1, 2020. On September 10, 2018, Mr. Ladd took a leave of absence from his positions as President and CEO and was reappointed as President and CEO on May 1, 2019. Mr. Ladd served on the board of directors Pyxis Tankers (NASDAQ – PXS) from 2016 to 2017. Mr. Ladd has earned his designation as a Chartered Financial Analyst (1986). Based on Mr. Ladd’s familiarity with the Company in serving as our CEO since 2011 and his overall background and experience as an executive in the financial industry, the Nominating and Corporate Governance Committee of the Board concluded that Mr. Ladd has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board.

Michael Onghai was appointed a director in May 2012. Mr. Onghai has been the CEO of LookSmart (OTC: LKST), since February 2013. He is founder and has served as Chairman of AppAddictive, an advertising and social commerce platform, since July 2011. Mr. Onghai is the President of Snowy August Management LLC, a special situations fund concentrating on the Asian market, spin–offs and event–driven situations. Mr. Onghai is the founder of Stock Sheet, Inc., and Daily Stocks, Inc. Mr. Onghai is also an advisor to multiple internet incubators and is a panelist who advises FundersClub on which companies to accept for its venture capital platform. The Board believes that Mr. Onghai has the experience, qualifications, attributes and skills necessary to serve as a Director and Chairman of the Audit Committee because of his years of business experience and financial expertise.

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Involvement in Legal Proceedings

The Company has resolved all shareholder legal actions formerly pending in state and federal courts, which are described below. However, as described below and elsewhere in this Registration Statement, some of these actions are still pending against Mr. Robert Ladd, our Chief Executive Officer, which could result in further liabilities in the form of indemnification and advancement of expenses.

On January 24, 2017, the Company was served with a summons and complaint filed by plaintiff shareholder Atul Ojha in New York state court against certain officers and directors of the Company and naming the Company as a nominal defendant. The lawsuit is styled as a derivative action (the “Ojha Derivative Action”) and was originally filed (but not served on any defendant) on October 15, 2016. The Ojha Derivative Action substantively alleges that the defendants, collectively or individually, inadequately managed the business and assets of the Company resulting in the deterioration of the Company’s financial condition. The Ojha Derivative Action asserts claims including, but not limited to, breach of fiduciary duties, unjust enrichment and waste of corporate assets.

On December 12, 2018, a shareholder derivative action was filed by shareholder Bob Thomas against certain current and former directors, officers and shareholders of the Company, and naming the Company as a nominal defendant, in New York state court, alleging breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, and waste and seeking declaratory relief and damages (the “Thomas Derivative Action”). The underlying allegations in the Thomas Derivative Action largely repeat the allegations of wrongdoing in the 2018 Securities Class Actions (as defined below).

On April 23, 2020, the Company entered into a stipulation of settlement (the “Stipulation”) in connection with the Ojha Derivative Action and the Thomas Derivative Action (together, the “State Derivative Actions”). The consideration for the settlement of the Derivative Actions is as follows: (i) adoption by the Company of certain corporate governance reforms, the terms of which are fully set forth in Exhibits A and B to the Stipulation; (ii) Robert B. Ladd, H. Robert Holmes, Michael Onghai, and Nolan Bushnell shall collectively pay or cause to be paid $75 to the Company; and (iii) Barry C. Honig, John Stetson, Michael Brauser, John O’Rourke III, and Mark Groussman shall collectively pay or cause to be paid $150 to the Company. Further, the Company shall, subject to court approval, pay a fee and expense award to plaintiffs’ counsel in the Derivative Actions of $150 and service awards to each of the two plaintiffs in the Derivative Actions of $1.5, to be paid from the fee and expense award. On April 24, 2020, the New York state court entered an order preliminarily approving the Stipulation and the settlement contemplated therein and providing for the notice of the settlement to be made to current MGT Stockholders. The Preliminary Approval Order further provided for a Court hearing on the settlement on June 26, 2020. On May 4, 2020, pursuant to the Preliminary Approval Order, MGT provided notice of the settlement on its website, by press release and by filing a Form 8-K with the Securities and Exchange Commission.

Final approval of the settlement of the State Derivative Actions was granted on July 2, 2020.

On August 28, 2019, a shareholder derivative action was filed by shareholder Tyler Tomczak against the certain directors, officers and shareholders of the Company, and naming the Company as a nominal defendant, in the United States District Court for the Southern District of New York, alleging breach of fiduciary duties, waste and unjust enrichment and seeking declaratory relief and damages (the “Tomczak Derivative Action”). The underlying allegations in the Tomczak Derivative Action largely repeat the allegations of wrongdoing in the 2018 Securities Class Actions.

On September 11, 2019, a shareholder derivative action was filed by shareholder Arthur Aviles against certain directors, officers and shareholders of the Company, and naming the Company as a nominal defendant, in the United States District Court for the District of Delaware, alleging breach of fiduciary duties, waste and unjust enrichment and seeking declaratory relief and damages (the “Aviles Derivative Action”). The underlying allegations in the Aviles Derivative Action largely repeat the allegations of wrongdoing in the 2018 Securities Class Actions.

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On May 7, 2020, the Company entered into a stipulation of settlement (the “Federal Stipulation”) in connection with the Tomczak Derivative Action and the Aviles Derivative Action (together, the “Federal Derivative Actions”). The consideration for the settlement of the Federal Derivative Actions is as follows: (i) adoption by the Company of a certain corporate governance reform, the terms of which are fully set forth in Exhibit A to the Federal Stipulation; and (ii) Robert B. Ladd, H. Robert Holmes, and Michael Onghai shall collectively pay or cause to be paid $65 to the Company. Further, the Company shall, subject to court approval, pay a fee and expense award to plaintiffs’ counsel in the Federal Derivative Actions of $30 and incentive awards to each of the two plaintiffs in the Federal Derivative Actions of $0.4. The parties to the Federal Stipulation presently intend to file the Federal Stipulation with the appropriate federal court after final approval of the settlement of the two state Derivative Actions referred to above.

Final approval of the settlement of the Federal Derivative Actions was granted on August 5, 2020. For the year ended December 31, 2020, the Company recorded $119 as other income in relation to the settlement of the Federal Derivative Actions.

In October 2019, the Company and its then officers and directors received subpoenas from the SEC requesting information, including but not limited to, with respect to risk factors contained in certain of the Company’s filings with the SEC. On October 21, 2020, the SEC notified the Company this investigation concluded, and it does not intend to recommend an enforcement action by the Commission against MGT in this matter. This notice was sent pursuant to guidelines set out in Securities Acts Release 5310, which states in part that the notice “must in no way be construed as indicating that the party has been exonerated or that no action may ultimately result from the Staff’s investigation.”

In November 2018, the Company’s board received a shareholder demand letter dated November 6, 2018, from shareholders Nicholas Fulton and Kelsey Thacker (the “Fulton Demand”). The Fulton Demand referenced the SEC Action, and the allegations therein, and demanded that the board take action to investigate, address and remedy the allegations raised in the SEC Action. Shortly after the New York state court entered the order preliminarily approving the stipulation of settlement in connection with the Ojha Derivative Action and the Thomas Derivative Action, counsel for the Company informed counsel for shareholders Nicholas Fulton and Kelsey Thacker of that stipulation of settlement and of counsel for the Company’s view that the releases in the settlement covered the matters raised in the Fulton Demand.

Settlement of Class Action

In September 2018 and October 2018, various shareholders of the Company filed putative class action lawsuits against the Company, its Chief Executive Officer and certain of its individual officers and shareholders, alleging violations of federal securities laws and seeking damages (the “2018 Securities Class Actions”). The 2018 Securities Class Action followed and referenced the allegations made against the Company’s Chief Executive Officer and others in the SEC Action. The first putative class action lawsuit was filed on September 28, 2018, in the United States District Court for the District of New Jersey, and alleges that the named defendants engaged in a pump-and-dump scheme to artificially inflate the price of the Company’s stock and that, as a result, defendants’ statements about the Company’s business and prospects were materially false and misleading and/or lacked a reasonable basis at relevant times. The second putative class action was filed on October 9, 2018, in the United States District Court for the Southern District of New York and makes similar allegations.

On May 28, 2019, the parties to the 2018 Securities Class Actions entered into a binding settlement term sheet, and on September 24, 2019, the parties entered into a stipulation of settlement. On August 7, 2019, the lead plaintiff in the first class action filed a notice and order of voluntary dismissal with prejudice, and on October 11, 2019, the lead plaintiff in the second class action filed in the federal court in New York an unopposed motion for preliminary approval of the proposed class action settlement. On December 17, 2019, the court issued an order granting preliminary approval of the settlement.

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Final approval of the settlement of the 2018 Securities Class Actions was granted on May 27, 2020. The plaintiff shareholder class received $750 in cash settlement, inclusive of attorney fees. This amount was paid by the Company’s insurance carrier.

Family Relationships

There are no family relationships among any of the Company’s directors and executive officers.

Director Independence

Our common stock is quoted on the OTCQB quotation system, which does not have director independence requirements. Our Board has determined that Mr. Michael Onghai is independent in accordance with standards under Section 303A of NYSE Listed Company Manual. The Board has also determined that Mr. Onghai is independent under the NYSE Listed Company Manual independence standards for members of the Audit Committee and the Compensation Committee. Our Board determined that as a result of being employed as an executive officer of the Company, Mr. Robert B. Ladd is not independent under Section 303A of NYSE Listed Company Manual.

EXECUTIVE COMPENSATION

The following information is related to the compensation paid, distributed or accrued by us to those persons serving as our Chief Executive Officer (principal executive officer) two former executive officers who served and were compensated during the fiscal years ended December 31, 2020 and 2019 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name	Principal Position	Year	Salary	All other compensation			Total compensation
Robert B. Ladd	President, Chief Executive Officer and acting Chief Financial Officer(1)	2020	$282	$			$282
		2019	$360		$-		$360
H. Robert Holmes	Former President and Chief Executive Officer (2)	2020	$40		$-		$40
		2019	$125		$-		$125
Robert S. Lowrey	Former Chief Financial Officer (3)	2020	$180		$20	(4)	$200
		2019	$240		$-		$240

(1)	Mr. Ladd took a leave of absence as President and Chief Executive Officer on September 10, 2018 and was reappointed as President and Chief Executive Officer on May 1, 2019. Mr. Ladd has also served as the acting Chief Financial Officer since July 1, 2020.

(2)	Mr. Holmes was appointed Interim Chief President and Chief Executive Officer from September 10, 2018 to May 1, 2019. Compensation for Mr. Holmes in 2019 consisted of $50 in salary for services as an executive officer and $75 in fees for serving as a director. Compensation for Mr. Holmes in 2020 consisted of $40 in fees for serving as a director. H. Robert Holmes resigned from his position as a director of the Company on May 26, 2020.

(3)	Mr. Lowrey was appointed Chief Financial Officer on March 1, 2018 and resigned on June 30, 2020.

(4)	Represents amounts paid to Mr. Lowrey pursuant to a separation and release agreement entered into between the Company and Mr. Lowrey on June 30, 2020 in connection with his resignation, consisting of $20 for unreimbursed taxes and for Company-paid COBRA health insurance coverage.

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Employment Agreements

Robert B. Ladd

On April 6, 2018, the Company entered into an Amended and Restated Executive Employment Agreement (the “Employment Agreement”) with Mr. Ladd, pursuant to which Mr. Ladd was reappointed as President and Chief Executive Officer of the Company for an initial term of two years, subject to automatic renewal for successive one-year periods. Under the Employment Agreement, Mr. Ladd was entitled to receive an annualized base salary of $360, which was reduced to $240 effective November 1, 2020 pursuant to an amendment to the Employment Agreement on November 11, 2020. In connection with the execution of the Employment Agreement, Mr. Ladd also received 600,000 shares of the Company’s common stock under the Company’s 2016 Stock Option Plan, which are fully vested as of the date of this prospectus. Under his Employment Agreement, Mr. Ladd is also eligible to receive a cash and/or equity bonus as the Compensation Committee may determine, from time to time, based on meeting performance objectives and bonus criteria to be mutually identified by Mr. Ladd and the Compensation Committee. On September 10, 2018 through May 1, 2019, Mr. Ladd took a leave of absence as an executive and officer of the Company in order to focus on allegations levied against him in an SEC complaint filed on September 7, 2018.

Termination/Severance Provisions

The terms of Mr. Ladd’s Employment Agreement provide for certain, severance and change in control benefits if the he resigns from the Company for good reason or the Company terminates him other than for cause. In such circumstances, the Mr. Ladd would be entitled to a the following: (i) a lump sum payment equal to 24 times his average monthly salary paid or accrued during the preceding three months, (ii) a lump sum payment expense reimbursement, (iii) the immediate vesting of all unvested stock options and the extension of the exercise period of such options to the later of the longest period permitted by the Company’s stock option plans or two years following the termination date, and (iv) payment of earned but unpaid compensation.

A “change in control” for purposes of the Employment Agreement means any of the following: (i) (A) a consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer of all or substantially all the assets of the Company; (ii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iii) any person, other than the Company, the Mr. Ladd or any executive benefit plan sponsored by the Company, or a 20% or more beneficial owner of the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities ordinarily having the right to vote in the election of directors; or (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period, constituted the board of directors of the Company cease to constitute at least a majority thereof, unless the election or the nomination of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

Additionally, pursuant to the Employment Agreement we have agreed to indemnify Mr. Ladd against all liability incurred by him in connection with any proceeding, including any judgment, settlement amount (if approved by the Company), and in connection with the defense of any claim against him by reason of his being or having been a director, officer, agent or employee of the Company, to the fullest extent permitted by applicable law and the Company’s Certificate of Incorporation.

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Employee Benefit Plans

The Company maintains defined contribution benefit plans under Section 401(k) of the Internal Revenue Code covering substantially all qualified employees of the Company (the “401(k) Plan”). Under the 401(k) Plan, the Company may make discretionary contributions of up to 100% of employee contributions. During the years ended December 31, 2020 and 2019, the Company made contributions to the 401(k) Plan of $11 and $18, respectively.

Outstanding Equity Awards at December 31, 2020

There were no outstanding equity awards issued to our Named Executive Officers as of December 31, 2020.

Director Compensation

In the fiscal year ended December 31, 2020, our sole non-employee director was compensated for as follows:

Name	Fees Earned Or Paid in Cash	Total
Michael Onghai	$29	$29

Our directors are reimbursed for their out–of–pocket expenses incurred in connection with the performance of Board duties.

Independent Director Compensation

In 2020, the Company changed its cash compensation policy for independent directors. Each independent director will receive annual compensation of $30.

Outstanding Equity Awards At Fiscal Year-End Table

There were no outstanding equity awards issued to our Named Executive Officers as of December 31, 2020.

Equity Compensation Plan Information

The table below provides information on our equity compensation plans as of December 31, 2020:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted–average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Plan category
Equity compensation plans approved by security holders (1)	-	$-	5,102,586
Equity compensation plans not approved by security holders	-	-	-
Total	-	$-	5,102,586

(1)	On September 8, 2016, the Company’s stockholders approved the MGT Capital Investments, Inc. 2016 Equity Incentive Plan (the “Plan”). Under the Plan, Company authorized to issue up to 18,000,000 shares of Common Stock, including 6,000,000 options and 2,000,000 restricted shares to certain officers of the Company. As of December 31, 2020, the Company had issued 6,000,000 options and 6,897,414 shares under the Plan. All options expired on January 31, 2020.

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PRINCIPAL SHAREHOLDERS

The following table sets forth the number of shares of our common stock beneficially owned as of July 27, 2021 by: (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director, (iii) our Named Executive Officers, and (iv) all of our executive officers and directors as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o MGT Capital Investments, Inc., 150 Fayetteville Street, Suite 1110, Raleigh, NC 27601.

Title of Class (1)	Beneficial Owner	Amount of Beneficial Ownership (1)		Percent Beneficially Owned (1)

Directors and Named Executive Officers:

Common Stock	Robert B. Ladd (2)	1,773,334		*
Common Stock	Michael Onghai (3)	586,000		*
Common Stock	All directors and officers as a group (2 persons)	2,359,334		*
5% Shareholder:
Common Stock	Streeterville Capital, LLC (4)	58,288,743	(5)	9.99%
	Bucktown Capital, LLC (4)

* Less than 1%

(1)	Applicable percentages are based on 583,470,903 shares outstanding as of July 28, 2021, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock underlying options and warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, MGT believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

(2)	Ladd. Mr. Ladd is a director and executive officer.

(3)	Onghai. Mr. Onghai is a director.

(4)	Streeterville and Bucktown. John M. Fife, the President of Streeterville Capital, LLC, has voting and investment power over these securities. Mr. Fife also has voting and investment power over the securities held by Bucktown Capital, LLC. The address of both entities is 303 E. Wacker Drive Chicago, IL 60601.

(5)	Represents shares of common stock owned, and common stock underlying warrants (in the case of Streeterville) and convertible notes (in the case of Bucktown), subject to a combined 9.99% conversion blocker. The shareholder would beneficially own additional shares but for the blocker.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the selling stockholder. We are filing the Registration Statement of which this prospectus forms a part pursuant to the provisions of the Purchase Agreement, which provide certain registration rights with respect to sales by the selling stockholder of the shares of our common stock that have been issued to theselling stockholder under the Purchase Agreement

The selling stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares issued to the selling stockholder. The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

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The following table presents information regarding the selling stockholder and the shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholder, and reflects its holdings as of July 27, 2021. Other than being an investor in the Company, neither Streeterville nor any of its affiliates (including Bucktown) has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. As used in this prospectus, the term “selling stockholder” includes Streeterville and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from Streeterville as a gift, pledge or other non-sale related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 583,470,903 shares of our common stock outstanding as of July 28, 2021.

Selling Stockholder	Shares Beneficially Owned Before this Offering (2)	Number of Shares being Registered to be Sold in the Offering	Number of Shares Beneficially Owned After this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering
Streeterville Capital, LLC (1)	58,288,743	35,385,704	58,288,743	9.99%

(1)	John M. Fife, the President of Streeterville Capital, LLC, has voting and investment power over these securities. Mr. Fife also has voting and investment power over the securities held by Bucktown Capital, LLC.

(2)

Represents shares of common stock and common stock underlying warrants and convertible notes, subject to a 9.99% conversion blocker. The selling stockholder would beneficially own additional shares but for the blocker.

THE STREETERVILLE TRANSACTION

On July 21, 2021, we entered into the Purchase Agreement and issued 35,385,704 shares of commnon stock and five-year warrants to Streeterville in consideration for $1,000,000 (less a $10,000 expense reimbursement). The warrants are exercisable at $0.05 per share and have certain cashless exercise rights beginning six months from their issuance date. In accordance with the Purchase Agreement, the Company was required to file a registration statement with the SEC registering the shares of common stock within 10 days of the closing of the transaction.

DESCRIPTION OF SECURITIES

We are authorized to issue 2,500,000,000 shares of common stock, par value $0.001 per share, and 8,489,800 shares of preferred stock, par value $0.001 per share.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

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Preferred Stock

We are authorized to issue 8,489,800 shares of $0.001 par value preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. As of the date of this prospectus we had no shares of preferred stock issued and outstanding.

Certain Provisions of Delaware Law and of our Charter and Bylaws

DGCL Section 203

The Company is not subject to Section 203 of the Delaware General Corporation Law, which imposes certain restrictions on transactions with interested stockholders.

Issuance of “Blank Check” Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 8,489,800 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our Company.

Our Bylaws also allow our board of directors to fix the number of directors. Our shareholders do not have cumulative voting in the election of directors.

Dividends

We have not paid dividends on our common stock since inception and do not plan to pay dividends on our common stock in the foreseeable future.

Transfer Agent

We have appointed VStock Tansfer LLC as our stock transfer agent. Its address is 18 Lafayette Place, Woodmere, New York 11598 and its telephone number is 212-828-8436 and email address is info@vstocktransfer.com.

PLAN OF DISTRIBUTION

The selling stockholder named above and any of their transferees, pledgees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

●	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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●	Privately negotiated transactions;

●	Broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share; or

●	A combination of any such methods of sale.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

The selling stockholder is an underwriter within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholder. We may, however, receive proceeds from the excercise of warrants held by the selling stockholder.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling MGT pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida.

EXPERTS

The financial statements appearing in this prospectus and registration statement for the 12 months ended December 31, 2020 and 2019 have been audited by RBSM LLP, an independent registered public accounting firm as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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PART III

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$1
Accounting fees and expenses	$7
Legal fees and expenses	$40
Blue sky fees	$1
Miscellaneous	$1
Total	$50

Indemnification of Directors and Officers

Section 145(a) of the DGCL, which the Company is subject to, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b) of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

II-1

Any indemnification under Section 145(a) and (b) of the DGCL (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article IX of the Company’s Certificate of Incorporation provides, to the fullest extent authorized by the DGCL, that no director of the Company will be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision also provides that no amendment to the Certificate of Incorporation amending such provision may have retroactive effect.

Article IX, Section 1 of the Company’s Bylaws provides for indemnification to the fullest extent authorized by applicable law for any person who is or was a party or threatened to be made a party to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of the Company or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, employee or agent of any other enterprise. The rights conferred by this provision include the right to advance payments.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Recent Sales of Unregistered Securities.

There have been no sales of unregistered securities of our Company during the year ended December 31, 2020 (other than what was disclosed on a Form 10-K, Form 10-Q or Form 8-K).

Exhibits and Financial Statement Schedules.

The Exhibits provided for under the Exhibit Index are incorporated herein.

Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

II-2

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-3

INDEX TO FINANCIAL STATEMENTS

Unaudited Interim Financial Statements for the Three Months ended March 31, 2021 and 2020

Audited Consolidated Financial Statements for the Fiscal Years Ended December 31, 2020 and 2019

F-1

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per-share amounts)

	March 31, 2021	December 31, 2020
	(Unaudited)

Assets
Current assets
Cash and cash equivalents	$1,188	$236
Prepaid expenses and other current assets	12	10
Intangible digital assets	6	4
Total current assets	1,206	250

Non-current assets
Property and equipment, at cost, net	1,553	1,872
Right of use asset, operating lease, net of accumulated amortization	51	56
Other assets	123	123
Total assets	$2,933	$2,301

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,562	$1,261
Accrued expenses and other payables	30	242
Note payable, net of discount	67	5
Operating lease liability	26	23
Derivative liability	313	246
Total current liabilities	1,998	1,777

Non-current liabilities
SBA PPP Note
Operating lease liability	25	33
Total liabilities	2,023	1,810

Commitments and Contingencies (Note 9)

Stockholders’ Equity
Undesignated preferred stock, $0.001 par value, 8,489,800 shares authorized. No shares issued and outstanding at March 31, 2021 and December 31, 2020.	-	-
Series B preferred stock, $0.001 par value, 10,000 shares authorized. No shares issued or outstanding at March 31, 2021 and December 31, 2020.	-	-
Series C convertible preferred stock, $0.001 par value, 200 share authorized. 0 and 115 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	-	-
Common stock, $0.001 par value; 2,500,000,000 shares authorized; 536,649,911 and 506,779,781 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively.	537	507
Additional paid-in capital	419,343	418,373
Accumulated deficit	(418,970)	(418,389)
Total stockholders’ equity	910	491

Total Liabilities and Stockholders’ Equity	$2,933	$2,301

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-2

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per-share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2021	2020

Revenue	$293	$677

Operating expenses
Cost of revenue	250	605
General and administrative	485	1,030
Total operating expenses	735	1,635

Operating loss	(442)	(958)

Other non-operating income (expense)
Interest (expense) income	(11)	10
Change in fair value of liability	-	15
Change in fair value of derivative liability	(67)
Accretion of debt discount	(62)	(421)
Gain (loss) on sale of property and equipment	1	30
Total non-operating expense	(139)	(366)

Net loss	(581)	(1,324)

Net loss attributable to common stockholders	$(581)	$(1,324)
Per-share data
Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	528,684,542	425,051,549

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-3

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Dollars in thousands, except per-share amounts)

(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’ (Deficit)
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at January 1, 2021	115	$-	506,779,781	$507	$418,373	$(418,389)	$491
Stock based compensation - employee restricted stock	-	-		-		-	-
Common stock issued on conversion of Preferred C shares	(115)	-	29,870,130	30	(30)	-	-
Beneficial conversion feature					1,000		1,000
Net loss	-	-		-	-	(581)	(581)
Balance at March 31, 2021 (unaudited)	-	$-	536,649,911	$537	$419,343	$(418,970)	$910

Balance at January 1, 2020	115	$-	413,701,289	$414	$417,315	$(414,502)	$3,227
Stock based compensation - employee restricted stock	-	-		-	220	-	220
Common stock issued on conversion of note payable	-	-	32,747,157	33	317	-	350
Net loss	-	-		-	-	(1,324)	(1,324)
Balance at March 31, 2020 (unaudited)	115	$-	446,448,446	$447	$417,852	$(415,826)	$2,473

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-4

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands, except per-share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Cash Flows From Operating Activities
Net loss	$(581)	$(1,324)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	189	342
Gain on sale of property and equipment	(1)	(30)
Change in fair value of liability	67	(15)
Stock-based compensation expense	-	220
Amortization of note discount	62	421
Change in operating assets and liabilities
Prepaid expenses and other current assets	(2)	57
Intangible digital assets	(2)	6
Management agreement termination liability	-	(44)
Right of use asset	5	9
Operating lease liability	(5)	(9)
Accounts payable	301	453
Accrued expenses	(212)	97
Net cash provided by (used) in operating activities	(179)	183

Cash Flows From Investing Activities
Purchase of property and equipment		(343)
Proceeds from sale of property and equipment	131
Deposits made on property and equipment	-	(38)
Net cash provided by (used in) investing activities	131	(381)

Cash Flows From Financing Activities
Proceeds from convertible note payable	1,000	-
Net cash provided by financing activities	1,000	-

Net change in cash and cash equivalents	952	(198)

Cash and cash equivalents, beginning of period	236	216
Cash and cash equivalents, end of period	$1,188	$18

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$
Cash paid for income tax	$-	$-

Non-cash investing and financing activities
Conversion of notes payable into common stock	$-	$350
Discount related to convertible promissory note	$1,000	$

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-5

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per–share amounts)

Note 1. Organization and Basis of Presentation

Organization

MGT Capital Investments, Inc. (“MGT” or the “Company”) was incorporated in Delaware in 2000. MGT was originally incorporated in Utah in 1977. MGT is comprised of the parent company and its wholly owned subsidiary MGT Sweden AB. MGT’s corporate office is in Raleigh, North Carolina.

Cryptocurrency mining

Current Operations

The Company owned approximately 649 Antminer S17 Pro Bitcoin miners at its Company-owned and managed facility located in LaFayette, GA as of May 24, 2021. All miners were purchased from Bitmaintech Pte. Ltd., a Singapore limited company (“Bitmain”), and are collectively rated at approximately 30 Ph/s in computing power. Bitmain has acknowledged manufacturing defects, combined with inadequate repair facilities, rendering approximately one half of our miners in need of repair or replacement. The Company has begun using a third party repair facility to repair its non-working hash boards and expects the process to be complete in the third calendar quarter of this year. While initial batches of repaired hash boards have shown a very high success rate, there can be no guaranty that all future repairs will be as successful. The Company’s miners are housed in three modified shipping containers. A utility substation, adjacent to the several acre property, has access to over 20 megawatts (MW) of low-cost power. The Company’s current electrical load is estimated at slightly under 1.0 MW. The entire facility, including the land, two 2500 KVA 3-phase transformers, the mining containers, and miners, are owned by MGT. As the Company is presently using only a portion of the built-out available electrical load, it is exploring ways to grow and maintain its current operations including but not limited to further equipment sales, leasing space to other Bitcoin miners, and raising capital to acquire newest generation miners.

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10–Q and Rule 10 of Regulation S–X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America. However, in the opinion of the management of the Company, all adjustments necessary for a fair presentation of the financial position and operating results have been included in these statements. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission (“SEC”) on April 15, 2021. Operating results for the three months ended March 31, 2021 and 2020 are not necessarily indicative of the results that may be expected for any subsequent quarters or for the year ending December 31, 2021.

COVID-19 Pandemic

The COVID-19 pandemic represents a fluid situation that presents a wide range of potential impacts of varying durations for different global geographies, including locations where we have offices, employees, customers, vendors and other suppliers and business partners.

Like most US-based businesses, the COVID-19 pandemic and efforts to mitigate the same began to have impacts on our business in March 2020. By that time, much of our first fiscal quarter was completed.

In light of broader macro-economic risks and already known impacts on certain industries, we have taken, and continue to take targeted steps to lower our operating expenses because of the COVID-19 pandemic. We continue to monitor the impacts of COVID-19 on our operations closely and this situation could change based on a significant number of factors that are not entirely within our control and are discussed in this and other sections of this Quarterly Report on Form 10-Q.

F-6

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per–share amounts)

To date, travel restrictions and border closures have not materially impacted our ability to operate. However, if such restrictions become more severe, they could negatively impact those activities in a way that would harm our business over the long term. Travel restrictions impacting people can restrain our ability to operate, but at present we do not expect these restrictions on personal travel to be material to our business operations or financial results.

Like most companies, we have taken a range of actions with respect to how we operate to assure we comply with government restrictions and guidelines as well as best practices to protect the health and well-being of our employees. However, the impacts of COVID-19 and efforts to mitigate the same have remained unpredictable and it remains possible that challenges may arise in the future.

Note 2. Going Concern and Management’s Plans

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of March 31, 2021, the Company had incurred significant operating losses since inception and continues to generate losses from operations. As of March 31, 2021, the Company had an accumulated deficit of $418,970. As of March 31, 2021 MGT’s cash and cash equivalents were $1,188.

The Company will require additional funding to grow its operations. Further, depending upon operational profitability, the Company may also need to raise additional funding for ongoing working capital purposes. There can be no assurance however that the Company will be able to raise additional capital when needed, or at terms deemed acceptable, if at all. The Company’s ability to raise additional capital is impacted by the volatility of Bitcoin mining economics and the SEC’s ongoing enforcement action against our Chief Executive Officer, both of which are highly uncertain, cannot be predicted, and could have an adverse effect on the Company’s business and financial condition.

Since January 2021, the Company has secured working capital through the issuance of a convertible note, and the sale of assets.

Such factors raise substantial doubt about the Company’s ability to sustain operations for at least one year from the issuance of these unaudited condensed consolidated financial statements. The accompanying unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3. Summary of Significant Accounting Policies

Principles of consolidation

The unaudited condensed consolidated financial statements include the accounts of MGT and MGT Sweden AB. All intercompany transactions and balances have been eliminated.

Use of estimates and assumptions and critical accounting estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and also affect the amounts of revenues and expenses reported for each period. Actual results could differ from those which result from using such estimates. Management utilizes various other estimates, including but not limited to determining the estimated lives of long-lived assets, stock compensation, determining the potential impairment of long-lived assets, the fair value of conversion features, the recognition of revenue, the valuation allowance for deferred tax assets and other legal claims and contingencies. The results of any changes in accounting estimates are reflected in the financial statements in the period in which the changes become evident. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the period that they are determined to be necessary.

F-7

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per–share amounts)

Revenue recognition

The Company’s primary revenue stream is related to the mining of digital currencies. The Company derives its revenue by solving “blocks” to be added to the blockchain and providing transaction verification services within the digital currency network of Bitcoin, commonly termed “cryptocurrency mining.” In consideration for these services, the Company receives digital currency (“Coins”). The Coins are recorded as revenue, using the average spot price of Bitcoin on the date of receipt. The Coins are recorded on the balance sheet as an intangible digital asset valued at the lower of cost or net realizable value. Net realizable value adjustments, to adjust the value of Coins to market value, are included in cost of revenue on the Company’s consolidated statement of operations. Further, any gain or loss on the sale of Coins would be recorded to costs of revenue. Costs of revenue include electricity costs, equipment and infrastructure depreciation, and net realizable value adjustments.

The Company also recognizes a royalty participation upon the sale of certain containers manufactured by Bit5ive LLC of Miami, Florida (the “Pod5ive Containers”) under the terms of a five-year collaboration agreement entered in August 2018.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight–line method on the various asset classes over their estimated useful lives, which range from one to ten years when placed in service. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Deposits on property and equipment are initially classified as Other Assets and upon delivery, installation and full payment, the assets are classified as property and equipment on the consolidated balance sheet.

Income taxes

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and established for all the entities a minimum threshold for financial statement recognition of the benefit of tax positions and requires certain expanded disclosures. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse. The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Loss per share

Basic loss per share is calculated by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing the net loss attributable to common shareholders by the sum of the weighted average number of common shares outstanding plus potential dilutive common shares outstanding during the period. Potential dilutive securities, comprised of unvested restricted shares, convertible debt, convertible preferred stock, stock warrants and stock options, are not reflected in diluted net loss per share because such potential shares are anti–dilutive due to the Company’s net loss.

F-8

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per–share amounts)

Accordingly, the computation of diluted loss per share for the three months ended March 31, 2021 excludes 34,285,714 shares issuable upon conversion of convertible debt. The computation of diluted loss per share for the three months ended March 31, 2020 excludes 266,667 unvested restricted shares, 68,904,286 shares issuable upon conversion of convertible debt, and 126,373,626 shares issuable under preferred stock.

Stock–based compensation

The Company applies ASC 718-10, “Share- Based Payment,” which requires the measurement and recognition of compensation expenses for all share based payment awards made to employees and directors including employee stock options under the Company’s stock plans and equity awards issued to non-employees based on estimated fair values.

ASC 718-10 requires companies to estimate the fair value of equity-based option awards on the date of grant using an option-pricing model. The fair value of the award is recognized as an expense on a straight-line basis over the requisite service periods in the Company’s consolidated statements of comprehensive loss.

Restricted stock awards are granted at the discretion of the compensation committee of the board of directors of the Company (the “Board of Directors”). These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a 12 to 24-month period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of the Company’s common stock on the grant date.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of the Company’s common stock over the expected term of the option. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards require the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. The Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest.

Fair Value Measure and Disclosures

ASC 820 “Fair Value Measurements and Disclosures” provides the framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

Fair value is defined as an exit price, representing the amount that would be received upon the sale of an asset or payment to transfer a liability in an orderly transaction between market participants. Fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability. A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

●	Level 1 Quoted prices in active markets for identical assets or liabilities.
●	Level 2 Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.
●	Level 3 Significant unobservable inputs that cannot be corroborated by market data.

As of March 31, 2021, and December 31, 2020, the Company had a Level 3 financial instrument related to the derivative liability related to the issuance of convertible notes.

F-9

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per–share amounts)

Gain (Loss) on Modification/Extinguishment of Debt

In accordance with ASC 470, a modification or an exchange of debt instruments that adds or eliminates a conversion option that was substantive at the date of the modification or exchange is considered a substantive change and is measured and accounted for as extinguishment of the original instrument along with the recognition of a gain/loss. Additionally, under ASC 470, a substantive modification of a debt instrument is deemed to have been accomplished with debt instruments that are substantially different if the present value of the cash flows under the terms of the new debt instrument is at least 10 percent different from the present value of the remaining cash flows under the terms of the original instrument. A substantive modification is accounted for as an extinguishment of the original instrument along with the recognition of a gain/loss.

Cash and cash equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less when acquired to be cash equivalents. The Company’s combined accounts were $1,188 and $236 as of March 31, 2021 and December 31, 2020, respectively. Accounts are insured by the FDIC up to $250,000 per financial institution. The Company has not experienced any losses in such accounts with these financial institutions. As of March 31, 2021, and December 31, 2020, the Company had $938 and $0, respectively, in excess over the FDIC insurance limit.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements, other than those disclosed below.

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact ASU 2020-06 will have on its financial statements.

Derivative Instruments

Derivative financial instruments are recorded in the accompanying consolidated balance sheets at fair value in accordance with ASC 815. When the Company enters into a financial instrument such as a debt or equity agreement (the “host contract”), the Company assesses whether the economic characteristics of any embedded features are clearly and closely related to the primary economic characteristics of the remainder of the host contract. When it is determined that (i) an embedded feature possesses economic characteristics that are not clearly and closely related to the primary economic characteristics of the host contract, and (ii) a separate, stand-alone instrument with the same terms would meet the definition of a financial derivative instrument, then the embedded feature is bifurcated from the host contract and accounted for as a derivative instrument. The estimated fair value of the derivative feature is recorded in the accompanying consolidated balance sheets separately from the carrying value of the host contract. Subsequent changes in the estimated fair value of derivatives are recorded as a gain or loss in the Company’s consolidated statements of operations.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever facts or circumstances either internally or externally may suggest that the carrying value of an asset may not be recoverable. Should there be an indication of impairment, we test for recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of the asset to the carrying amount of the asset or asset group. Any excess of the carrying value of the asset or asset group over its estimated fair value is recognized as an impairment loss.

F-10

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per–share amounts)

Management’s evaluation of subsequent events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the review, other than what is described in Note 11 – Subsequent Events, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

Digital Currencies

Digital currencies are included in current assets in the condensed consolidated balance sheets. Digital currencies are recorded at the lower of cost or net realizable value.

Net realizable value adjustments, to adjust the value of Coins to market value, are included in cost of revenue on the Company’s consolidated statement of operations. Further, any gain or loss on the sale of Coins would be recorded to costs of revenue. Costs of revenue include hosting fees, equipment and infrastructure depreciation, net realizable value adjustments, and electricity costs.

Halving – The Bitcoin blockchain and the cryptocurrency reward for solving a block is subject to periodic incremental halving. Halving is a process designed to control the overall supply and reduce the risk of inflation in cryptocurrencies using a Proof-of-Work consensus algorithm. At a predetermined block, the mining reward is cut in half, hence the term “Halving.” A Halving for bitcoin occurred on May 12, 2020. Many factors influence the price of Bitcoin and potential increases or decreases in prices in advance of or following a future halving is unknown.

The following table presents the activities of digital currencies for the three months ended March 31, 2021:

Digital currencies at December 31, 2020	$4
Additions of digital currencies from mining	286
Payment of digital currencies to management partners	-
Realized gain on sale of digital currencies	(6)
Net realizable value adjustment	(1)
Sale of digital currencies	(277)
Digital currencies at March 31, 2021	$6

Note 4. Property, Plant, and Equipment and Other Assets

Property and equipment consisted of the following:

	As of
	March 31, 2021	December 31, 2020
Land	$55	$57
Computer hardware and software	10	10
Bitcoin mining machines	1,180	1,206
Infrastructure	905	905
Containers	403	550
Leasehold improvements	4	4
Property and equipment, gross	2,557	2,732
Less: Accumulated depreciation	(1,004)	(860)
Property and equipment, net	$1,553	$1,872

F-11

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per–share amounts)

The Company recorded depreciation expense of $189 and $342 for the three months ended March 31, 2021 and 2020, respectively. For the three months ended March 31, 2021 and 2020, gains on sale of property and equipment of $1 and $30, respectively were recorded as other non-operating expenses relating to the sale and disposition of Antminer S17 Pro and S9 Bitcoin miners and a container.

Other Assets consisted of the following:

	As of
	March 31, 2021	December 31, 2020

Security deposits	$123	$123
Other Assets	$123	$123

The Company has paid $120 in security deposits related to its electrical contract, see Note 9, and $3 related to its office lease in Raleigh, NC.

Note 5. Notes Payable

June 2018 Note

On June 1, 2018, the Company entered into a note purchase agreement with an accredited investor, pursuant to which the Company issued an unsecured promissory note in the amount of $3,600 (the “June 2018 Note”) for consideration of $3,000. The outstanding balance was to be made in nine equal monthly installments beginning August 1, 2018, with an initial maturity date of April 1, 2019, with no prepayment penalty. Upon an event of default, the outstanding balance of the promissory note would immediately increase by 120% and become immediately due and payable. Prior to 2020, this note was amended 5 times.

F-12

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per–share amounts)

During the year ended December 31, 2020, the Company issued 93,078,492 shares of its common stock upon the conversion of $929 in outstanding principal, reducing the outstanding principal balance to $0 as of December 31, 2020.

December 2020 Note

On December 8, 2020, the Company entered into a securities purchase agreement pursuant to which it issued a convertible promissory note in the principal amount of $230 which is convertible, at the option of the holder, into shares of common stock at a conversion price equal to 70% of the lowest price for a share of common stock during the ten trading days immediately preceding the applicable conversion. The Company received consideration of $200 for the convertible promissory note. The note bears interest at a rate of 8% per annum and matures in twelve months.

The Company determined that the embedded conversion feature of the convertible promissory note meets the definition of a beneficial conversion feature and a derivative liability which is accounted for separately. The Company measured the beneficial conversion feature’s intrinsic value on December 8, 2020 and determined that the beneficial conversion feature was valued at $200 which was recorded as a debt discount, and together with the original issue discount of $30, in the aggregate of $230, is being amortized over the life of the loan. The Company measured the derivative liability’s fair value on December 8, 2020 and determined that the derivative liability was valued at $555 which exceeded the intrinsic value of the beneficial conversion feature by $355 and resulted in the Company recording non-cash interest expense of $355.

As of March 31, 2021, the fair value of the derivative liability was $313 and for the three months ended March 31, 2021 the Company recorded a loss of $67 from the change in fair value of derivative liability as non-operating expense in the consolidated statements of operations. As of December 31, 2020, the fair value of the derivative liability was $246. The Company valued the derivative liability using the Black-Scholes option pricing model using the following assumptions as of March 31, 2021 and December 31, 2020, respectively: 1) stock prices of $0.075 and $0.04, 2) conversion prices of $0.042 and $0.025, 3) remaining lives of .69 and 0.94 years, 4) dividend yields of 0%, 5) risk free rates of 0.05% and 0.10%, and 6) volatility of 237.34% and 167.36%.

March 2021 Note

On March 5, 2021, the Company entered into a securities purchase agreement, pursuant to which the Company issued a convertible promissory note in the original principal amount of $13,210 (the “March 2021 Note”). The March 2021 Note is convertible, at the option of the Investor, into shares of common stock of the Company at a conversion price equal to 70% of the lowest price for a share of common stock during the ten trading days immediately preceding the applicable conversion (the “Conversion Price”); provided, however, in no event shall the Conversion Price be less than $0.04 per share. The March 2021 Note bears interest at a rate of 8% per annum and will mature in twelve months.

The March 2021 Note will be funded in tranches, with the initial tranche of $1,210 funded on March 5, 2021 for consideration of $1,000. Six subsequent tranches (five tranches, each for $1,200 and one tranche for $6,000) will be funded upon the notice of effectiveness of a Registration Statement on Form S-1 covering the common stock issuable in connection with the March 2021 Note. Further, the final tranche requires the mutual agreement of the Company and Investor. Until such time as Investor has funded the subsequent tranches, the Company will hold a series of Investor Notes that offset any unfunded portion of the March 2021 Note.

F-13

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per–share amounts)

The Company determined that the embedded conversion feature of the convertible promissory note meets the definition of a beneficial conversion feature. The Company measured the beneficial conversion feature’s intrinsic value on March 5, 2021 and determined that the beneficial conversion feature was valued at $1,000 which was recorded as a debt discount, and together with the original issue discount of $210, in the aggregate of $1,210, is being amortized over the life of the loan.

Derivative Liabilities

The Company’s activity in its derivative liability was as follows for the three months ended March 31, 2021:

Balance of derivative liability at December 31, 2020	$246
Change in fair value recognized in non-operating expense	67
Balance of derivative liability at March 31, 2021	$313

The Company did not have any derivative liability activity during the three months ended March 31, 2020.

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. As the stock price increases for each of the related derivative instruments, the value to the holder of the instrument generally increases, therefore increasing the liability on the Company’s balance sheet. Additionally, stock price volatility is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments. The simulated fair value of these liabilities is sensitive to changes in the Company’s expected volatility. Increases in expected volatility would generally result in higher fair value measurement. A 10% change in pricing inputs and changes in volatilities and correlation factors would not result in a material change in our Level 3 fair value.

The following table summarizes the Company’s derivative as of March 31, 2021:

	March 31, 2021
	Level 1	Level 2	Level 3	Fair Value

Liabilities
Derivative liability	$-	$-	$313	$313

The following table summarizes the Company’s derivative as of December 31, 2020:

	December 31, 2020
	Level 1	Level 2	Level 3	Fair Value

Liabilities
Derivative liability	$-	$-	$246	$246

F-14

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per–share amounts)

U.S. Small Business Administration-Paycheck Protection Plan

On April 16, 2020, we entered into a promissory note with Aquesta Bank for $108 (the “PPP Loan”) in connection with the Paycheck Protection Program (“PPP”) offered by the U.S. Small Business Administration (the “SBA”). The PPP Loan had terms including an interest rate of 1% per annum, with monthly installments of $6 commencing on November 1, 2021 through its maturity on April 1, 2023. The principal amount of the PPP Loan is forgiven if the loan proceeds are used to pay for payroll costs, rent and utilities costs over the 24-week period after the loan is made. Not more than 40% of the forgiven amount may be used for non-payroll costs. In addition, in July 2020, the Company received $3 from the SBA as a COVID-19 Economic Injury Disaster Loan Advance (the “EIDL Advance”)

On April 1, 2021, the Company received notice of forgiveness from the SBA in the amount of $108 in relation to the PPP Loan as the Company used all proceeds from the PPP Loan to maintain payroll and other allowable expenses. Further, pursuant to an SBA Procedural Notice in December 2020, the EIDL Advance was also forgiven. The Company has concluded that the PPP Loan and EIDL Advance represent, in substance, a government grant that is forgiven in its entirety. As such, in accordance with International Accounting Standards (“IAS”) 20, “Accounting for Government Grants and Disclosure of Government Assistance,” the Company has recognized the entire PPP Loan and EIDL Advance amount of $111 as grant income, which is included in other non-operating income (expense) in the consolidated statement of operations for the year ended December 31, 2020.

Notes payable consisted of the following:

	As of March 31, 2021
	Principal	Discount	Net
December 2020 Note	$230	$(201)	$29
March 2021 Note	1,210	(1,172)	38
Total notes payable	$1,460	$(1,373)	$67

	As of December 31, 2020
	Principal	Discount	Net
Total notes payable-December 2020 Note	$230	$(225)	$5

During the three months ended March 31, 2021 and 2020, the Company recorded accretion of debt discount of $62 and $0, respectively.

Note 6. Leases

In December 2019, the Company entered an office lease in connection with the relocation of its executive office to Raleigh, North Carolina. The Company accounted for this lease as an operating lease under the guidance of Topic 842. Rent expense under the new lease is $3 per month, with annual increases of 3% during the three-year term. The Company used an incremental borrowing rate of 29.91% based on the weighted average effective interest rate of its outstanding debt. In December 2019, the Company recorded a Right of Use Asset of $79 and a corresponding Lease Liability of $79. The Right to Use Asset is accounted for as an operating lease and has a balance, net of amortization, of $51 as of March 31, 2021.

Total future minimum payments required under the lease agreement are as follows:

Amount
Remainder of 2021	$28
2022	38
Total undiscounted minimum future lease payments	$66
Less Imputed interest	(15)
Present value of operating lease liabilities	$51
Disclosed as:
Current portion	$26
Non-current portion	25
$51

The Company recorded rent expense of $9 and $9 for the three months ended March 31, 2021 and 2020, respectively.

F-15

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per–share amounts)

At March 31, 2021, the weighted average remaining lease term for operating lease was 1.7 years. The Company’s lease agreement does not contain any material residual value guarantees or material restrictive covenants.

Note 7. Common Stock and Preferred Stock

Common stock

Other Common Stock Issuances

In connection with the conversion of 115 shares of Series C Preferred Stock during the three months ended March 31, 2021 (see Preferred Stock below) the Company issued 29,870,130 shares of common stock.

Preferred Stock

On January 11, 2019, the Company’s Board of Directors approved the authorization of 10,000 shares of Series B Preferred Stock with a par value of $0.001 and a Stated Value of $100 each (“Series B Preferred Shares”). The holders of the Series B Preferred Shares shall be entitled to receive, when, as, and if declared by the Board of Directors of the Company, out of funds legally available for such purpose, dividends in cash at the rate of 12% of the Stated Value per annum on each Series B Preferred Share. Such dividends shall be cumulative and shall accrue without interest from the date of issuance of the respective share of the Series B Preferred Shares. Each holder shall also be entitled to vote on all matters submitted to stockholders of the Company and shall be entitled to 55,000 votes for each Series B Preferred Share owned at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. In the event of a liquidation event, any holders of the Series B Preferred Shares shall be entitled to receive, for each Series B Preferred Shares, the Stated Value in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders. The Series B Preferred Shares are not convertible into shares of the Company’s common stock. No shares of Series B Preferred Shares have been issued or are outstanding.

On April 12, 2019, the Company’s Board of Directors approved the authorization of 200 Series C Preferred Shares with a par value of $0.001 (“Series C Preferred Shares”). The holders of the Series C Preferred Shares have no voting rights, receive no dividends, and are entitled to a liquidation preference equal to the stated value. At any time, the Company may redeem the Series C Preferred Shares at 1.2 times the stated value. Given the right of redemption is solely at the option of the Company, the Series C Preferred Shares are not considered mandatorily redeemable, and as such are classified in shareholders’ equity on the Company’s consolidated balance sheet.

Each Series C Preferred Share is convertible into shares of the Company’s common stock in an amount equal to the greater of: (a) 200,000 shares of common stock or (b) the amount derived by dividing the stated value by the product of 0.7 times the market price of the Company’s common stock, defined as the lowest trading price of the Company’s common stock during the ten day period preceding the conversion date. The holder may not convert any Series C Preferred Shares if the total amount of shares held, together with holdings of its affiliates, following a conversion exceeds 9.99% of the Company’s common stock.

F-16

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per–share amounts)

The common shares issued upon conversion of the Series C Preferred Shares have been registered under the Company’s then-effective registration statement on Form S-3. On April 12, 2019, the Company sold 190 Series C Preferred Shares for $1,890, net of issuance costs and on July 15, 2019 sold 10 Series C Preferred Shares for $100. During the second and third quarters of 2019, holders converted 50 Series C Preferred Shares into 14,077,092 shares of common stock and 35 Series C Preferred Shares into 13,528,575 shares of common stock, respectively. 115 shares of Series C Preferred Stock were issued and outstanding as of December 31, 2020.

On January 28, 2021 and February 18, 2021, the Company issued 2,597,403 and 27,272,727 shares of the Company’s common stock, respectively, in connection with the conversion of 10 and 105 shares of the Company’s Series C Convertible Preferred Stock. Following these conversions, the Company has no Series C Preferred issued or outstanding.

Note 8. Stock–Based Compensation

Issuance of restricted common stock – directors, officers and employees

The Company’s activity in restricted common stock was as follows for the three months ended March 31, 2021:

	Number of shares	Weighted average grant date fair value
Non–vested at December 31, 2020	33,333	$0.04
Granted	-	$-
Vested	(33,333)	$0.04
Non–vested at March 31, 2021	-	$-

For the three months ended March 31, 2021 and 2020, the Company has recorded $0 and $220, in employee and director stock–based compensation expense, which is a component of general and administrative expenses in the consolidated statement of operations.

As of March 31, 2021, there was no unamortized stock-based compensation costs related to restricted share arrangements.

Stock options

Under the terms of the stock option agreement, all options expired on January 31, 2020. As of March 31, 2021, there are no outstanding or exercisable stock options.

Note 9. Commitments and Contingencies

Legal proceedings

The Company is subject, from time to time, to various legal proceedings that are incidental to the conduct of its business. The Company is not involved in any pending legal proceeding that it believes would reasonably be expected to have a material adverse effect on its financial condition or results of operations, except as previously disclosed in our Annual Report on Form 10-K, as filed with the SEC on April 15, 2021.

Bitcoin Production Equipment and Operations

On August 14, 2018, the Company entered a collaborative venture with Bit5ive, LLC to develop a fully contained crypto currency mining pod (the “POD5 Agreement”) for a term of five years. Pursuant to the POD5 Agreement, the Company assists with the design and development of the POD5 Containers. The Company retains naming rights to the pods and receives royalty payments from Bit5ive, LLC in exchange for an initial capital investment as well as engineering and design expertise. During the three months ended March 31, 2021 and 2020 the Company received royalties and recognized revenue under this agreement of $7 and $3, respectively.

F-17

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per–share amounts)

Electricity Contract

In June 2019, the Company entered into a two-year contract for electric power with the City of Lafayette, Georgia, a municipal corporation of the State of Georgia (“the City”). The Company makes monthly payments based upon electricity consumed, at a negotiated kilowatt per hour rate, inclusive of transmission charges and exclusive of state and local sales taxes. Over time, the Company is entitled to utilize a load of 10 megawatts. For each month, the Company estimates its expected electric load, and should the actual load drop below 90% of this estimate, the City reserves the right to impose a modest penalty to the hourly kilowatt rate for electricity consumed.

In connection with this agreement, the Company paid a $154 security deposit, which was reduced to $120 in June 2020. The new amount is classified as Other Assets in the Company’s consolidated balance sheet as March 31, 2021.

This agreement expires on September 30, 2021, and the Company has begun negotiations for an extension or new contract. There can be no assurance that that the Company and City will reach agreement with acceptable price and volume metrics, if at all.

Management Agreement Termination Liability

On August 31, 2019, the Company entered into two Settlement and Termination Agreements (the “Settlement Agreements”) to management agreements it entered in 2017 with two accredited investors (together the “Users”). Under the terms of the Settlement Agreements, the Company paid the Users a percentage of profits (“Settlement Distribution”) of Bitcoin mining as defined in the Settlement Agreements. The estimated present value of the Settlement Distributions of $337 was recorded as termination expense with an offsetting liability on August 31, 2019. Since two of the components of the Settlement Distribution, Bitcoin price and Difficulty Rate, as defined in the Settlement Agreements, are based on market conditions, the liability was adjusted to fair value on a quarterly basis and any changes were recorded in the statement of operations. As such, the liability is considered a Level 3 financial instrument. During the three months ended March 31, 2020, the Company recognized a gain on the change in the fair value of $15 based on the change of Bitcoin price and Difficulty Rate, and along with the monthly Settlement Distributions valued at $43, the liability was reduced to $58 as of March 31, 2020. Based on the terms of the Settlement Agreements, Settlement Distributions terminated on September 30, 2020.

Note 10. Employee Benefit Plans

The Company maintains defined contribution benefit plans under Section 401(k) of the Internal Revenue Code covering substantially all qualified employees of the Company (the “401(k) Plan”). Under the 401(k) Plan, the Company may make discretionary contributions of up to 100% of employee contributions. During the three months ended March 31, 2021 and 2020, the Company made contributions to the 401(k) Plan of $3 and $4, respectively.

Note 11. Subsequent Events

On April 1, 2021, the Company received notice from the SBA that the Company’s PPP Loan was forgiven in its entirety in the amount of $108.

F-18

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

MGT Capital Investments, Inc.

Opinion on the Financial Statement

We have audited the accompanying consolidated balance sheets of MGT Capital Investments, Inc. and its subsidiary (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations, stockholders’ (deficit) equity and cash flows for each of the years in the two year period ended December 31, 2020, and the related notes (collectively referred to as the financial statement). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and will require additional capital to continue as a going concern.  This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue from mining of digital currencies – Refer to Note 3 of the consolidated financial statements

Critical Audit Matter Description

As disclosed in Note 3, the Company’s primary revenue stream is related to the mining of digital currencies. The Company derives its revenue by solving “blocks” to be added to the blockchain and providing transaction verification services within the digital currency network of Bitcoin, commonly termed “cryptocurrency mining.” In consideration for these services, the Company receives digital currency (“Coins”). The Coins are recorded as revenue, using the average spot price of Bitcoin on the date of receipt. The Coins are recorded on the balance sheet as an intangible digital asset valued at the lower of cost or net realizable value. Net realizable value adjustments, to adjust the value of Coins to market value, are included in cost of revenue on the Company’s consolidated statements of operations. Further, any gain or loss on the sale of Coins would be recorded to costs of revenue. Costs of revenue include electricity costs, equipment and infrastructure depreciation, and net realizable value adjustments. During the year ended December 31, 2020, the Company recognized net cryptocurrency mining revenue of approximately $1,440,000.

We identified the accounting for and disclosure of cryptocurrency mining revenue recognized as a critical audit matter for the following reasons. Currently, no authoritative guidance exists for the accounting for and disclosure of cryptocurrency mining revenue recognized in accordance with GAAP. The Company’s management has exercised significant judgment in their determination of how existing GAAP should be applied to the accounting for and disclosure of cryptocurrency mining revenue recognized.

How the Critical Audit Matter Was Addressed in the Audit

The primary procedures we performed to address this critical audit matter included the following:

●	Performed a site visitation of the bitcoin mining facility where the Company’s mining hardware is located, which included an observation of the physical and environmental controls and mining equipment inventory observation procedures;

●	Evaluated management’s rationale for the application of ASC 606 to account for its cryptocurrency awards earned, which included evaluating the provisions of the contract between the Company and the Pool;

●	Evaluated management’s disclosures of its cryptocurrency activity in the financial statement footnotes;

●	Evaluated and tested management’s rationale and supporting documentation associated with the valuation of cryptocurrency awards earned;

●	Examined the Company’s hash rate and other assumptions to verify the Company’s mining capacity during the year;

●	Examined and verified certain bitcoins mined by the Company agree to public blockchain; and

●	Examined supporting sale and cash receipt evidence for cryptocurrency sales, including management’s processes for calculating any gains on sales of cryptocurrencies mined by the Company.

/s/ RBSM LLP

We have served as the Company’s auditor since 2017.

New York, NY

April 15, 2021

F-19

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per-share amounts)

	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$236	$216
Prepaid expenses and other current assets	10	125
Intangible digital assets	4	18
Total current assets	250	359

Non-current assets
Property and equipment, at cost, net	1,872	3,536
Right of use asset, operating lease, net of accumulated amortization	56	78
Other assets	123	321
Total assets	$2,301	$4,294

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,261	$795
Accrued expenses and other payables	242	26
Convertible note payable, net of debt discount	5	52
Management agreement termination liability	-	116
Operating lease liability	23	19
Derivative liability	246	-
Total current liabilities	1,777	1,008

Non-current liabilities
Operating lease liability	33	59
Total liabilities	1,810	1,067

Commitments and Contingencies (Note 9)

Stockholders’ Equity
Undesignated preferred stock, $0.001 par value, 8,489,800 shares authorized. No shares issued and outstanding at December 31, 2020 and 2019.	-	-
Series B preferred stock, $0.001 par value, 10,000 shares authorized. No shares issued or outstanding at December 31, 2020 and 2019.	-	-
Series C convertible preferred stock, $0.001 par value, 200 share authorized. 115 shares issued and outstanding at December 31, 2020 and 2019.	-	-
Common stock, $0.001 par value; 2,500,000,000 shares authorized; 506,779,781 and 413,701,289 shares issued and outstanding at December 31, 2020 and 2019, respectively.	507	414
Additional paid-in capital	418,373	417,315
Accumulated deficit	(418,389)	(414,502)
Total stockholders’ equity	491	3,227

Total Liabilities and Stockholders’ Equity	$2,301	$4,294

The accompanying notes are an integral part of these consolidated financial statements

F-20

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per-share amounts)

	For the Year Ended December 31,
	2020	2019

Revenue	$1,440	$450

Operating expenses
Cost of revenue	1,728	510
General and administrative	2,584	7,441
Total operating expenses	4,311	7,951

Operating loss	(2,871)	(7,501)

Other non-operating income (expense)
Interest (expense) income	(347)	10
Funding from SBA PPP loan	111	-
Change in fair value of liability	26	176
Change in fair value of derivative liability	309	-
Accretion of debt discount	(882)	(5,605)
Gain (loss) on sale of property and equipment	(352)	599
Other income	119	-
Gain on extinguishment of debt	-	3,540
Total non-operating expense	(1,015)	(1,280)

Net loss	(3,887)	(8,781)

Deemed dividend	-	(1,005)

Net loss attributable to common stockholders	$(3,887)	$(9,786)
Per-share data
Basic and diluted loss per share	$(0.01)	$(0.04)

Weighted average number of common shares outstanding	473,752,463	257,122,569

The accompanying notes are an integral part of these consolidated financial statements

F-21

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Dollars in thousands, except per-share amounts)

							Total
	Preferred Stock		Common Stock		Additional Paid-	Accumulated	Stockholders’ (Deficit)
	Shares	Amount	Shares	Amount	In Capital	Deficit	Equity
Balance at January 1, 2019	-	$-	111,079,683	$111	$403,299	$(404,719)	$(1,309)
Stock issued for services	-	-	160,500	-	60	-	60
Stock based compensation - employee restricted stock	-	-	-	-	2,249	-	2,249
Sale of stock under equity purchase agreement	-	-	119,000,000	119	5,216	-	5,335
Stock sold in connection with registered direct placements	-	-	17,500,000	18	507	-	525
Sale of preferred stock	200	-	-	-	1,990	-	1,990
Common stock issued on conversion of notes payable	-	-	124,089,191	124	2,614	-	2,738
Conversion of preferred stock	(85)	-	27,605,667	28	(28)	-	-
Issuance of common stock for mining assets	-	-	10,250,000	10	301	-	311
Exercise of warrants	-	-	4,000,000	4	116	-	120
Warrant buy-back and cancellation	-	-	-	-	(14)	-	(14)
Cancellation of shares received from transfer agent	-	-	(83,752)	-	-	-	-
Deemed dividend	-	-	-	-	1,005	(1,005)	-
Cumulative effect adjustment related to ASU adoption	-	-	-	-	-	3	3
Issuance of stock based compensation - employee restricted stock	-	-	100,000	-	-	-	-
Net loss	-	-	-	-	-	(8,781)	(8,781)
Balance at December 31, 2019	115	-	413,701,289	414	417,315	(414,502)	3,227
Stock based compensation - employee restricted stock	-	-	-	-	222	-	222
Common stock issued on conversion of notes payable	-	-	93,078,492	93	836	-	929
Net loss	-	-	-	-	-	(3,887)	(3,887)
Balance at December 31, 2020	115	$-	506,779,781	$507	$418,373	$(418,389)	$491

The accompanying notes are an integral part of these consolidated financial statements

F-22

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands, except per-share amounts)

	For the Year Ended December 31,
	2020		2019
Cash Flows From Operating Activities
Net loss		$(3,887)	$(8,781)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation		1,102	170
(Gain) loss on sale of property and equipment		352	(599)
Impairment of property and equipment		49	64
Change in fair value of liability		(26)	(176)
Change in fair value of derivative liability		(309)	-
Stock-based compensation expense		222	2,301
Funding from SBA PPP loan recognized as income		(111)	-
Extinguishment of note payable		-	(3,540)
Amortization of note discount		882	5,605
Amortization of right-of-use asset		20	-
Non-cash interest expense		355	-
Termination of management agreements		-	536
Change in operating assets and liabilities
Prepaid expenses and other current assets		115	80
Intangible digital assets		14	12
Management agreement termination liability		(90)	(45)
Right of use asset		2	9
Operating lease liability		(22)	(6)
Other assets		-	66
Accounts payable		466	352
Accrued expenses		216	(8)
Net cash used in operating activities		(650)	(3,960)

Cash Flows From Investing Activities
Purchase of property and equipment		(376)	(3,646)
Proceeds from sale of property and equipment		686	535
Proceeds from sale of Bitcoin received for sale of equipment		53
Deposits made on property and equipment		(38)	(203)
Refund of security deposit		34	-
Net cash provided by (used in) investing activities		359	(3,314)

Cash Flows From Financing Activities
Proceeds from SBA PPP loan		111	-
Proceeds from the issuance of notes payable, net of original issue discount		200	-
Proceeds from sale of common stock		-	525
Payment of deferred offering costs		-	(70)
Proceeds from sale of stock under equity purchase agreement, net of issuance costs		-	5,053
Sale of preferred stock, net of issuance costs		-	1,990
Repayment of notes payable		-	(210)
Proceeds from exercise of warrants		-	120
Warrant buybacks		-	(14)
Net cash provided by financing activities		311	7,394

Net change in cash and cash equivalents		20	120

Cash and cash equivalents, beginning of year		216	96
Cash and cash equivalents, end of year		$236	$216

Supplemental disclosure of cash flow information
Cash paid for interest		$-	$3
Cash paid for income tax		$-	$-

Non-cash investing and financing activities
Reclassification of deposit to property plant and equipment		$202	$-
Deemed dividend on warrant modification and beneficial conversion feature of preferred stock		$-	$1,005
Cumulative effect adjustment related to ASU adoption		$-	$3
Conversion of notes payable into common stock		$929	$2,738
Repayment of note payable and interest through the issuance of shares under the equity purchase agreement		$-	$354
Acquisition of miners through common stock	$		$311
Conversion of Series C convertible preferred stock into common stock		$-	$28
Reclassification of deferred offering costs		$-	$70
Debt discount on associated with convertible note		$230	$-

The accompanying notes are an integral part of these consolidated financial statements

F-23

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share and per–share amounts)

Note 1. Organization and Basis of Presentation

Organization

MGT Capital Investments, Inc. (“MGT” or the “Company”) is a Delaware corporation that was incorporated in 2000. MGT was originally incorporated in Utah in 1977. MGT is comprised of the parent company and its wholly owned subsidiary MGT Sweden AB. MGT’s corporate office is in Raleigh, North Carolina.

Cryptocurrency mining

Current Operations

The Company owned approximately 669 and 649 Antminer S17 Pro Bitcoin miners at its Company-owned and managed facility located in LaFayette, GA as of December 31, 2020 and April 15, 2021, respectively. All miners were purchased from Bitmaintech Pte. Ltd., a Singapore limited company (“Bitmain”), and are collectively rated at approximately 30 Ph/s in computing power. Bitmain has acknowledged manufacturing defects, combined with inadequate repair facilities, rendering approximately one half of our miners in need of repair or replacement. The Company’s miners are housed in three modified shipping containers. A utility substation, adjacent to the several acre property, has access to over 20 megawatts (MW) of low-cost power. The Company’s current electrical load is estimated at slightly under 1.0 MW. The entire facility, including the land, two 2500 KVA 3-phase transformers, the mining containers, and miners, are owned by MGT. As the Company is presently using only a portion of the built-out available electrical load, it is exploring ways to grow and maintain its current operations including but not limited to further equipment sales, leasing space to other Bitcoin miners, and raising capital to acquire newest generation miners.

Basis of presentation

The accompanying consolidated financial statements for the years ended December 31, 2020 and 2019 have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”).

COVID-19 pandemic:

The COVID-19 pandemic represents a fluid situation that presents a wide range of potential impacts of varying durations for different global geographies, including locations where we have offices, employees, customers, vendors and other suppliers and business partners.

Like most US-based businesses, the COVID-19 pandemic and efforts to mitigate the same began to have impacts on our business in March 2020. By that time, much of our first fiscal quarter was completed. During the year ending December 31, 2020, the affects of COVID-19 were most noticeable in the daily interactions employees and consultant. Due to the volatility of bitcoin, it is difficult to quantify the effects of COVID-19. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the year ended December 31, 2021.

In light of broader macro-economic risks and already known impacts on certain industries, we have taken, and continue to take targeted steps to lower our operating expenses because of the COVID-19 pandemic. We continue to monitor the impacts of COVID-19 on our operations closely and this situation could change based on a significant number of factors that are not entirely within our control and are discussed in this and other sections of this annual report on Form 10-K.

To date, travel restrictions and border closures have not materially impacted our ability to operate. However, if such restrictions become more severe, they could negatively impact those activities in a way that would harm our business over the long term. Travel restrictions impacting people can restrain our ability to operate, but at present we do not expect these restrictions on personal travel to be material to our business operations or financial results.

Like most companies, we have taken a range of actions with respect to how we operate to assure we comply with government restrictions and guidelines as well as best practices to protect the health and well-being of our employees. We have also undertaken measures to reduce our administrative and advisory costs required as a publicly reporting company. Actions taken to date include salary reductions for senior management and termination of certain consulting agreements. However, the impacts of COVID-19 and efforts to mitigate the same have remained unpredictable and it remains possible that challenges may arise in the future.

F-24

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share and per–share amounts)

The actions we have taken so far during the COVID-19 pandemic include, but are not limited to:

●	requiring all employees who can work from home to work from home;

●	increasing our IT networking capability to best assure employees can work effectively outside the office;

●	for employees who must perform essential functions in one of our offices;

●	Having employees maintain a distance of at least six feet from other employees whenever possible;

●	Having employees work in dedicated shifts to lower the risk all employees who perform similar tasks might become infected by COVID-19;

●	Having employees stay segregated from other employees in the office with whom they require no interaction; and

●	Requiring employees to wear masks while they are in the office whenever possible.

Note 2. Going Concern and Management’s Plans

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of December 31, 2020, the Company had incurred significant operating losses since inception and continues to generate losses from operations. As of December 31, 2020, the Company had an accumulated deficit of $418,389. As of December 31, 2020 MGT’s cash and cash equivalents were $236.

The Company will require additional funding to grow its operations. Further, depending upon operational profitability, the Company may also need to raise additional funding for ongoing working capital purposes. There can be no assurance however that the Company will be able to raise additional capital when needed, or at terms deemed acceptable, if at all. The Company’s ability to raise additional capital is impacted by the volatility of Bitcoin mining economics and the SEC’s ongoing enforcement action against our Chief Executive Officer, both of which are highly uncertain, cannot be predicted, and could have an adverse effect on the Company’s business and financial condition.

Since January 2020, the Company has secured working capital from a PPP loan, the issuance of a convertible note, and the sale of assets.

Such factors raise substantial doubt about the Company’s ability to sustain operations for at least one year from the issuance of these consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3. Summary of Significant Accounting Policies

Principles of consolidation

The consolidated financial statements include the accounts of MGT and MGT Sweden AB. All intercompany transactions and balances have been eliminated.

Use of estimates and assumptions and critical accounting estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and also affect the amounts of revenues and expenses reported for each period. Actual results could differ from those which result from using such estimates. Management utilizes various other estimates, including but not limited to determining the estimated lives of long-lived assets, stock compensation, determining the potential impairment of long-lived assets, the fair value of warrants issued, the fair value of conversion features, the recognition of revenue, the valuation allowance for deferred tax assets and other legal claims and contingencies. The results of any changes in accounting estimates are reflected in the financial statements in the period in which the changes become evident. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the period that they are determined to be necessary.

F-25

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share and per–share amounts)

Cash and cash equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less when acquired to be cash equivalents. The Company’s combined accounts were $236 and $216 as of December 31, 2020 and 2019, respectively. Since the FDIC’s insurance coverage is for combined account balances that exceed $250, there is no concentration of credit risks.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight–line method on the various asset classes over their estimated useful lives, which range from one to ten years when placed in service. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Deposits on property and equipment are initially classified as Other Assets and upon delivery, installation and full payment, the assets are classified as property and equipment on the consolidated balance sheet.

Research and development

Research and development expenses were charged to operations as incurred. No research and development costs were incurred in 2019 and 2020.

Income taxes

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and established for all the entities a minimum threshold for financial statement recognition of the benefit of tax positions and requires certain expanded disclosures. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse. The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Revenue recognition

The Company’s primary revenue stream is related to the mining of digital currencies. The Company derives its revenue by solving “blocks” to be added to the blockchain and providing transaction verification services within the digital currency network of Bitcoin, commonly termed “cryptocurrency mining.” In consideration for these services, the Company receives digital currency (“Coins”). The Coins are recorded as revenue, using the average spot price of Bitcoin on the date of receipt. The Coins are recorded on the balance sheet as an intangible digital asset valued at the lower of cost or net realizable value. Net realizable value adjustments, to adjust the value of Coins to market value, are included in cost of revenue on the Company’s consolidated statement of operations. Further, any gain or loss on the sale of Coins would be recorded to costs of revenue. Costs of revenue include electricity costs, equipment and infrastructure depreciation, and net realizable value adjustments. During 2019, costs of revenues also included hosting fees based on third-party hosting agreements, all of which were terminated as of December 31, 2019.

The Company also recognized revenue from its management agreements through their termination in August and September 2019, as further described in Note 9. The Company received a fee from each management agreement based on the amount of Bitcoin mined, half of the profits and was reimbursed for any electricity costs incurred to run the Bitcoin mining machines it managed in its facilities.

F-26

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share and per–share amounts)

Additionally, the Company had machines located in hosted facilities in Ohio and Colorado. The Company received an allocation of profits from these facilities, as further described in Note 9. The Company recorded the net amount of the Bitcoin received as revenue in its statement of operations.

The Company also recognizes a royalty participation upon the sale of Pod5ive Containers, manufactured by Bit5ive LLC of Miami, Florida under the terms of a five-year collaboration agreement entered in August 2018.

Loss per share

Basic loss per share is calculated by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing the net loss attributable to common shareholders by the sum of the weighted average number of common shares outstanding plus potential dilutive common shares outstanding during the period. Potential dilutive securities, comprised of unvested restricted shares, convertible debt stock warrants, stock options, convertible debt and convertible preferred stock are not reflected in diluted net loss per share because such potential shares are anti–dilutive due to the Company’s net loss.

Accordingly, the computation of diluted loss per share for the year ended December 31, 2020 excludes 33,333 unvested restricted shares, 9,173,651 shares issuable upon the conversion of convertible debt, and 45,634,921 shares under convertible preferred stock. The computation of diluted loss per share for the year ended December 31, 2019 excludes 650,000 unvested restricted shares, 6,000,000 shares issuable under stock options, 78,050,084 shares issuable upon the conversion of convertible debt, and 96,638,655 shares under convertible preferred stock.

Stock–based compensation

The Company applies ASC 718-10, “Share- Based Payment,” which requires the measurement and recognition of compensation expenses for all share based payment awards made to employees and directors including employee stock options under the Company’s stock plans and equity awards issued to non-employees based on estimated fair values.

ASC 718-10 requires companies to estimate the fair value of equity-based option awards on the date of grant using an option-pricing model. The fair value of the award is recognized as an expense on a straight-line basis over the requisite service periods in the Company’s consolidated statements of comprehensive loss.

Restricted stock awards are granted at the discretion of the compensation committee of the board of directors of the Company (the “Board of Directors”). These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a 12 to 24-month period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of the Company’s common stock on the grant date.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of the Company’s common stock over the expected term of the option. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards require the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. The Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest.

Fair Value Measure and Disclosures

ASC 820 “Fair Value Measurements and Disclosures” provides the framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

F-27

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share and per–share amounts)

Fair value is defined as an exit price, representing the amount that would be received upon the sale of an asset or payment to transfer a liability in an orderly transaction between market participants. Fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability. A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

●	Level 1 Quoted prices in active markets for identical assets or liabilities.
●	Level 2 Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.
●	Level 3 Significant unobservable inputs that cannot be corroborated by market data.

As of December 31, 2020, the Company had a Level 3 financial instrument related to the derivative liability. As of December 31, 2019, the Company had a Level 3 financial instrument related to the management agreement termination liability. Observable transactions are not available to aid in determining the fair value of the management agreement termination liability or the derivative liability. Therefore, the fair value for the management agreement termination liability was determined based on the remaining payments which include two components that are based on market conditions, Bitcoin price and Difficulty Rate, thus requiring the liability to be adjusted to fair value on a periodic basis. The fair value of Bitcoin price and Difficulty Rate are obtained on quoted prices in active markets. The Black-Scholes pricing model was used to determine the fair value of the derivative liability based on volatility, underlying stock price, the conversion price, the term, and the risk-free rate.

Gain (Loss) on Modification/Extinguishment of Debt

In accordance with ASC 470, a modification or an exchange of debt instruments that adds or eliminates a conversion option that was substantive at the date of the modification or exchange is considered a substantive change and is measured and accounted for as extinguishment of the original instrument along with the recognition of a gain or loss. Additionally, under ASC 470, a substantive modification of a debt instrument is deemed to have been accomplished with debt instruments that are substantially different if the present value of the cash flows under the terms of the new debt instrument is at least 10 percent different from the present value of the remaining cash flows under the terms of the original instrument. A substantive modification is accounted for as an extinguishment of the original instrument along with the recognition of a gain or loss.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever facts or circumstances either internally or externally may suggest that the carrying value of an asset may not be recoverable, should there be an indication of impairment, we test for recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of the asset to the carrying amount of the asset or asset group. Any excess of the carrying value of the asset or asset group over its estimated fair value is recognized as an impairment loss.

Leases

Effective January 1, 2019, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. The Company adopted ASC 842 using a modified retrospective approach. The assets and liabilities from operating leases are recognized at the acquisition date based on the present value of remaining lease payments over the lease term using the Company’s secured incremental borrowing rates or implicit rates, when readily determinable. The lease term includes the non-cancellable period of the lease plus any additional periods covered by either an option to extend or not terminate the lease that the Company is reasonably certain to exercise, or any option to extend or not to terminate a lease controlled by the lessor. The adoption of ASC 842 on January 1, 2019 did not have a material affect on the Company’s financial statements.

Equity-linked instruments

The Company accounts for equity-linked instruments with certain anti-dilution provisions in accordance with ASC 815 and ASC 260. Under this guidance, the Company excludes instruments with certain down round features when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the Company’s own stock. As a result, financial instruments (or embedded conversion features) with down round features are not required to be classified as derivative liabilities. The Company recognizes the value of a down round feature only when it is triggered and the exercise or conversion price has been adjusted downward. For equity-classified freestanding financial instruments, such as warrants, the Company treats the value of the effect of the down round, when triggered, as a deemed dividend and a reduction of income available to common stockholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, the Company recognizes the value of the down round as a beneficial conversion discount to be amortized to earnings.

Any incentive-based compensation received by the Optionee from the Company hereunder or otherwise shall be subject to recovery by the Company in the circumstances and manner provided in any Incentive-based Compensation Recovery that may be adopted or implemented by the Company and in effect from time to time on or after the date hereof, and Optionee shall effectuate any such recovery at such time and in such manner as the Company may specify.

F-28

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share and per–share amounts)

Derivative Instruments

Derivative financial instruments are recorded in the accompanying consolidated balance sheets at fair value in accordance with ASC 815. When the Company enters into a financial instrument such as a debt or equity agreement (the “host contract”), the Company assesses whether the economic characteristics of any embedded features are clearly and closely related to the primary economic characteristics of the remainder of the host contract. When it is determined that (i) an embedded feature possesses economic characteristics that are not clearly and closely related to the primary economic characteristics of the host contract, and (ii) a separate, stand-alone instrument with the same terms would meet the definition of a financial derivative instrument, then the embedded feature is bifurcated from the host contract and accounted for as a derivative instrument. The estimated fair value of the derivative feature is recorded in the accompanying consolidated balance sheets separately from the carrying value of the host contract. Subsequent changes in the estimated fair value of derivatives are recorded as a gain or loss in the Company’s consolidated statements of operations.

Management’s evaluation of subsequent events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the review, other than what is described in Note 12 – Subsequent Events, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

Digital Currencies

Digital currencies are included in current assets in the consolidated balance sheets. Digital currencies are recorded at the lower of cost or net realizable value.

Net realizable value adjustments, to adjust the value of Coins to market value, are included in cost of revenue on the Company’s consolidated statement of operations. Further, any gain or loss on the sale of Coins would be recorded to costs of revenue. Costs of revenue include hosting fees, equipment and infrastructure depreciation, net realizable value adjustments, and electricity costs.

Halving – The Bitcoin blockchain and the cryptocurrency reward for solving a block is subject to periodic incremental halving. Halving is a process designed to control the overall supply and reduce the risk of inflation in cryptocurrencies using a Proof-of-Work consensus algorithm. At a predetermined block, the mining reward is cut in half, hence the term “Halving.” A Halving for bitcoin occurred on May 12, 2020. Many factors influence the price of Bitcoin and potential increases or decreases in prices in advance of or following a future halving is unknown.

The following table presents the activities of digital currencies for the years ended December 31, 2020 and 2019:

Digital currencies at January 1, 2019	$30
Additions of digital currencies from mining	836
Payment of digital currencies to management partners	(198)
Realized gain on sale of digital currencies	46
Net realizable value adjustment	(22)
Sale of digital currencies	(674)
Digital currencies at December 31, 2019	18
Additions of digital currencies from mining	1,434
Additions of digital currencies from the sale of property and equipment	53
Payment of digital currencies to management partners	(90)
Realized gain on sale of digital currencies	29
Net realizable value adjustment	(2)
Sale of digital currencies	(1,438)
Digital currencies at December 31, 2020	$4

F-29

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share and per–share amounts)

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements, other than those disclosed below.

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact ASU 2020-06 will have on its financial statements.

In June 2020, the American Institute of Certified Public Accountants in conjunction with the Financial Accounting Standards Board developed Technical Question and Answer (“TQA”) 3200.18, “Borrower Accounting for a Forgivable Loan Received Under the Small Business Administration Paycheck Protection Program”, which is intended to provide clarification on how to account for loans received from the PPP. TQA 3200.18 states that an entity may account for PPP loans under ASC 470, “Debt” or, if the entity is expected to meet PPP eligibility criteria and the PPP loan is expected to be forgiven, the entity may account for the loans under IAS 20, “Accounting for Government Grants and Disclosure of Government Assistance”. The Company has elected to account for PPP loan proceeds under IAS 20 as allowed by TQA 3200.18.

Note 4. Property, Plant, and Equipment and Other Assets

Property and equipment consisted of the following:

	As of
	December 31, 2020	December 31, 2019
Land	$57	$57
Computer hardware and software	10	10
Bitcoin mining machines	1,206	2,313
Infrastructure	905	771
Containers	550	467
Leasehold improvements	4	-
Property and equipment, gross	2,732	3,618
Less: Accumulated depreciation	(860)	(82)
Property and equipment, net	$1,872	$3,536

The Company recorded depreciation expense of $1,102 and $170 for the years ended December 31, 2020 and 2019, respectively. For the year ended December 31, 2020 a loss on sale of property and equipment of $352 was recorded as other non-operating expense related to the sale and disposition of Antminer S17 Pro Bitcoin miners. For the year ended December 31, 2019 a gain on sale of property and equipment of $599 was recorded as other non-operating income related to the sale and disposition of Antminer S9 Bitcoin miners. For the year ended December 31, 2020 an impairment of mining assets of $49 was recorded as general and administrative expense related to the disposal of Antminer S17 Pro Bitcoin miners.

During the year ended December 31, 2019, the Company recorded an impairment charge of $64 in connection with the termination of its hosting agreement in Ohio. See Note 9 for a further description of this termination.

F-30

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share and per–share amounts)

Other assets consisted of the following:

	As of
	December 31, 2020	December 31, 2019
Deposits on containers	$-	$203
Security deposits	123	118
Other Assets	$123	$321

During September 2019, the Company entered into an agreement to purchase two containers to house the Bitcoin mining machines and paid a deposit of $203. Full payment on these containers was made upon delivery and installation in January 2020, at which time the cost of containers was reclassified to property and equipment and depreciated over the estimated useful life of 5 years using the straight-line method. The Company has paid $120 in security deposits related to its electrical contract, see Note 9, and $3 related to its office lease in Raleigh, NC.

Note 5. Notes Payable

May 2018 Notes

On May 23, 2018, the Company entered into a securities purchase agreement with two accredited investors, pursuant to which the Company issued $840 in unsecured promissory notes for aggregate consideration of $700 (the “May 2018 Notes”), with an initial maturity date of March 23, 2019. On January 7, 2019, and again on March 28, 2019 the Company entered into an amendment to one of the May 2018 Notes, whereby the parties agreed to extend the maturity date of the note to July 15, 2019, agreed to forego certain monthly installments, and agreed prospective installments were to be paid in cash unless the Company elected to make payments in shares of the Company’s common stock, at a price equal to the lowest VWAP of the Company’s common stock during the preceding twenty trading days multiplied by 70%, or any lower price made available to any other holder of the Company’s securities. In consideration of these amendments, the Company incurred extension fees of $121. Because these amendments were considered substantive changes, the Company accounted for the modifications as extinguishments of debt and recorded a gain $320 during the year ended December 31, 2019.

On April 9, 2019, the Company entered into an amendment to another of its May 2018 Notes, whereby the parties agreed to extend the maturity date of the note to August 15, 2019, agreed to forego certain monthly installments, and provided a substantial conversion feature allowing the lender, in its sole discretion, the right to convert prospective installments into shares of the Company’s common stock, at a price equal to the lowest intra-day price of the Company’s common stock during the preceding twenty trading days multiplied by 70%, or any lower price made available to any other holder of the Company’s securities. In consideration of this amendment, the Company incurred an extension fee of $50. Because this amendment was considered a substantive change, the Company accounted for this modification as an extinguishment of debt and recorded a gain $127 during the year ended December 31, 2019.

On May 10, 2019, the original holders of the Company’s May 2018 Notes assigned and sold all notes to Oasis Capital, LLC (“Oasis Capital”). On the same date, the Company and Oasis Capital executed a letter agreement to amend the terms to allow Oasis Capital to convert the total outstanding principal amount of $421 into shares of the Company’s common stock, at a price equal to the lowest trading price of the Company’s common stock during the preceding twenty trading days multiplied by 70%, or any lower price made available to any other holder of the Company’s securities. On May 15, 2019, Oasis executed a full conversion of the May 2018 Notes and was issued 10,568,087 shares of the Company’s common stock.

June 2018 Note

On June 1, 2018, the Company entered into a note purchase agreement with an accredited investor, pursuant to which the Company issued an unsecured promissory note in the amount of $3,600 (the “June 2018 Note”) for consideration of $3,000. The outstanding balance was to be made in nine equal monthly installments beginning August 1, 2018, with an initial maturity date of April 1, 2019, with no prepayment penalty. Upon an event of default, the outstanding balance of the promissory note would immediately increase by 120% and become immediately due and payable. Prior to 2019, this note was amended twice.

On January 28, 2019, the Company entered into a third amendment, whereby the parties agreed to extend the maturity date to October 1, 2019 and to forego certain monthly installments. The parties also agreed the Company would pay all installments in cash unless both the Company and the lender agreed to make payments in shares of the Company’s common stock, at a price equal to the lowest intra-day trade price of the Company’s common stock during the preceding twenty trading days multiplied by 70%. In consideration of this amendment, the Company incurred an extension fee of $527. The Company accounted for this amendment as an extinguishment of debt and recorded a gain of $991 during the year ended December 31, 2019.

F-31

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share and per–share amounts)

On May 10, 2019, the Company entered into a fourth amendment, allowing the lender to convert the total outstanding principal amount of $3,159 into shares of the Company’s common stock, at a price equal the lowest intra-day trade price of the Company’s common stock during the preceding twenty trading days multiplied by 70%, or any lower price made available to any other holder of the Company’s securities. This amendment also eliminated the Company’s mandatory monthly amortization payments and extended the maturity to December 15, 2019. After such date, and within 10 business days, any outstanding balance shall be satisfied, at the Company’s election, either with cash, common stock conversion, or any combination thereof. The Company accounted for this amendment as an extinguishment of debt and recorded a gain $1,310 during the year ended December 31, 2019.

On December 31, 2019, the Company entered into a fifth amendment extending the maturity date to June 30, 2020 and deleting in its entirety, the requirement to settle the outstanding balance with cash, common stock conversion or any combination thereof, no later than December 15, 2019. An extension fee of $84 was added to the outstanding balance bringing the total outstanding principal balance to $929 as of December 31, 2019. The Company accounted for this amendment as an extinguishment of debt and recorded a gain of $792 during the year ended December 31, 2019. In connection with recording the new debt, the Company recorded debt discount of $877 including both (i) the time value of money and (ii) the discount related to the conversion feature underlying the debt instrument. The Company obtained a waiver from the holder of the June 2018 Note.

The holder of the June 2018 Note also acquired 17,500,000 shares of the Company’s common stock on April 12, 2019, and is an affiliate of the acquirer of 160 shares of Series C Convertible Preferred Stock with a par value of $0.001 and a stated value of $10,000 per share (“Preferred Shares”) acquired during 2019, of which 115 Preferred Shares remain outstanding as of December 31, 2020. See Note 7 below for a further description of the Preferred Shares. The holder of the June 2018 Note and its affiliates are collectively subject to a maximum beneficial ownership of 9.99%.

On July 28, 2020, the holder of the June 2018 Note converted $154 of debt principal into 17,164,732 shares of common stock, reducing the outstanding principal to zero.

During the year ended December 31, 2020, the Company issued 93,078,492 shares of its common stock upon the conversion of $929 in outstanding principal, reducing the outstanding principal balance to $0 as of December 31, 2020.

December 2018 Note

On December 6, 2018, the Company entered into a note purchase agreement with an accredited investor, pursuant to which the Company issued an unsecured promissory note in the amount of $598 (the “December 2018 Note”) for consideration of $500, with an interest rate of 8% per annum and a maturity date of May 6, 2019. The note was paid in full in March 2019.

December 2020 Note

On December 8, 2020, the Company entered into a securities purchase agreement pursuant to which it issued a convertible promissory note in the principal amount of $230 which is convertible, at the option of the holder, into shares of common stock at a conversion price equal to 70% of the lowest price for a share of Common Stock during the ten trading days immediately preceding the applicable conversion. The Company received consideration of $200 for the convertible promissory note. The note bears interest at a rate of 8% per annum and matures in twelve months.

The Company determined that the embedded conversion feature of the convertible promissory note meets the definition of a beneficial conversion feature and a derivative liability which is accounted for separately. The Company measured the beneficial conversion feature’s intrinsic value on December 8, 2020 and determined that the beneficial conversion feature was valued at $200 which was recorded as a debt discount, and together with the original issue discount of $30, in the aggregate of $230, is being amortized over the life of the loan. The Company measured the derivative liability’s fair value on December 8, 2020 and determined that the derivative liability was valued at $555 which exceeded the intrinsic value of the beneficial conversion feature by $355 and resulted in the Company recording non-cash interest expense of $355. As of December 31, 2020, the fair value of the derivative liability was $246 and for the year ended December 31, 2020 the Company recorded a gain of $309 from the change in fair value of derivative liability as non-operating income in the consolidated statements of operations. The Company valued the derivative liability using the Black-Scholes option pricing model using the following assumptions as of December 8, 2020 and December 31, 2020, respectively: 1) stock prices of $0.027 and $0.04, 2) conversion prices of $0.009 and $0.025, 3) remaining lives of 1 year and 0.94 years, 4) dividend yields of 0%, 5) risk free rates of 0.10%, and 6) volatility of 158.55% and 167.36%.

F-32

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share and per–share amounts)

The Company’s activity in its derivative liability was as follows for the year ended December 31, 2020:

Balance of derivative liability at January 1, 2020	$-
Transfers in due to issuance of convertible notes with embedded conversion provisions	555
Change in fair value recognized in non-operating income (expense)	(309)
Balance of derivative liability at December 31, 2020	$246

The Company did not have any derivative liability activity during the year ended December 31, 2019.

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. As the stock price increases for each of the related derivative instruments, the value to the holder of the instrument generally increases, therefore increasing the liability on the Company’s balance sheet. Additionally, stock price volatility is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments. The simulated fair value of these liabilities is sensitive to changes in the Company’s expected volatility. Increases in expected volatility would generally result in higher fair value measurement. A 10% change in pricing inputs and changes in volatilities and correlation factors would not result in a material change in our Level 3 fair value.

The following table summarizes the Company’s derivative as of December 31, 2020:

	December 31, 2020
	Level 1	Level 2	Level 3	Fair Value

Liabilities
Derivative liability	$-	$-	$246	$246

The PPP Loan

On April 16, 2020, the Company entered into a promissory note with Aquesta Bank for $111 in connection with the Paycheck Protection Program (“PPP”) offered by the U.S. Small Business Administration (the “PPP Loan”). The PPP Loan bears interest at 1% per annum, with monthly installments of $6 commencing on November 1, 2021 for 18 months through its maturity on April 1, 2023. The principal amount of the PPP Loan will be forgiven if the loan proceeds are used to pay for payroll costs, rent and utilities costs over the 24-week period after the PPP Loan is made. Not more than 40% of the forgiven amount may be used for non-payroll costs. The amount of the PPP Loan forgiveness may be reduced if the Company reduces its full-time head count. On April 1, 2021, the Company received notice of forgiveness in the amount of $108 in relation to the PPP Loan. The Company used all proceeds from the PPP Loan to maintain payroll and other allowable expenses. As a result, management believes that the Company has met the PPP eligibility criteria for forgiveness for the remaining payable of $3 to the SBA and has concluded that the PPP Loan represents, in substance, a government grant that is expected to be forgiven in its entirety. As such, in accordance with International Accounting Standards (“IAS”) 20, “Accounting for Government Grants and Disclosure of Government Assistance,” the Company has recognized the entire PPP Loan amount of $111 as grant income, which is included in other non-operating income (expense) in the consolidated statement of operations for the year ended December 31, 2020.

Notes payable consisted of the following:

	As of December 31, 2020
	Principal	Discount	Net
Total notes payable-December 2020 Note	$230	$225	$5

	As of December 31, 2019
	Principal	Discount	Net
Total notes payable-June 2018 Note	$929	$(877)	$52

During the years ended December 31, 2020 and 2019, the Company recorded accretion of debt discount of $882 and $5,605, respectively.

As of December 31, 2020, all of the May 2018, June 2018 and December 2018 Notes have been extinguished.

Note 6. Leases

In December 2019, the Company entered a new office lease in connection with the relocation of its executive office to Raleigh, North Carolina. The Company accounted for its new office lease as an operating lease under the guidance of Topic 842. Rent expense under the new lease is $3 per month, with annual increases of 3% during the three-year term. The Company used an incremental borrowing rate of 29.91% based on the weighted average effective interest rate of its outstanding debt. In December 2019, the Company recorded a Right of Use Asset of $79 and a corresponding Lease Liability of $79. The Right to Use Asset is accounted for as an operating lease and has a balance, net of amortization, of $56 as of December 31, 2020.

F-33

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share and per–share amounts)

Total future minimum payments required under the lease agreement are as follows:

Amount
2021	$38
2022	38
Total undiscounted minimum future lease payments	$76
Less Imputed interest	(20)
Present value of operating lease liabilities	$56
Disclosed as:
Current portion	$23
Non-current portion	33

The Company’s former executive office was located in Durham, North Carolina under a sublease agreement that was terminated in December 2019, with monthly rent of $7 in the final year of the sublease agreement. The Company recorded rent expense of $36 and $64 for the years ended December 31, 2020 and 2019, respectively.

At December 31, 2020, the weighted average remaining lease term for the operating lease was 2.0 years. The Company’s lease agreement does not contain any material residual value guarantees or material restrictive covenants.

Note 7. Common Stock and Preferred Stock

Common stock

Equity Purchase Agreement under Form S-3

On August 30, 2018, the Company and L2 Capital, LLC (“L2 Capital”) entered into an equity purchase agreement, which was later amended on November 30, 2018, whereby the Company could issue and sell to L2 Capital from time to time up to $50,000 of the Company’s common stock that was registered with the SEC under a registration statement on Form S–3. Subject to the terms of the equity purchase agreement, the Company provided notices (a “Put Notice”) requiring L2 Capital to purchase a number of shares (the “Put Shares”) of the common stock equal to the lesser of $500 and 200% of the average trading volume of the common stock in the ten trading days immediately preceding the date of such Put Notice. The terms also provided the purchase price for such Put Shares to be the lowest traded price on a principal market for any trading day during the five trading days either following or beginning on the date on which L2 Capital receives delivery of the Put Shares, multiplied by 95.0%.

During the year ended December 31, 2019, the Company issued 67,000,000 shares of its common stock in exchange for $3,681, net of issuance cost of $50.

On April 16, 2019, the Company became ineligible to issue shares under its registration statement on Form S-3 as the aggregate market value of the Company’s common stock held by non-affiliates was below the regulatory threshold of $75,000. In connection with this ineligibility, the equity purchase agreement was terminated.

F-34

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share and per–share amounts)

Equity Purchase Agreement under Form S-1

On June 3, 2019, the Company entered into an equity purchase agreement with Oasis Capital, whereby the Company had the right, but not the obligation, to direct Oasis Capital to purchase shares of the Company’s common stock (the “New Put Shares”) in an amount in each instance up to the lesser of $1,000 or 250% of the average daily trading volume by delivering a notice to Oasis Capital (the “New Put Notice”). The purchase price (the “Purchase Price”) for the New Put Shares shall equal 95% of the one lowest daily volume weighted average price on a principal market during the five trading days immediately following the date Oasis receives the New Put Shares via DWAC associated with the applicable New Put Notice (the “Valuation Period”). The closing of a New Put Notice shall occur within one trading day following the end of the respective Valuation Period, whereby (i) Oasis shall deliver the Investment Amount (as defined below) to the Company by wire transfer of immediately available funds and (ii) Oasis shall return surplus New Put Shares if the value of the New Put Shares delivered to Oasis causes the Company to exceed the maximum commitment amount. The Company shall not deliver another New Put Notice to Oasis within ten trading days of a prior New Put Notice. The “Investment Amount” means the aggregate Purchase Price for the New Put Shares purchased by Oasis, minus clearing costs payable to Oasis’s broker or to the Company’s transfer agent for the issuance of the New Put Shares. The shares issuable under the equity purchase agreement are registered with the SEC under a registration statement on Form S-1 that was declared effective on June 25, 2019 covering up to 76,558,643 shares of common stock (the “S-1”) and are subject to a maximum beneficial ownership by Oasis Capital of 9.99%.

Through December 31, 2019, the Company sold 52,000,000 shares of its common stock under the Form S-1 for net proceeds of $1,654, net of deferred offering costs of $70 and transaction clearing fees of $30 and no shares were sold during the year ended December 31, 2020.

By way of a post-effective amendment on June 25, 2020, the company filed to terminate the effectiveness of the S-1 and to deregister all shares of common stock that remained unsold. The SEC permitted this post-effective amendment to go effective July 2, 2020.

Other Common Stock Issuances

On April 12, 2019, the Company entered into a purchase agreement with an accredited investor whereby it sold 17,500,000 shares of its common stock for $525 pursuant to the Company’s then-effective registration statement on Form S-3. The holder of these shares is also the holder of the June 2018 Note and an affiliate of the acquirer of 150 shares of the Preferred Shares acquired on April 12, 2019 described below.

During the year ended December 31, 2019, the Company issued 160,500 shares of its common stock, to consultants in exchange for services. These services were valued at $60 during 2019 based upon the value of the shares issued. No shares were issued to consultants during the year ended December 31, 2020.

In connection with the termination of its management agreements, see Note 9 below, the Company issued 10,250,000 shares of its common stock to acquire 2,000 S9 miners from the third-party investors. The S9 miners were valued at $311, based on the trading value of the Company’s common stock on the date each management agreement was terminated.

Preferred Stock

On January 11, 2019, the Company’s Board of Directors approved the authorization of 10,000 shares of Series B Preferred Stock with a par value of $0.001 and a Stated Value of $100 each (“Series B Preferred Shares”). The holders of the Series B Preferred Shares shall be entitled to receive, when, as, and if declared by the Board of Directors of the Company, out of funds legally available for such purpose, dividends in cash at the rate of 12% of the Stated Value per annum on each Series B Preferred Share. Such dividends shall be cumulative and shall accrue without interest from the date of issuance of the respective share of the Series B Preferred Shares. Each holder shall also be entitled to vote on all matters submitted to stockholders of the Company and shall be entitled to 55,000 votes for each Series B Preferred Share owned at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. In the event of a liquidation event, any holders of the Series B Preferred Shares shall be entitled to receive, for each Series B Preferred Shares, the Stated Value in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders. The Series B Preferred Shares are not convertible into shares of the Company’s common stock. No shares of Series B Preferred Shares have been issued or are outstanding.

On April 12, 2019, the Company’s Board of Directors approved the authorization of 200 Series C Preferred Shares with a par value of $0.001 (“Series C Preferred Shares”). The holders of the Series C Preferred Shares have no voting rights, receive no dividends, and are entitled to a liquidation preference equal to the stated value. At any time, the Company may redeem the Series C Preferred Shares at 1.2 times the stated value. Given the right of redemption is solely at the option of the Company, the Series C Preferred Shares are not considered mandatorily redeemable, and as such are classified in shareholders’ equity on the Company’s consolidated balance sheet.

F-35

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share and per–share amounts)

Each Series C Preferred Share is convertible into shares of the Company’s common stock in an amount equal to the greater of: (a) 200,000 shares of common stock or (b) the amount derived by dividing the stated value by the product of 0.7 times the market price of the Company’s common stock, defined as the lowest trading price of the Company’s common stock during the ten day period preceding the conversion date. The holder may not convert any Series C Preferred Shares if the total amount of shares held, together with holdings of its affiliates, following a conversion exceeds 9.99% of the Company’s common stock.

The common shares issued upon conversion of the Series C Preferred Shares have been registered under the Company’s then-effective registration statement on Form S-3. On April 12, 2019, the Company sold 190 Series C Preferred Shares for $1,890, net of issuance costs and on July 15, 2019 sold 10 Series C Preferred Shares for $100. During the second and third quarters of 2019, holders converted 50 Series C Preferred Shares into 14,077,092 shares of common stock and 35 Series C Preferred Shares into 13,528,575 shares of common stock, respectively. 115 shares of Series C Preferred Stock are issued and outstanding as of December 31, 2020.

Upon issuance of the Series C Preferred Shares during the second and third quarters of 2019, the Company recorded a deemed dividend based on the beneficial conversion feature underlying the Preferred Shares, measured as the difference between the conversion price of the Series C Preferred Shares and the fair value of the underlying common stock Accordingly, on April 12, 2019 and for the July 2019 issuances, the Company recorded deemed dividends of $959 and $46, respectively.

Warrants

The Company did not have any warrant activity during the year ended December 31, 2020.

The following table summarizes information about shares issuable under warrants outstanding during the year ended December 31, 2019:

	Warrant shares outstanding	Weighted average exercise price	Weighted average remaining life	Intrinsic value
Outstanding at January 1, 2019	5,477,975	$1.01
Issued	-	-
Exercised	(4,000,000)	$1.12
Expired or cancelled	(1,477,975)	$0.72
Outstanding and exercisable at December 31, 2019	-	$-	-	$-

On June 5, 2019, the Company entered into an agreement with a holder of a warrant for 10,000 shares of common stock, whereby the holder agreed to sell the warrant back to the Company for a nominal amount. The Company cancelled the warrant.

On May 9, 2019, the Company entered into a modification agreement with the holder of six separate warrants. Under the terms of the initial warrant agreements, the holder was entitled to purchase 4,000,000 shares of the Company’s common stock at prices of between $0.50 per share and $2.00 per share at various times through September 2022. Under the terms of the modification agreement, the holder was permitted to exercise all 4,000,000 warrants at a price of $0.03 per share, or $120. The Company accounted for this modification as a down-round feature under the guidance of ASC 260-10-30, whereby the change in fair value of the warrants before and after the down-round was triggered was recorded as a deemed dividend in the amount of $100.

During August and September 2019, the Company entered into agreements with three holders of warrants for 1,450,000 shares of common stock, whereby the holders agreed to sell the warrants back to the Company for $14. The Company subsequently cancelled these warrants, as well as 17,975 warrants for no consideration, and there are no outstanding warrants as of December 31, 2019.

Note 8. Stock–Based Compensation

Issuance of restricted common stock – directors, officers and employees

The Company’s activity in restricted common stock was as follows for the years ended December 31, 2020:

Non–vested at January 1, 2020	650,000	$1.24
Granted	-	$-
Vested	(616,667)	$1.48
Non–vested at December 31, 2020	33,333	$.04

F-36

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share and per–share amounts)

The Company’s activity in restricted common stock was as follows for the year ended December 31, 2019:

	Number of shares	Weighted average grant date fair value
Non–vested at January 1, 2019	3,355,000	$1.46
Granted	100,000	$0.04
Vested	(2,805,000)	$1.30
Non–vested at December 31, 2019	650,000	$1.24

For the years ended December 31, 2020 and 2019, the Company has recorded $222 and $2,249, in employee and director stock–based compensation expense, which is a component of general and administrative expenses in the consolidated statement of operations.

As of December 31, 2020, unamortized stock-based compensation costs related to restricted share arrangements was under $1.

Stock options

As of December 31, 2019, the Company had 6,000,000 outstanding stock options with a weighted average exercise price of $0.71 and a weighted average grant date fair value of $1.29. All the stock options were fully vested and there were no unrecognized costs. Under the terms of the stock option agreement, all options expired on January 31, 2020. As of December 31, 2020, there are no outstanding or exercisable stock options.

Note 9. Commitments and Contingencies

The Company may incur legal expenses related to the indemnification of our Chief Executive Officer in relation to the SEC Action. During the year ending December 31, 2020, the Company has recorded $200 as general and administrative expense related to ongoing legal matters related to this action.

Bitcoin Production Equipment and Operations

In August 2018, the Company entered a collaborative venture with Bit5ive, LLC to develop a fully contained crypto currency mining pod (the “POD5 Agreement”) for a term of five years. Pursuant to the POD5 Agreement, the Company assists with the design and development of the POD5 Containers. The Company retains naming rights to the pods and receives royalty payments from Bit5ive, LLC in exchange for providing capital as well as engineering and design expertise. During the years ended December 31, 2020 and 2019, the Company recognized revenue of $3 and $44 under this agreement, respectively.

Electricity Contract

In June 2019, the Company entered into a contract for electric power with the City of Lafayette, Georgia, a municipal corporation of the State of Georgia (“the City”). The Company makes monthly payments based upon electricity consumed, at a negotiated kilowatt per hour rate, inclusive of transmission charges and exclusive of state and local sales taxes. Over time, the Company is entitled to utilize a load of 10 megawatts. For each month, the Company estimates its expected electric load, and should the actual load drop below 90% of this estimate, the City reserves the right to impose a modest penalty to the hourly kilowatt rate for electricity consumed.

In connection with this agreement, the Company paid a $154 security deposit, which was reduced to $120 in June 2020. The new amount is classified as Other Assets in the Company’s consolidated balance sheet as of December 31, 2020.

This agreement expires on September 30, 2021, and the Company will shortly begin negotiations for an extension or new contract. There can be no assurance that that the Company and City will reach agreement with acceptable price and volume metrics, if at all.

F-37

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share and per–share amounts)

Management Agreement Termination Liability

On August 31, 2019, the Company entered into two Settlement and Termination Agreements (the “Settlement Agreements”) to management agreements it entered in 2017 with two accredited investors (together the “Users”). Under the terms of the Settlement Agreements, the Company paid the Users a percentage of profits (“Settlement Distribution”) of Bitcoin mining as defined in the Settlement Agreements. The estimated present value of the Settlement Distributions of $337 was recorded as termination expense with an offsetting liability on August 31, 2019. Since two of the components of the Settlement Distribution, Bitcoin price and Difficulty Rate, as defined in the Settlement Agreements, are based on market conditions, the liability was adjusted to fair value on a quarterly basis and any changes were recorded in the statement of operations. As such, the liability is considered a Level 3 financial instrument. During 2019, the Company recognized a gain on the change in the fair value of $176 based on the change of Bitcoin price and Difficulty Rate, and along with the monthly Settlement Distributions valued at $45, the liability was reduced to $116 as of December 31, 2019. During the year ended December 31, 2020, the Company recognized a gain on the change in the fair value of $26 based on the change of Bitcoin price and Difficulty Rate, and along with the Settlement Distributions valued at $90, the liability was reduced to $0 as of December 31, 2020. Pursuant to the terms of the Settlement Agreements, Settlement Distributions terminated on September 30, 2020.

Termination liability at January 1, 2019	$-
Additions to liability	337
Change in fair value recognized in non-operating income (expense)	(176)
Settlement distributions	(46)
Termination liability at December 31, 2019	116
Change in fair value recognized in non-operating income (expense)	(26)
Settlement distributions	(90)
Termination liability at December 31, 2020	$-

Legal

The Company has resolved all shareholder legal actions formerly pending in state and federal courts.

On January 24, 2017, the Company was served with a summons and complaint filed by plaintiff shareholder Atul Ojha in New York state court against certain officers and directors of the Company and naming the Company as a nominal defendant. The lawsuit is styled as a derivative action (the “Ojha Derivative Action”) and was originally filed (but not served on any defendant) on October 15, 2016. The Ojha Derivative Action substantively alleges that the defendants, collectively or individually, inadequately managed the business and assets of the Company resulting in the deterioration of the Company’s financial condition. The Ojha Derivative Action asserts claims including, but not limited to, breach of fiduciary duties, unjust enrichment and waste of corporate assets.

On December 12, 2018, a shareholder derivative action was filed by shareholder Bob Thomas against certain current and former directors, officers and shareholders of the Company, and naming the Company as a nominal defendant, in New York state court, alleging breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, and waste and seeking declaratory relief and damages (the “Thomas Derivative Action”). The underlying allegations in the Thomas Derivative Action largely repeat the allegations of wrongdoing in the 2018 Securities Class Actions (as defined below).

On April 23, 2020, the Company entered into a stipulation of settlement (the “Stipulation”) in connection with the Ojha Derivative Action and the Thomas Derivative Action (together, the “State Derivative Actions”). The consideration for the settlement of the Derivative Actions is as follows: (i) adoption by the Company of certain corporate governance reforms, the terms of which are fully set forth in Exhibits A and B to the Stipulation; (ii) Robert B. Ladd, H. Robert Holmes, Michael Onghai, and Nolan Bushnell shall collectively pay or cause to be paid $75 to the Company; and (iii) Barry C. Honig, John Stetson, Michael Brauser, John O’Rourke III, and Mark Groussman shall collectively pay or cause to be paid $150 to the Company. Further, the Company shall, subject to court approval, pay a fee and expense award to plaintiffs’ counsel in the Derivative Actions of $150 and service awards to each of the two plaintiffs in the Derivative Actions of $1.5 each, to be paid from the fee and expense award. On April 24, 2020, the New York state court entered an order preliminarily approving the Stipulation and the settlement contemplated therein and providing for the notice of the settlement to be made to current MGT Stockholders. The Preliminary Approval Order further provided for a Court hearing on the settlement on June 26, 2020. On May 4, 2020, pursuant to the Preliminary Approval Order, MGT provided notice of the settlement on its website, by press release and by filing a Form 8-K with the Securities and Exchange Commission.

F-38

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share and per–share amounts)

Final approval of the settlement of the State Derivative Actions was granted on July 2, 2020.

On August 28, 2019, a shareholder derivative action was filed by shareholder Tyler Tomczak against the certain directors, officers and shareholders of the Company, and naming the Company as a nominal defendant, in the United States District Court for the Southern District of New York, alleging breach of fiduciary duties, waste and unjust enrichment and seeking declaratory relief and damages (the “Tomczak Derivative Action”). The underlying allegations in the Tomczak Derivative Action largely repeat the allegations of wrongdoing in the 2018 Securities Class Actions.

On September 11, 2019, a shareholder derivative action was filed by shareholder Arthur Aviles against certain directors, officers and shareholders of the Company, and naming the Company as a nominal defendant, in the United States District Court for the District of Delaware, alleging breach of fiduciary duties, waste and unjust enrichment and seeking declaratory relief and damages (the “Aviles Derivative Action”). The underlying allegations in the Aviles Derivative Action largely repeat the allegations of wrongdoing in the 2018 Securities Class Actions.

On May 7, 2020, the Company entered into a stipulation of settlement (the “Federal Stipulation”) in connection with the Tomczak Derivative Action and the Aviles Derivative Action (together, the “Federal Derivative Actions”). The consideration for the settlement of the Federal Derivative Actions is as follows: (i) adoption by the Company of a certain corporate governance reform, the terms of which are fully set forth in Exhibit A to the Federal Stipulation; and (ii) Robert B. Ladd, H. Robert Holmes, and Michael Onghai shall collectively pay or cause to be paid $65 to the Company. Further, the Company shall, subject to court approval, pay a fee and expense award to plaintiffs’ counsel in the Federal Derivative Actions of $30 and incentive awards to each of the two plaintiffs in the Federal Derivative Actions of $0.4 each. The parties to the Federal Stipulation presently intend to file the Federal Stipulation with the appropriate federal court after final approval of the settlement of the two state Derivative Actions referred to above.

Final approval of the settlement of the Federal Derivative Actions was granted on August 5, 2020. For the year ended December 31, 2020, the Company recorded $119 as other income in relation to the settlement of the Federal Derivative Actions.

In October 2019, the Company and its then officers and directors received subpoenas from the SEC requesting information, including but not limited to, with respect to risk factors contained in certain of the Company’s filings with the SEC. On October 21, 2020, the SEC notified the Company this investigation concluded, and it does not intend to recommend an enforcement action by the Commission against MGT in this matter. This notice was sent pursuant to guidelines set out in Securities Acts Release 5310, which states in part that the notice “must in no way be construed as indicating that the party has been exonerated or that no action may ultimately result from the Staff’s investigation.”

In November 2018, the Company’s board received a shareholder demand letter dated November 6, 2018, from shareholders Nicholas Fulton and Kelsey Thacker (the “Fulton Demand”). The Fulton Demand referenced the SEC Action, and the allegations therein, and demanded that the board take action to investigate, address and remedy the allegations raised in the SEC Action. Shortly after the New York state court entered the order preliminarily approving the stipulation of settlement in connection with the Ojha Derivative Action and the Thomas Derivative Action, counsel for the Company informed counsel for shareholders Nicholas Fulton and Kelsey Thacker of that stipulation of settlement and of counsel for the Company’s view that the releases in the settlement covered the matters raised in the Fulton Demand.

Settlement of Class Action

In September 2018 and October 2018, various shareholders of the Company filed putative class action lawsuits against the Company, its Chief Executive Officer and certain of its individual officers and shareholders, alleging violations of federal securities laws and seeking damages (the “2018 Securities Class Actions”). The 2018 Securities Class Action followed and referenced the allegations made against the Company’s Chief Executive Officer and others in the SEC Action. The first putative class action lawsuit was filed on September 28, 2018, in the United States District Court for the District of New Jersey, and alleges that the named defendants engaged in a pump-and-dump scheme to artificially inflate the price of the Company’s stock and that, as a result, defendants’ statements about the Company’s business and prospects were materially false and misleading and/or lacked a reasonable basis at relevant times. The second putative class action was filed on October 9, 2018, in the United States District Court for the Southern District of New York and makes similar allegations.

F-39

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share and per–share amounts)

On May 28, 2019, the parties to the 2018 Securities Class Actions entered into a binding settlement term sheet, and on September 24, 2019, the parties entered into a stipulation of settlement. On August 7, 2019, the lead plaintiff in the first class action filed a notice and order of voluntary dismissal with prejudice, and on October 11, 2019, the lead plaintiff in the second class action filed in the federal court in New York an unopposed motion for preliminary approval of the proposed class action settlement. On December 17, 2019, the court issued an order granting preliminary approval of the settlement.

Final approval of the settlement of the 2018 Securities Class Actions was granted on May 27, 2020. The plaintiff shareholder class received $750 in cash settlement, inclusive of attorney fees. This amount was paid by the Company’s insurance carrier.

Note 10. Income Taxes

Significant components of deferred tax assets were as follows:

	As of December 31,
	2020	2019
U.S. federal tax loss carry–forward	$17,426	$15,227
U.S. State tax loss carry–forward	183	262
Equity based compensation	7,704	7,655
Fixed assets, intangible assets and goodwill	49	49
Long-term investments	(6)	-
Total deferred tax assets	25,357	23,193
Less: valuation allowance	(25,357)	(23,193)
Net deferred tax asset	$—	$—

As of December 31, 2020, the Company had the following tax attributes:

The Company has federal net operating loss carryforwards of $82,980 at December 31, 2020. Of the $82,980, approximately $55,200 will begin to expire in fiscal 2022 and the remaining approximately $27,800 million will be available indefinitely but will be limited to usage of 80% of taxable income. The Company also has state net operating loss carryforwards of $13,579 in the aggregate of which approximately $10,700 will begin to expire in 2036 and approximately $2,900 will not expire.

As it is not more likely than not that the resulting deferred tax benefits will be realized, a full valuation allowance has been recognized for such deferred tax assets. For the year ended December 31, 2020, the valuation allowance increased by $2,157. Federal and state laws impose substantial restrictions on the utilization of tax attributes in the event of an “ownership change,” as defined in Section 382 of the Internal Revenue Code. As of December 31, 2020, the Company performed a high-level review of its changes in ownership and determined that a change of control event likely occurred under Section 382 of the Internal Revenue Code and the Company’s net operating loss carryforwards are likely to be limited.

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the income tax provision for the years ended December 31, 2020 and 2019 is as follows:

	As of December 31,
	2020	2019
Expected Federal Tax	(21.0)%	(-21.0)%
State income taxes (net of federal benefit)	(0.9)%	(-2.0)%
Accretion of notes payable discount	4.8%	13.8%
True up of prior year deferred tax assets	(-41.3)%	16.1%
True-up of state loss carryforward	2.9%	8.8%
Other	(0.2)%	1.6%
Change in valuation allowance	55.7%	(-17.3)%
Effective tax rate	0.00%	0.0%

The Company has adopted the provisions of ASC 740-10-25, which provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns. ASC 740-10-25 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.

Tax position that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company had no tax positions relating to open income tax returns that were considered to be uncertain.

The Company files income tax returns in the U.S. federal jurisdiction, North Carolina and Georgia jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non–U.S. income tax examinations by tax authorities for years before 2015.

Note 11. Employee Benefit Plans

The Company maintains defined contribution benefit plans under Section 401(k) of the Internal Revenue Code covering substantially all qualified employees of the Company (the “401(k) Plan”). Under the 401(k) Plan, the Company may make discretionary contributions of up to 100% of employee contributions. During the years ended December 31, 2020 and 2019, the Company made contributions to the 401(k) Plan of $11 and $18, respectively.

F-40

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share and per–share amounts)

Note 12. Subsequent Events

On January 28, 2021 and February 18, 2021, the Company issued 2,597,403 and 27,272,727 shares of the Company’s common stock, respectively, to Chicago Venture Partners L.P., a Utah limited partnership, and Uptown Capital LLC, a Utah limited liability company, in connection with the conversion of 10 and 105 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred”). Following these conversions, the Company has no Series C Preferred issued or outstanding.

On March 5, 2021, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Bucktown Capital, LLC (the “Investor”), pursuant to which the Company issued a convertible promissory note in the original principal amount of $13,210 (the “2021 Note”). The 2021 Note is convertible, at the option of the Investor, into shares of common stock of the Company at a conversion price equal to 70% of the lowest price for a share of common stock during the ten trading days immediately preceding the applicable conversion (the “Conversion Price”); provided, however, in no event shall the Conversion Price be less than $0.04 per share. The 2021 Note bears interest at a rate of 8% per annum and will mature in twelve months.

The 2021 Note will be funded in tranches, with the initial tranche of $1,210 funded by the Investor on March 5, 2021 for consideration of $1,000. Six subsequent tranches (five tranches, each for $1,200 and one tranche for $6,000) will be funded upon the notice of effectiveness of a Registration Statement on Form S-1 covering the common stock issuable in connection with the 2021 Note. Further, the final tranche requires the mutual agreement of the Company and Investor. Until such time as Investor has funded the subsequent tranches, the Company will hold a series of Investor Notes that offset any unfunded portion of the 2021 Note.

On April 1, 2021, the Company received notice from the SBA that the Company’s PPP Loan was forgiven in its entirety in the amount of $108.

F-41

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Raleigh, North Carolina, on August 4, 2021.

MGT CAPITAL INVESTMENTS, INC
August 4, 2021

	By:	/s/ Robert B. Ladd
Robert B. Ladd
President (Principal Executive Officer)

Pursuant to the requirements of the Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Ladd	President, Chief Executive Officer, Acting Chief Financial Officer and Director	August 4, 2021
Robert B. Ladd	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Onghai	Director	August 4, 2021
Michael Onghai

II-4

EXHIBIT INDEX

			Incorporated by Reference
Exhibit No.	Description	Filed/Furnished Herewith	Form	Exhibit No.	Filing Date

3.1	Restated Certificate of Incorporation of MGT Capital Investments, Inc., as amended		10-K	3.1	4/16/19
3.2	Amended and Restated Bylaws of MGT Capital Investments, Inc.		8-K	3.1	1/30/14
5.1	Opinion of Nason, Yeager, Harris & Fumero, P.A.	(1)
10.1	MGT Capital Investments, Inc. 2016 Equity Incentive Plan (2)		DEF14A	Annex B	8/15/16
10.2	Employment Agreement by and between MGT Capital Investments, Inc. and Robert Ladd, dated as of April 1, 2018 (2)		8-K	10.1	4/12/18
10.3	Amendment to Employment Agreement, dated November 11, 2020, by and between MGT Capital Investments, Inc. and Robert Ladd (2)		10-K	10.5	4/15/21
10.4	Securities Purchase Agreement dated March 5, 2021		8-K	10.1	3/8/21
10.5	Convertible Promissory Note in favor of Bucktown Capital, LLC dated March 5, 2021		8-K	10.2	3/8/21
10.6	Form of Investor Note in favor of the Company by Bucktown Capital, LLC		8-K	10.3	3/8/21
10.7	Securities Purchase Agreement dated December 8, 2020		8-K	10.1	12/14/20
10.8	Convertible Promissory Note in favor of Bucktown Capital, LLC dated December 8, 2020		8-K	10.2	12/14/20
10.9	Securities Purchase Agreement dated July 21, 2021		8-K	10.1	7/27/21
10.10	Form of Warrant dated July 21, 2021		8-K	10.2	7/27/21
21.1	List of Subsidiaries		10-K	21.1	4/15/21
23.1	Consent of independent registered public accountant		(1)
23.2	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A.		(3)

101.INS	XBRL Instance Document		(1)
101.SCH	XBRL Taxonomy Extension Schema		(1)
101.CAL	XBRL Taxonomy Extension Calculation Linkbase		(1)
101.DEF	XBRL Taxonomy Extension Definition Linkbase		(1)
101.LAB	XBRL Taxonomy Extension Label Linkbase		(1)
101.PRE	XBRL Taxonomy Extension Presentation Linkbase		(1)

(1)	Previously filed with the SEC on Form S-1 on July 29, 2021.

(2)	Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.

(3)	Contained in Exhibit 5.1.

II-5